FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-190246-13

Dated March 23, 2015	JPMBB 2015-C28

Free Writing Prospectus Structural and Collateral Term Sheet

JPMBB 2015-C28

$1,142,791,698 (Approximate Mortgage Pool Balance)

$1,002,907,000 (Approximate Offered Certificates)

J.P. Morgan Chase Commercial Mortgage Securities Corp. Depositor

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2015-C28

JPMorgan Chase Bank, National Association
Barclays Bank PLC
KeyBank National Association
Starwood Mortgage Funding II LLC
MC-Five Mile Commercial Mortgage Finance LLC
Redwood Commercial Mortgage Corporation
Mortgage Loan Sellers

J.P. Morgan Co-Lead Manager and Joint Bookrunner	Barclays Co-Lead Manager and Joint Bookrunner

KeyBanc Capital Markets Co-Manager	Drexel Hamilton Co-Manager

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated March 23, 2015	JPMBB 2015-C28

This material is for your information, and none of J.P. Morgan Securities LLC (“JPMS”), Barclays Capital Inc. (“Barclays”), KeyBanc Capital Markets Inc. (“KeyBanc”) or Drexel Hamilton, LLC (“Drexel”) (each individually, an “Underwriter”, and together, the ‘‘Underwriters’’) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The Depositor has filed a registration statement (including a prospectus) with the SEC (SEC File no. 333-190246) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1 (866) 400-7834 or by emailing cmbs-prospectus@jpmorgan.com.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever.  The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale.  These materials are subject to change, completion or amendment from time to time.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Directive 2003/71/EC (as amended) and/or Part VI of the Financial Services and Markets Act 2000 as amended or other offering document.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) that have been prepared in reliance upon information furnished by the Mortgage Loan Sellers.  Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected in this document.  The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.  You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these certificates.  Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods.  In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the Computational Materials.  The specific characteristics of the certificates may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials.  The principal amount and designation of any certificate described in the Computational Materials are subject to change prior to issuance. None of the Underwriters nor any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the certificates.

This information is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change.

This document contains forward-looking statements.  Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth in this document.  While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of their dates, the issuer undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances.  Investors should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date of this document.

J.P. Morgan is the marketing name for the investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide.  Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by JPMS and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates.  JPMS is a member of SIPC and the NYSE.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.  PROSPECTIVE INVESTORS SHOULD UNDERSTAND THAT, WHEN CONSIDERING THE PURCHASE OF THESE CERTIFICATES, A CONTRACT OF SALE WILL COME INTO BEING NO SOONER THAN THE DATE ON WHICH THE RELEVANT CLASS OF CERTIFICATES HAS BEEN PRICED AND THE UNDERWRITERS HAVE CONFIRMED THE ALLOCATION OF CERTIFICATES TO BE MADE TO INVESTORS; ANY “INDICATIONS OF INTEREST” EXPRESSED BY ANY PROSPECTIVE INVESTOR, AND ANY “SOFT CIRCLES” GENERATED BY THE UNDERWRITERS, WILL NOT CREATE BINDING CONTRACTUAL OBLIGATIONS FOR SUCH PROSPECTIVE INVESTORS, ON THE ONE HAND, OR THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE OTHER HAND.

AS A RESULT OF THE FOREGOING, A PROSPECTIVE INVESTOR MAY COMMIT TO PURCHASE CERTIFICATES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND EACH PROSPECTIVE INVESTOR IS ADVISED THAT ALL OR A PORTION OF THE CERTIFICATES REFERRED TO IN THESE MATERIALS MAY BE ISSUED WITHOUT ALL OR CERTAIN OF THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.  EACH UNDERWRITER’S OBLIGATION TO SELL CERTIFICATES TO ANY PROSPECTIVE INVESTOR IS CONDITIONED ON THE CERTIFICATES AND THE TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.  IF THE UNDERWRITERS DETERMINE THAT A CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, SUCH PROSPECTIVE INVESTOR WILL BE NOTIFIED, AND NEITHER THE DEPOSITOR NOR THE UNDERWRITERS WILL HAVE ANY OBLIGATION TO SUCH PROSPECTIVE INVESTOR TO DELIVER ANY PORTION OF THE CERTIFICATES THAT SUCH PROSPECTIVE INVESTOR HAS COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY OR OBLIGATION BETWEEN THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE ONE HAND, AND SUCH PROSPECTIVE INVESTOR, ON THE OTHER HAND, AS A CONSEQUENCE OF THE NON-DELIVERY.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS.  THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C28

Indicative Capital Structure

Publicly Offered Certificates
Class	Expected Ratings (Moody’s / KBRA / Morningstar)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
A-1	Aaa(sf) / AAA(sf) / AAA	$35,258,000	30.000%	2.79	5/15-1/20	44.2%	14.1%
A-2	Aaa(sf) / AAA(sf) / AAA	$163,954,000	30.000%	4.84	1/20-4/20	44.2%	14.1%
A-3	Aaa(sf) / AAA(sf) / AAA	$150,000,000	30.000%	9.63	11/24-1/25	44.2%	14.1%
A-4	Aaa(sf) / AAA(sf) / AAA	$379,976,000	30.000%	9.83	1/25-3/25	44.2%	14.1%
A-SB	Aaa(sf) / AAA(sf) / AAA	$70,766,000	30.000%	7.26	1/20-11/24	44.2%	14.1%
X-A	Aa1(sf) / AAA(sf) / AAA	$878,521,000(6)	N/A	N/A	N/A	N/A	N/A
X-B	NR / AAA(sf) / AAA	$70,218,000(6)	N/A	N/A	N/A	N/A	N/A
A-S(7)(8)	Aa1(sf) / AAA(sf) / AAA	$78,567,000	23.125%	9.89	3/25-3/25	48.6%	12.9%
B(7)(8)	NR / AA-(sf) / AA-	$70,218,000	16.981%	9.89	3/25-3/25	52.5%	11.9%
C(7)(8)	NR / A-(sf) / A-	$54,168,000	12.241%	9.89	3/25-3/25	55.5%	11.3%
EC(7)(8)(9)	NR / A-(sf) / A-	$202,953,000	12.241%	9.89	3/25-3/25	55.5%	11.3%

Privately Offered Certificates(10)
Class	Expected Ratings (Moody’s / KBRA / Morningstar)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
X-C	NR / AAA(sf) / AAA	$54,168,000(6)	N/A	N/A	N/A	N/A	N/A
X-D	NR / BBB-(sf) / AAA	$54,005,000(6)	N/A	N/A	N/A	N/A	N/A
X-E	NR / BB-(sf) / AAA	$27,149,000(6)	N/A	N/A	N/A	N/A	N/A
X-F	NR / B(sf) / AAA	$14,639,000(6)	N/A	N/A	N/A	N/A	N/A
X-NR	NR / NR / AAA	$44,091,697(6)	N/A	N/A	N/A	N/A	N/A
D	NR / BBB-(sf) / BBB-	$54,005,000	7.515%	9.94	3/25-4/25	58.5%	10.7%
E	NR / BB-(sf) / BB-	$27,149,000	5.139%	9.98	4/25-4/25	60.0%	10.4%
F	NR / B(sf) / B	$14,639,000	3.858%	9.98	4/25-4/25	60.8%	10.3%
NR	NR / NR / NR	$44,091,697	0.000%	9.98	4/25-4/25	63.2%	9.9%
(1)	In the case of each such Class, subject to a permitted variance of plus or minus 5%.
(2)
The credit support percentages set forth for Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates represent the approximate initial credit support for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates in the aggregate.

(3)	Assumes 0% CPR / 0% CDR and a April 23, 2015 closing date. Based on modeling assumptions as described in the Free Writing Prospectus dated March 23, 2015 (the “Free Writing Prospectus”).
(4)
The “Certificate Principal to Value Ratio” for any Class (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificate Principal to Value Ratios are calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.

(5)
The “Underwritten NOI Debt Yield” for any Class (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans and (b) the total initial Certificate Balance of all of the Classes of Principal Balance Certificates divided by the total initial Certificate Balance for such Class and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Underwritten NOI Debt Yield for each of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates is calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.

(6)	The Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-NR Notional Amounts are defined in the Free Writing Prospectus.
(7)
A holder of Class A-S, Class B and Class C Certificates (the “Exchangeable Certificates”) may exchange such Classes of Certificates (on an aggregate basis) for a related amount of Class EC Certificates, and Class EC Certificates may be exchanged for a ratable portion of each class of Exchangeable Certificates.

(8)
The initial Certificate Balance of a Class of Exchangeable Certificates represents the principal balance of such Class without giving effect to any exchange. The initial Certificate Balance of the Class EC Certificates is equal to the aggregate of the initial Certificate Balances of the Exchangeable Certificates and represents the maximum principal balance of such Class that could be issued in an exchange. See “Exchangeable Certificates and the Class EC Certificates” below.

(9)
Although the Class EC Certificates are listed below the Class C Certificates in the chart, the Class EC Certificates’ payment entitlements and subordination priority will be a result of the payment entitlements and subordination priority at each level of the related component classes of Class A-S, Class B and Class C Certificates. For purposes of determining the Approximate Initial Credit Support, Certificate Principal to Value Ratio and Underwritten NOI Debt Yield for Class EC Certificates, the calculation is based on the aggregate initial Certificate Balance of Class A-S, Class B and Class C Certificates as if they were a single class.

(10)
The Class X-C, Class X-D, Class X-E, Class X-F, Class X-NR, Class D, Class E, Class F, Class NR, Class Z and Class R Certificates are not being offered by the Free Writing Prospectus and this Term Sheet. The Class Z and Class R Certificates are not shown above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C28

Summary of Transaction Terms

Securities Offered:	$1,002,907,000 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.

Co-Lead Managers and Joint Bookrunners:	J.P. Morgan Securities LLC and Barclays Capital Inc.

Co-Managers:	KeyBanc Capital Markets Inc. and Drexel Hamilton, LLC

Mortgage Loan Sellers:
Barclays Bank PLC (“Barclays”) (25.1%), JPMorgan Chase Bank, National Association (“JPMCB”) (24.5%), KeyBank National Association (“KeyBank”) (16.9%), JPMCB/Barclays (13.1%), Starwood Mortgage Funding II LLC (“SMF II”) (11.1%), MC-Five Mile Commercial Mortgage Finance LLC (“MC-Five Mile”) (6.6%) and Redwood Commercial Mortgage Corporation (“RCMC”) (2.7%).

Master Servicer:	Wells Fargo Bank, National Association (“Wells Fargo”).

Special Servicer:	Torchlight Loan Services, LLC (“Torchlight”).

Directing Certificateholder:	Torchlight Investors, LLC.

Trustee:	Wilmington Trust, National Association.

Certificate Administrator:	Wells Fargo Bank, National Association.

Senior Trust Advisor:	Pentalpha Surveillance LLC.

Rating Agencies:	Moody’s Investors Service, Inc. (“Moody’s”), Kroll Bond Rating Agency, Inc. (“KBRA”) and Morningstar Credit Ratings, LLC (“Morningstar”).

Pricing Date:	On or about March 31, 2015.

Closing Date:	On or about April 23, 2015.

Cut-off Date:
With respect to each mortgage loan, the related due date in April 2015, or with respect to any mortgage loan that has its first due date in May 2015, the date that would otherwise have been the related due date in April 2015.

Distribution Date:	The 4th business day after the Determination Date in each month, commencing in May 2015.

Determination Date:	11th day of each month, or if the 11th day is not a business day, the next succeeding business day, commencing in May 2015.

Assumed Final Distribution Date:	The Distribution Date in April 2025, which is the latest anticipated repayment date of the Certificates.

Rated Final Distribution Date:	The Distribution Date in October 2048.

Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC regular interests for U.S. federal income tax purposes.

Form of Offering:
The Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class A-S, Class B, Class C and Class EC Certificates will be offered publicly (the “Publicly Offered Certificates”).  The Class X-C, Class X-D, Class X-E, Class X-F, Class X-NR, Class D, Class E, Class F, Class NR, Class Z and Class R Certificates (the “Privately Offered Certificates”) will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors and to institutions that are not U.S. Persons pursuant to Regulation S.

SMMEA Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.

Optional Termination:	1.0% clean-up call.

Minimum Denominations:
The Publicly Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Settlement Terms:	DTC, Euroclear and Clearstream Banking.

Analytics:
The transaction is expected to be modeled by Intex Solutions, Inc. and Trepp, LLC and is expected to be available on Bloomberg L.P., Blackrock Financial Management Inc., Interactive Data Corporation and Markit.

Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE FREE WRITING PROSPECTUS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C28

Collateral Characteristics

Loan Pool
Initial Pool Balance (“IPB”):	$1,142,791,698
Number of Mortgage Loans:	67
Number of Mortgaged Properties:	122
Average Cut-off Date Balance per Mortgage Loan:	$17,056,593
Weighted Average Current Mortgage Rate:	4.25783%
10 Largest Mortgage Loans as % of IPB:	51.5%
Weighted Average Remaining Term to Maturity(1):	109 months
Weighted Average Seasoning:	2 months

Credit Statistics
Weighted Average UW NCF DSCR(2):	1.88x
Weighted Average UW NOI Debt Yield(2):	9.9%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(2)(3):	63.2%
Weighted Average Maturity Date LTV(1)(2)(3):	56.9%

Other Statistics
% of Mortgage Loans with Additional Debt:	37.5%
% of Mortgaged Properties with Single Tenants:	13.6%

Amortization
Weighted Average Original Amortization Term(4):	353 months
Weighted Average Remaining Amortization Term(4):	353 months
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	39.9%
% of Mortgage Loans with Interest-Only:	24.0%
% of Mortgage Loans with Amortizing Balloon:	23.4%
% of Mortgage Loans with Interest-Only followed by ARD-Structure:	12.2%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon followed by ARD-Structure(5):	0.5%

Cash Management(6)
% of Mortgage Loans with In-Place, CMA Lockboxes:	47.5%
% of Mortgage Loans with In-Place, Hard Lockboxes:	36.0%
% of Mortgage Loans with Springing Lockboxes:	12.3%
% of Mortgage Loans with No Lockbox:	2.2%
% of Mortgage Loans with In-Place, Soft Lockboxes:	1.9%

Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	69.0%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	38.3%
% of Mortgage Loans Requiring Monthly CapEx Reserves(7):	74.9%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(8):	52.8%

(1)	In the case of Loan Nos. 3, 9, 10 and 45 each with an anticipated repayment date, as of the related anticipated repayment date.
(2)
In the case of Loan Nos. 1, 4, 6, 7, 12 and 15, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan. In the case of Loan Nos. 1 and 6, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan.  In the case of Loan No. 1, the UW NCF DSCR reflects the aggregate debt service payment of both tranches of debt comprising the Houston Galleria Mortgage Loan and both related Houston Galleria pari passu Companion Loans.

(3)
In the case of Loan Nos. 2, 36 and 61, the Cut-off Date LTV and the Maturity Date LTV are calculated using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool – Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

(4)	Excludes eight mortgage loans that are interest-only for the entire term or until the anticipated repayment date, as applicable.
(5)
In the case of Loan No. 45, the mortgage loan has an ARD feature with an anticipated repayment date of February 1, 2025, with an increase in the interest rate equal to the greater of (i) 6.60000% per annum or (ii) the 10 year treasury rate plus 250 basis points, until the final maturity date of October 1, 2035. Upon the anticipated repayment date, if the mortgage loan is not paid off in full, the monthly debt service payment will be a fully amortizing monthly payment of principal and interest calculated based on (i) a loan amount equal to the then outstanding principal balance as of the anticipated repayment date, (ii) an applicable interest rate and (iii) a loan term commencing on the anticipated repayment date and ending on the maturity date.

(6)	For a detailed description of Cash Management, refer to “Description of the Mortgage Pool – Lockbox Accounts” in the Free Writing Prospectus.
(7)	CapEx Reserves include FF&E reserves for hotel properties.
(8)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by retail, industrial, office and mixed use properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C28

Collateral Characteristics

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB
Barclays	19	38	$286,465,440	25.1%
JPMCB	10	13	280,019,592	24.5
KeyBank	17	37	193,430,106	16.9
JPMCB / Barclays(1)	1	1	150,000,000	13.1
SMF II	7	10	127,138,497	11.1
MC-Five Mile	9	17	75,437,351	6.6
RCMC	4	6	30,300,712	2.7
Total:	67	122	$1,142,791,698	100.0%
(1)
JPMorgan Chase Bank, National Association and Barclays Bank PLC, along with two other lenders each co-originated 25% of one mortgage loan in the combined principal amount of $1,200,000,000, identified as “Houston Galleria” on Annex A-1 to the Free Writing Prospectus, and all references to “Houston Galleria” refer to the total mortgage loan sold to the trust by both of these mortgage loan sellers. The principal balance of the portion of the mortgage loan included in this trust is $150,000,000, representing approximately 13.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, and is evidenced by two components of debt, each comprised of two pari passu notes sold to the trust by each of JPMorgan Chase Bank, National Association and Barclays Bank PLC.

Ten Largest Mortgage Loans

No.	Loan Name	Mortgage Loan Seller	No. of Prop.	Cut-off Date Balance	% of IPB	SF/ Rooms	Property Type	UW NCF DSCR(1)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)(2)	Maturity Date LTV(1)(2)
1	Houston Galleria	JPMCB / Barclays	1	$150,000,000	13.1%	1,212,006	Retail	3.38x	11.6%	35.1%	35.1%
2	The Shops at Waldorf Center	JPMCB	1	$78,000,000	6.8%	497,529	Retail	1.35x	8.4%	69.0%	62.8%
3	333 North Central Avenue	Barclays	1	$71,500,000	6.3%	249,012	Office	1.92x	10.0%	65.0%	65.0%
4	One Campus Martius	SMF II	1	$50,000,000	4.4%	965,078	Office	2.54x	12.1%	66.5%	66.5%
5	Aspen Heights Starkville	KeyBank	1	$46,000,000	4.0%	958	Multifamily	1.33x	8.2%	74.0%	64.5%
6	The Club Row Building	JPMCB	1	$45,000,000	3.9%	365,819	Office	1.58x	7.7%	62.0%	62.0%
7	Shaner Hotels Portfolio	JPMCB	4	$42,090,000	3.7%	605	Hotel	1.83x	11.1%	68.8%	58.8%
8	Lofts & Legends Apartment Portfolio	Barclays	2	$37,975,000	3.3%	859	Multifamily	1.32x	8.0%	77.5%	70.6%
9	Walgreens Net Lease Portfolio III	KeyBank	8	$34,287,252	3.0%	117,645	Retail	1.81x	7.8%	69.9%	69.9%
10	Walgreens Net Lease Portfolio IV	KeyBank	8	$33,247,566	2.9%	115,123	Retail	1.81x	7.8%	69.3%	69.3%

	Top 3 Total/Weighted Average		3	$299,500,000	26.2%			2.50x	10.4%	51.1%	49.5%
	Top 5 Total/Weighted Average		5	$395,500,000	34.6%			2.37x	10.3%	55.7%	53.4%
	Top 10 Total/Weighted Average		28	$588,099,818	51.5%			2.14x	9.8%	60.1%	57.4%
(1)
In the case of Loan Nos. 1, 4, 6, and 7, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loans. In the case of Loan Nos. 1 and 6, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan. In the case of Loan No. 1, the UW NCF DSCR reflects the aggregate debt service payment of both tranches of debt comprising the Houston Galleria Mortgage Loan and both related Houston Galleria pari passu Companion Loans.  The UW NCF DSCR for the senior tranche of the Houston Galleria Mortgage Loan, including the related Houston Galleria pari passu Companion Loan, is 4.15x.

(2)
In the case of Loan No. 2, the Cut-off Date LTV and Maturity Date LTV are calculated using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” in the Free Writing Prospectus for additional information.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5 of 134

Structural and Collateral Term Sheet	JPMBB 2015-C28

Collateral Characteristics

Pari Passu Note Loan Summary

No.	Loan Name	Trust Cut- off Date Balance	Pari Passu Loan Cut-off Date Balance	Total Mortgage Loan Cut- off Date Balance	Controlling Pooling & Servicing Agreement	Master Servicer	Special Servicer	Voting Rights
1	Houston Galleria(1)	$150,000,000	$734,000,000	$884,000,000	Houston Galleria Mall Trust 2015-HGLR	KeyBank	Pacific Life Insurance Co.	Houston Galleria Mall Trust 2015-HGLR
4	One Campus Martius	$50,000,000	$75,000,000	$125,000,000	JPMBB 2015-C27	Midland	LNR Partners	JPMBB 2015-C27
6	The Club Row Building	$45,000,000	$110,000,000	$155,000,000	JPMBB 2015-C27	Midland	LNR Partners	JPMBB 2015-C27
7	Shaner Hotels Portfolio	$42,090,000	$35,000,000	$77,090,000	JPMBB 2015-C27	Midland	LNR Partners	JPMBB 2015-C27
12	Horizon Outlet Shoppes Portfolio	$28,000,000	$26,675,000	$54,675,000	JPMBB 2015-C28	Wells Fargo	Torchlight	JPMBB 2015-C28
15	Renaissance New Orleans Portfolio	$23,837,918	$19,503,751	$43,341,670	JPMBB 2015-C28	Wells Fargo	Torchlight	JPMBB 2015-C28
(1)	In the case of Loan No. 1, the Pari Passu Loan Cut-off Date Balance is the approximate aggregate outstanding principal balance of two companion loans, each of which is pari passu with respect to one tranche of the Houston Galleria Mortgage Loan (each such companion loan being comprised of four pari passu notes).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6 of 134

Structural and Collateral Term Sheet	JPMBB 2015-C28

Collateral Characteristics

Additional Debt Summary(1)

No.	Loan Name	Trust Cut-off Date Balance	Subordinate Debt Cut-off Date Balance	Total Debt Cut-off Date Balance	Mortgage Loan UW NCF DSCR(2)	Total Debt UW NCF DSCR	Mortgage Loan Cut-off Date LTV(2)(3)	Total Debt Cut-off Date LTV(3)	Mortgage Loan UW NOI Debt Yield(2)	Total Debt UW NOI Debt Yield
1	Houston Galleria	$150,000,000	$316,000,000	$1,200,000,000	3.38x	2.32x	35.1%	47.7%	11.6%	8.5%
2	The Shops at Waldorf Center	$78,000,000	$10,000,000	$88,000,000	1.35x	1.08x	69.0%	77.8%	8.4%	7.4%
6	The Club Row Building	$45,000,000	$25,000,000	$180,000,000	1.58x	1.27x	62.0%	72.0%	7.7%	6.6%
7	Shaner Hotels Portfolio	$42,090,000	$12,510,000	$89,600,000	1.83x	1.44x	68.8%	80.0%	11.1%	9.6%
9	Walgreens Net Lease Portfolio III	$34,287,252	$9,786,720	$44,073,972	1.81x	1.54x	69.9%	89.8%	7.8%	6.1%
10	Walgreens Net Lease Portfolio IV	$33,247,566	$9,489,959	$42,737,525	1.81x	1.55x	69.3%	89.1%	7.8%	6.1%
14	Marriott - Chattanooga	$24,100,000	$3,900,000	$28,000,000	1.80x	1.42x	68.9%	80.0%	11.0%	9.4%
17	The Legacy at Traditions	$21,750,000	$2,900,000	$24,650,000	1.37x	1.11x	74.7%	84.7%	8.1%	7.1%
(1)
In the case of Loan Nos. 2, 7, 9, 10, 14 and 17, subordinate debt represents mezzanine loans. In the case of Loan No. 6, subordinate debt represents a B-Note. In the case of Loan No. 1, the loan is comprised of (i) a mortgage loan (evidenced by two tranches of debt, each comprised of two pari passu notes with an aggregate original principal balance of $150.0 million), (ii) two pari passu companion loans (each comprised of four pari passu notes with an aggregate original principal balance of $734.0 million and (iii) three subordinate companion loans (each comprised of four pari passu notes with an aggregate original principal balance of $316.0 million).

(2)
In the case of Loan Nos. 1, 6 and 7, Mortgage Loan UW NCF DSCR, Mortgage Loan UW NOI Debt Yield and Mortgage Loan Cut-off Date LTV calculations include the related Pari Passu Companion Loan. In the case of Loan Nos. 1 and 6, Mortgage Loan UW NCF DSCR, Mortgage Loan UW NOI Debt Yield and Mortgage Loan Cut-off Date LTV calculations exclude the Subordinate Companion Loan.  In the case of Loan No. 1, the UW NCF DSCR reflects the aggregate debt service payment of both tranches of debt comprising the Houston Galleria Mortgage Loan and both related Houston Galleria pari passu Companion Loans.  The UW NCF DSCR for the senior tranche of the Houston Galleria Mortgage Loan, including the related Houston Galleria pari passu Companion Loan, is 4.15x.

(3)
In the case of Loan No. 2, the Cut-off Date LTV is calculated using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Competition” in the Free Writing Prospectus for additional information.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7 of 134

Structural and Collateral Term Sheet	JPMBB 2015-C28

Collateral Characteristics

Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	Occupancy	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(2)(3)(4)
Retail	Super Regional Mall	1	$150,000,000	13.1%	98.3%	3.38x	11.6%	35.1%	35.1%
	Freestanding	48	132,752,354	11.6	100.0%	1.74x	8.8%	66.4%	61.6%
	Anchored	6	114,815,257	10.0	91.4%	1.41x	9.0%	68.8%	61.2%
	Regional Mall	1	31,850,000	2.8	97.8%	1.76x	11.0%	63.7%	55.4%
	Outlet Center	3	28,000,000	2.5	86.7%	1.42x	9.6%	62.6%	53.4%
	Shadow Anchored	4	23,603,261	2.1	100.0%	1.46x	9.2%	72.9%	59.9%
	Single Tenant	4	13,890,110	1.2	100.0%	1.97x	9.6%	60.9%	58.2%
	Subtotal:	67	$494,910,983	43.3%	96.6%	2.14x	9.9%	57.2%	52.4%

Multifamily	Garden	11	$106,910,479	9.4%	95.7%	1.44x	9.2%	71.1%	62.0%
	Student	3	83,975,000	7.3	96.5%	1.33x	8.1%	75.6%	67.3%
	Subtotal:	14	$190,885,479	16.7%	96.0%	1.39x	8.7%	73.0%	64.3%

Hotel	Full Service	7	$96,670,363	8.5%	72.7%	1.68x	10.7%	64.9%	55.8%
	Extended Stay	4	47,966,420	4.2	81.1%	1.86x	11.4%	66.3%	54.1%
	Limited Service	4	32,894,990	2.9	76.4%	1.90x	11.8%	66.0%	54.1%
	Subtotal:	15	$177,531,772	15.5%	75.7%	1.77x	11.1%	65.5%	55.0%

Office	CBD	3	$166,500,000	14.6%	98.9%	2.01x	10.0%	64.6%	64.6%
	Medical	2	6,640,000	0.6	96.6%	1.81x	10.3%	65.0%	60.2%
	Subtotal:	5	$173,140,000	15.2%	98.8%	2.01x	10.0%	64.7%	64.5%

Self Storage	Self Storage	13	$47,268,854	4.1%	89.1%	1.79x	10.9%	64.1%	53.7%

Mixed Use	Office/Retail/Parking	1	$24,221,581	2.1%	77.6%	1.33x	9.4%	70.2%	57.0%
	Industrial/Retail/Office	1	7,989,589	0.7	91.3%	1.35x	10.2%	69.5%	55.5%
	Retail/Office	1	5,493,117	0.5	81.8%	1.36x	8.7%	67.8%	54.5%
	Subtotal:	3	$37,704,286	3.3%	81.1%	1.34x	9.5%	69.7%	56.3%

Industrial	Flex	2	$11,594,369	1.0%	94.1%	1.45x	9.4%	69.7%	55.8%
	Warehouse/Distribution	1	4,162,500	0.4	100.0%	1.41x	9.3%	75.0%	61.9%
	Warehouse	1	3,196,189	0.3	100.0%	1.83x	11.5%	64.9%	52.6%
	Subtotal:	4	$18,953,057	1.7%	96.4%	1.51x	9.8%	70.1%	56.6%

Manufactured Housing	Manufactured Housing	1	$2,397,266	0.2%	91.1%	1.90x	12.2%	57.4%	46.7%

	Total / Weighted Average:	122	$1,142,791,698	100.0%	92.8%	1.88x	9.9%	63.2%	56.9%
(1)
Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)
In the case of Loan Nos. 1, 4, 6, 7, 12 and 15, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan. In the case of Loan Nos. 1 and 6, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan. In the case of Loan No. 1, the UW NCF DSCR reflects the aggregate debt service payment of both tranches of debt comprising the Houston Galleria Mortgage Loan and both related Houston Galleria pari passu Companion Loans.

(3)
In the case of Loan Nos. 2, 36 and 61, the Cut-off Date LTV and the Maturity Date LTV are calculated using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool – Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

(4)	In the case of Loan Nos. 3, 9, 10 and 45, each of which has an anticipated repayment date, Maturity Date LTV is as of the related anticipated repayment date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8 of 134

Structural and Collateral Term Sheet	JPMBB 2015-C28

Collateral Characteristics

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	Occupancy	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(2)(3)(4)
Texas	11	$266,722,787	23.3%	97.3%	2.52x	10.4%	51.3%	47.8%
California	15	109,883,745	9.6	93.2%	1.70x	10.6%	64.1%	54.8%
Maryland	1	78,000,000	6.8	89.5%	1.35x	8.4%	69.0%	62.8%
New York	12	77,899,588	6.8	96.9%	1.50x	8.7%	64.0%	58.4%
Mississippi	3	74,222,433	6.5	89.7%	1.34x	8.7%	72.8%	61.8%
Arizona	1	71,500,000	6.3	100.0%	1.92x	10.0%	65.0%	65.0%
Michigan	3	52,245,686	4.6	99.9%	2.49x	12.0%	66.5%	65.7%
Tennessee	5	41,066,212	3.6	83.7%	1.80x	9.7%	69.1%	63.1%
Wisconsin	5	32,501,563	2.8	95.2%	1.62x	8.7%	66.1%	61.5%
Indiana	5	28,675,415	2.5	82.0%	1.84x	10.8%	63.2%	53.3%
Louisiana	5	26,687,918	2.3	80.7%	1.63x	9.9%	60.6%	56.6%
Massachusetts	2	24,975,000	2.2	87.5%	1.69x	10.2%	68.9%	58.9%
Florida	6	24,563,610	2.1	89.2%	1.69x	10.3%	69.6%	59.6%
Georgia	4	24,561,020	2.1	85.4%	2.00x	12.8%	67.4%	52.8%
Missouri	5	21,894,598	1.9	93.3%	1.80x	9.5%	66.0%	60.3%
Illinois	4	21,848,028	1.9	100.0%	1.66x	9.2%	65.3%	59.8%
Virginia	3	20,000,000	1.8	90.8%	1.83x	10.9%	60.1%	51.8%
North Carolina	3	19,840,676	1.7	87.7%	1.69x	10.3%	71.1%	61.3%
Connecticut	4	13,835,486	1.2	92.8%	1.72x	9.5%	64.4%	55.0%
Rhode Island	1	13,529,514	1.2	62.3%	1.83x	11.1%	68.8%	58.8%
Washington	2	12,861,143	1.1	88.2%	1.43x	9.3%	66.1%	54.8%
Kentucky	3	12,765,916	1.1	100.0%	1.81x	7.8%	69.9%	69.9%
Alabama	4	12,227,475	1.1	91.4%	1.71x	9.3%	67.2%	61.2%
Minnesota	2	12,057,446	1.1	87.2%	1.69x	10.5%	70.9%	59.9%
Alaska	1	9,500,000	0.8	56.7%	1.45x	11.8%	69.3%	44.2%
Pennsylvania	4	8,860,000	0.8	100.0%	1.95x	10.3%	62.1%	54.7%
West Virginia	1	8,500,000	0.7	89.7%	1.35x	9.2%	74.6%	68.1%
New Jersey	1	7,100,000	0.6	90.3%	1.36x	9.1%	73.2%	58.4%
South Carolina	3	5,875,017	0.5	100.0%	1.42x	9.6%	70.2%	55.3%
Arkansas	1	3,891,426	0.3	100.0%	1.81x	7.8%	69.3%	69.3%
Idaho	1	3,639,659	0.3	93.0%	1.37x	8.4%	74.3%	59.9%
Kansas	1	1,060,338	0.1	100.0%	1.30x	9.3%	65.1%	47.5%
Total / Weighted Average:	122	$1,142,791,698	100.0%	92.8%	1.88x	9.9%	63.2%	56.9%
(1)
Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)
In the case of Loan Nos. 1, 4, 6, 7, 12 and 15, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan. In the case of Loan Nos. 1 and 6, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan. In the case of Loan No. 1, the UW NCF DSCR reflects the aggregate debt service payment of both tranches of debt comprising the Houston Galleria Mortgage Loan and both related Houston Galleria pari passu Companion Loans.

(3)
In the case of Loan Nos. 2, 36 and 61, the Cut-off Date LTV and the Maturity Date LTV are calculated using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool – Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

(4)	In the case of Loan Nos. 3, 9, 10 and 45, each of which has an anticipated repayment date, Maturity Date LTV is as of the related anticipated repayment date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9 of 134

Structural and Collateral Term Sheet	JPMBB 2015-C28

Collateral Characteristics

Cut-off Date Principal Balance

						Weighted Average
Range of Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
$1,598,028	-	$9,999,999	39	$213,444,768	18.7%	4.35605%	116	1.59x	10.2%	67.3%	55.8%
$10,000,000	-	$19,999,999	9	122,288,816	10.7	4.45072%	110	1.64x	10.5%	65.9%	54.3%
$20,000,000	-	$24,999,999	7	159,108,296	13.9	4.43849%	108	1.64x	9.7%	67.0%	59.3%
$25,000,000	-	$49,999,999	8	298,449,818	26.1	4.33454%	117	1.60x	8.8%	68.7%	63.2%
$50,000,000	-	$150,000,000	4	349,500,000	30.6	3.98260%	98	2.51x	10.6%	53.3%	51.9%
Total / Weighted Average:			67	$1,142,791,698	100.0%	4.25783%	109	1.88x	9.9%	63.2%	56.9%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
3.30699%	-	4.40000%	48	$743,362,725	65.0%	4.04257%	118	1.94x	9.6%	61.9%	56.1%
4.40001%	-	4.60000%	11	252,287,088	22.1	4.53380%	101	1.81x	10.6%	66.5%	58.6%
4.60001%	-	4.80000%	3	80,889,285	7.1	4.75799%	67	1.90x	10.1%	65.2%	63.8%
4.80001%	-	5.00000%	3	36,952,600	3.2	4.95083%	75	1.59x	10.5%	60.7%	54.1%
5.00001%	-	5.25000%	2	29,300,000	2.6	5.08782%	120	1.43x	11.0%	66.5%	47.2%
Total / Weighted Average:			67	$1,142,791,698	100.0%	4.25783%	109	1.88x	9.9%	63.2%	56.9%

Original Term to Maturity/ARD in Months(1)

				Weighted Average
Original Term to Maturity/ARD in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
60	5	$168,035,990	14.7%	4.70765%	58	2.00x	10.6%	64.4%	62.9%
84	2	5,098,028	0.4	4.69327%	84	1.32x	9.4%	65.6%	55.6%
120	60	969,657,679	84.8	4.17758%	118	1.87x	9.8%	63.0%	55.8%
Total / Weighted Average:	67	$1,142,791,698	100.0%	4.25783%	109	1.88x	9.9%	63.2%	56.9%

Remaining Term to Maturity/ARD in Months(1)

						Weighted Average
Remaining Term to Maturity/ARD in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
57	-	60	5	$168,035,990	14.7%	4.70765%	58	2.00x	10.6%	64.4%	62.9%
61	-	120	62	974,755,708	85.3	4.18028%	118	1.86x	9.8%	63.0%	55.8%
Total / Weighted Average:			67	$1,142,791,698	100.0%	4.25783%	109	1.88x	9.9%	63.2%	56.9%
(1)
In the case of Loan Nos. 3, 9, 10 and 45, each of which has an anticipated repayment date, Remaining Loan Term, Original Term To Maturity/ARD, Remaining Term to Maturity/ARD and Maturity Date LTV are as of the related anticipated repayment date.

(2)
In the case of Loan Nos. 1, 4, 6, 7, 12 and 15, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan. In the case of Loan Nos. 1 and 6, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan. In the case of Loan No. 1, the UW NCF DSCR reflects the aggregate debt service payment of both tranches of debt comprising the Houston Galleria Mortgage Loan and both related Houston Galleria pari passu Companion Loans.

(3)
In the case of Loan Nos. 2, 36 and 61, the Cut-off Date LTV and the Maturity Date LTV are calculated using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool – Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10 of 134

Structural and Collateral Term Sheet	JPMBB 2015-C28

Collateral Characteristics

Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
Interest Only	8	$412,784,818	36.1%	4.03383%	101	2.50x	10.2%	54.3%	54.3%
240	2	14,766,817	1.3	4.93257%	98	1.37x	11.2%	71.3%	50.6%
300	7	50,251,950	4.4	4.57973%	117	1.64x	11.4%	64.8%	48.2%
360	50	664,988,113	58.2	4.35756%	114	1.53x	9.6%	68.4%	59.3%
Total / Weighted Average:	67	$1,142,791,698	100.0%	4.25783%	109	1.88x	9.9%	63.2%	56.9%

Remaining Amortization Term in Months

						Weighted Average
Remaining Amortization Term in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
Interest Only			8	$412,784,818	36.1%	4.03383%	101	2.50x	10.2%	54.3%	54.3%
239	-	240	2	14,766,817	1.3	4.93257%	98	1.37x	11.2%	71.3%	50.6%
241	-	299	5	26,951,950	2.4	4.22853%	118	1.84x	12.2%	64.8%	47.2%
300		360	52	688,288,113	60.2	4.37883%	114	1.53x	9.7%	68.3%	58.9%
Total / Weighted Average:			67	$1,142,791,698	100.0%	4.25783%	109	1.88x	9.9%	63.2%	56.9%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
IO-Balloon	25	$456,525,499	39.9%	4.29486%	118	1.51x	9.3%	69.8%	61.5%
Interest Only	5	273,750,000	24.0	3.79667%	107	2.82x	10.9%	47.8%	47.8%
Balloon	33	267,781,381	23.4	4.54333%	107	1.59x	10.6%	65.6%	52.9%
ARD-Interest Only	3	139,034,818	12.2	4.50079%	88	1.87x	8.9%	67.2%	67.2%
ARD-IO-Balloon(4)	1	5,700,000	0.5	4.10000%	118	1.41x	8.2%	62.8%	57.1%
Total / Weighted Average:	67	$1,142,791,698	100.0%	4.25783%	109	1.88x	9.9%	63.2%	56.9%

Underwritten Net Cash Flow Debt Service Coverage Ratios(2)

						Weighted Average
Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
1.22x	-	1.35x	14	$249,807,839	21.9%	4.30594%	117	1.32x	8.5%	71.4%	63.0%
1.36x	-	1.45x	12	119,193,786	10.4	4.47204%	119	1.40x	9.4%	68.4%	56.1%
1.46x	-	1.55x	12	104,314,407	9.1	4.42582%	105	1.51x	9.6%	69.3%	59.6%
1.56x	-	1.65x	6	80,058,991	7.0	4.33568%	118	1.60x	8.8%	63.4%	58.7%
1.66x	-	1.80x	6	102,598,273	9.0	4.39062%	107	1.75x	10.7%	65.3%	56.8%
1.81x	-	2.00x	10	229,475,906	20.1	4.51042%	99	1.86x	10.0%	66.6%	62.2%
2.01x	-	3.38x	7	257,342,496	22.5	3.74140%	107	2.97x	11.8%	46.4%	45.0%
Total / Weighted Average:			67	$1,142,791,698	100.0%	4.25783%	109	1.88x	9.9%	63.2%	56.9%
(1)
In the case of Loan Nos. 3, 9, 10 and 45, each of which has an anticipated repayment date, Remaining Loan Term, Original Term To Maturity/ARD, Remaining Term to Maturity/ARD and Maturity Date LTV are as of the related anticipated repayment date.

(2)
In the case of Loan Nos. 1, 4, 6, 7, 12 and 15, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan. In the case of Loan Nos. 1 and 6, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan. In the case of Loan No. 1, the UW NCF DSCR reflects the aggregate debt service payment of both tranches of debt comprising the Houston Galleria Mortgage Loan and both related Houston Galleria pari passu Companion Loans.

(3)
In the case of Loan Nos. 2, 36 and 61, the Cut-off Date LTV and the Maturity Date LTV are calculated using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool – Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

(4)
In the case of Loan No. 45, the mortgage loan has an ARD feature with an anticipated repayment date of February 1, 2025, with an increase in the interest rate equal to the greater of (i) 6.60000% per annum or (ii) the 10 year treasury rate plus 250 basis points, until the final maturity date of October 1, 2035. Upon the anticipated repayment date, if the mortgage loan is not paid off in full, the monthly debt service payment will be a fully amortizing monthly payment of principal and interest calculated based on (i) a loan amount equal to the then outstanding principal balance as of the anticipated repayment date, (ii) an applicable interest rate and (iii) a loan term commencing on the anticipated repayment date and ending on the maturity date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Collateral Characteristics

LTV Ratios as of the Cut-off Date(1)(2)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(3)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
35.1%	-	59.9%	9	$220,760,165	19.3%	3.63123%	114	2.95x	11.4%	42.0%	40.7%
60.0%	-	64.9%	13	193,337,165	16.9	4.45083%	110	1.64x	9.9%	62.7%	55.7%
65.0%	-	69.9%	25	500,641,969	43.8	4.44674%	103	1.74x	9.8%	67.7%	61.1%
70.0%	-	77.5%	20	228,052,399	20.0	4.28603%	117	1.38x	8.8%	74.2%	64.3%
Total / Weighted Average:			67	$1,142,791,698	100.0%	4.25783%	109	1.88x	9.9%	63.2%	56.9%

LTV Ratios as of the Maturity Date(1)(2)(3)

						Weighted Average
Range of Maturity Date/ARD LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
35.1%	-	44.9%	4	$168,072,056	14.7%	3.45095%	119	3.21x	11.7%	37.4%	35.7%
45.0%	-	49.9%	9	70,658,389	6.2	4.57801%	119	1.79x	12.0%	62.9%	48.2%
50.0%	-	54.9%	11	115,753,002	10.1	4.46559%	108	1.58x	10.2%	63.7%	53.0%
55.0%	-	59.9%	17	248,244,274	21.7	4.40619%	112	1.71x	10.3%	66.1%	57.5%
60.0%	-	64.9%	17	268,929,159	23.5	4.29517%	117	1.41x	8.5%	69.8%	62.7%
65.0%	-	70.6%	9	271,134,818	23.7	4.41298%	91	1.84x	9.4%	69.8%	67.6%
Total / Weighted Average:			67	$1,142,791,698	100.0%	4.25783%	109	1.88x	9.9%	63.2%	56.9%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
Defeasance	54	$805,229,844	70.5%	4.18132%	114	2.03x	10.4%	61.7%	54.8%
Yield Maintenance	12	313,723,936	27.5	4.40008%	102	1.54x	8.9%	67.3%	62.4%
None	1	23,837,918	2.1	4.97000%	57	1.54x	9.9%	60.7%	56.2%
Total / Weighted Average:	67	$1,142,791,698	100.0%	4.25783%	109	1.88x	9.9%	63.2%	56.9%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
Refinance	51	$783,694,155	68.6%	4.20142%	115	1.89x	10.1%	61.7%	53.6%
Acquisition	15	354,935,043	31.1	4.38269%	98	1.89x	9.6%	66.4%	64.1%
Recapitalization	1	4,162,500	0.4	4.23000%	119	1.41x	9.3%	75.0%	61.9%
Total / Weighted Average:	67	$1,142,791,698	100.0%	4.25783%	109	1.88x	9.9%	63.2%	56.9%
(1)
In the case of Loan Nos. 1, 4, 6, 7, 12 and 15, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan. In the case of Loan Nos. 1 and 6, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan. In the case of Loan No. 1, the UW NCF DSCR reflects the aggregate debt service payment of both tranches of debt comprising the Houston Galleria Mortgage Loan and both related Houston Galleria pari passu Companion Loans.

(2)
In the case of Loan Nos. 2, 36 and 61, the Cut-off Date LTV and the Maturity Date LTV are calculated using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool – Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

(3)
In the case of Loan Nos. 3, 9, 10 and 45, each of which has an anticipated repayment date, Remaining Loan Term, Original Term To Maturity/ARD, Remaining Term to Maturity/ARD and Maturity Date LTV are as of the related anticipated repayment date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C28

Collateral Characteristics

Previous Securitization History(1)

No.	Loan Name	Location	Property Type	Previous Securitization
1	Houston Galleria	Houston, TX	Retail	JPMCC 2005-LDP5, JPMCC 2006-CIBC14
7	Shaner Hotels Portfolio	Various, Various	Hotel	GSMS 2006-GG6
12	Horizon Outlet Shoppes Portfolio	Various, Various	Retail	WBCMT 2006-C23
16	Diede Self Storage Portfolio(2)	Various, CA	Self Storage	MLCFC 2006-3
19.03	Tractor Supply – West Hanover, PA	West Hanover, PA	Retail	BSCMS 2006-T24
21	Toll House Hotel	Los Gatos, CA	Hotel	MLFT 2006-1
23.01	Teaberry Greene Townhomes(3)	Fishersville, VA	Multifamily	BSCMS 2006-PW13, MSC 2007-T25, BSCMS 2007-PW17
25	Sunkist Shopping Center	La Puente, CA	Retail	LBUBS 2005-C2
28	Advenir at Casa Bella	Charlotte, NC	Multifamily	FNA 2013-M12
33	Dunbar Village Plaza	Dunbar, WV	Retail	UBSC 2011-C1
34.01	La Porte Self Storage	La Porte, TX	Self Storage	MSC 2006-HQ8
38	6 Industrial Way	Eatontown, NJ	Industrial	JPMCC 2005-LDP3
42	Village at Thrashers	Bothell, WA	Retail	BACM 2005-2
43	Compass Self Storage Portfolio	Various, GA	Self Storage	MSC 2005-HQ6
44	Bank of America – Avenue U	Brooklyn, NY	Retail	BACM 2006-2
54	Timbercreek Apartments	Spartanburg, SC	Multifamily	MLCFC 2007-8
59	StaxUp Self Storage – Menifee	Menifee, CA	Self Storage	COMM 2005-LP5
61	8915 Rosedale Highway	Bakersfield, CA	Retail	JPMCC 2007-LDPX
65	Shady Grove MHC	Huntsville, AL	Manufactured Housing	JPMCC 2005-LDP3
(1)
The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

(2)	In the case of Loan No. 16, Diede Self Storage Portfolio, one Industrial property, Loan No. 16.03 Armor Struxx, was not included in the MLCFC 2006-3 securitization.
(3)
The mortgaged loan identified on Annex A-1 as “Teaberry Greene Townhomes and Creative Wonders” is secured by a portfolio of two mortgaged properties.  The mortgaged property identified as “Teaberry Greene Townhomes” was previously securitized in three transactions: BSCMS 2006-PWR13, MSC 2007-T25 and BSCMS 2007-PW17, and such mortgaged property was referred to in such securitizations as “Teaberry Greene Townhomes”, “Trillium Townhomes” and “Trillium Townhomes Phase II”, respectively.  The mortgaged property in the portfolio identified on Annex A-1 as “Creative Wonders” has not previously been securitized.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13 of 134

Structural and Collateral Term Sheet	JPMBB 2015-C28

Class A-2(1)

No.	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity/ARD Balance	% of Certificate Class(2)	Original Loan Term	Remaining Loan Term	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio	Maturity Date/ARD LTV Ratio
3	333 North Central Avenue	Phoenix, AZ	$71,500,000	6.3%	$71,500,000	43.6%	60	60	1.92x	10.0%	65.0%	65.0%
4	One Campus Martius	Detroit, MI	50,000,000	4.4	50,000,000	30.5	60	57	2.54x	12.1%	66.5%	66.5%
15	Renaissance New Orleans Portfolio	New Orleans, LA	23,837,918	2.1	22,053,864	13.5	60	57	1.54x	9.9%	60.7%	56.2%
21	Toll House Hotel	Los Gatos, CA	17,431,255	1.5	16,026,773	9.8	60	57	1.66x	10.2%	58.1%	53.4%
48	Kings Road Apartments	Freeport, TX	5,266,817	0.5	4,373,176	2.7	60	59	1.22x	10.1%	74.8%	62.1%
Total / Weighted Average:			$168,035,990	14.8%	$163,953,813	100.0%	60	58	2.00x	10.6%	64.4%	62.9%
(1)
The table above presents the mortgage loans whose balloon payments would be applied to pay down the principal balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Free Writing Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or anticipated repayment date, as applicable.  Each class of Certificates, including the Class A-2 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans.  Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan.  See Annex A-1 to the Free Writing Prospectus.

(2)	Reflects the percentage equal to the Maturity/ARD Balance divided by the initial Class A-2 Certificate Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C28

Structural Overview

■	Accrual:
Each Class of Certificates (other than the Class R and Class Z Certificates) will accrue interest on a 30/360 basis. The Class R Certificates will not accrue interest. On each Distribution Date, any excess interest collected in respect of any mortgage loan in the trust with an anticipated repayment date during the related due period will be distributed to the holders of the Class Z Certificates.

■	Distribution of Interest:
On each Distribution Date, accrued interest for each Class of Certificates (other than the Class R  and Class Z Certificates) at the applicable pass-through rate will be distributed in the following order of priority to the extent of available funds: first, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-NR Certificates, on a pro rata basis, based on the interest entitlement for each such Class on such date, and then to the Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates, in that order, in each case until the interest entitlement for such date payable to each such Class is paid in full.

The pass-through rate applicable to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR certificates on each Distribution Date will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

The pass-through rate for the Class X-A Certificates for any Distribution Date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S Certificates, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date and calculated without giving effect to any exchange and conversion of any Class A-S Certificates for Class EC Certificates.

The pass-through rate for the Class X-B Certificates for any Distribution Date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate of the Class B Certificates for that Distribution Date.

The pass-through rate for the Class X-C Certificates for any Distribution Date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate of the Class C Certificates for that Distribution Date.

The pass-through rate for the Class X-D Certificates for any Distribution Date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate of the Class D Certificates for that Distribution Date.

The pass-through rate for the Class X-E Certificates for any Distribution Date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate of the Class E Certificates for that Distribution Date.

The pass-through rate for the Class X-F Certificates for any Distribution Date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C28

Structural Overview

twelve 30-day months), over (b) the pass-through rate on the Class F Certificates for that Distribution Date.

The pass-through rate for the Class X-NR certificates for any Distribution Date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate of the Class NR certificates for that Distribution Date.

The Class EC Certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest otherwise distributable on the portion of Exchangeable Certificates that have been converted in an exchange for such Class EC Certificates.

On each Distribution Date, any excess interest collected in respect of any mortgage loan in the trust with an anticipated repayment date during the related due period will be distributed to the holders of the Class Z Certificates.

See “Description of the Certificates—Distributions” in the Free Writing Prospectus.

■	Distribution of Principal:
On any Distribution Date prior to the Cross-Over Date, payments in respect of principal of the Certificates will be distributed first, to the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to the planned principal balance for the related Distribution Date set forth in Annex E to the Free Writing Prospectus, second, to the Class A-1 Certificates, until the Certificate Balance of such Class is reduced to zero, third, to the Class A-2 Certificates, until the Certificate Balance of such Class is reduced to zero, fourth, to the Class A-3 Certificates, until the Certificate Balance of such Class is reduced to zero, fifth, to the Class A-4 Certificates, until the Certificate Balance of such Class is reduced to zero, sixth, to the Class A-SB Certificates, until the Certificate Balance of such Class is reduced to zero and then to the Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

On any Distribution Date on or after the Cross-Over Date, payments in respect of principal of the Certificates will be distributed first, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates, on a pro rata basis, based on the Certificate Balance of each such Class until the Certificate Balance of each such Class is reduced to zero and then, to the Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

The “Cross-Over Date” means the Distribution Date on which the aggregate Certificate Balances of the Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates (without giving effect to any exchange of the Exchangeable Certificates for Class EC Certificates) have been reduced to zero (after taking into account any allocation of realized losses on the mortgage loans (exclusive of any related companion loan) to such Classes on or prior to such date). If Exchangeable Certificates are converted in an exchange for Class EC Certificates, all principal that would otherwise be distributable to such converted Exchangeable Certificates will be distributed to such Class EC Certificates.

The Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-NR Certificates (the “Class X Certificates”) will not be entitled to receive distributions of principal; however, the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to Certificates that are components of the Class X-A Certificates’ notional amount (the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S Certificates (determined without giving effect to any exchange and conversion of any Class A-S Certificates for Class EC Certificates)), the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to Certificates that are components of the Class X-B Certificates’ notional amount (the Certificate Balance of the Class B Certificates (determined without giving effect to any exchange and conversion of any Class B

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C28

Structural Overview

Certificates for Class EC Certificates)), the notional amount of the Class X-C Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to Certificates that are components of the Class X-C Certificates’ notional amount (the Certificate Balance of the Class C Certificates (determined without giving effect to any exchange and conversion of any Class C Certificates for Class EC Certificates)), the notional amount of the Class X-D Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to the Certificates that are components of the Class X-D Certificates’ notional amount (the Certificate Balance of the Class D Certificates), the notional amount of the Class X-E Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to the Certificates that are components of the Class X-E Certificates’ notional amount (the Certificate Balance of the Class E Certificates), the notional amount of the Class X-F Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to the Certificates that are components of the Class X-F Certificates’ notional amount (the Certificate Balance of the Class F Certificates) and the notional amount of the Class X-NR Certificates will be reduced by the aggregate amount of principal distribution, realized losses and trust fund expenses allocated to the Certificates that are components of the Class X-NR Certificates’ notional amount (the Certificate Balance of the Class NR Certificates).

■	Exchangeable Certificates and the Class EC Certificates:
A holder of Class A-S, Class B and Class C Certificates (the “Exchangeable Certificates”) may exchange and convert such Classes of Certificates (on an aggregate basis) for a related amount of Class EC Certificates, and Class EC Certificates may be exchanged and converted for a ratable portion of each Class of Exchangeable Certificates.

The initial Certificate Balance of a Class of Exchangeable Certificates represents the principal balance of such Class without giving effect to any exchange and conversion for Class EC Certificates. The initial Certificate Balance of the Class EC Certificates is equal to the aggregate of the initial Certificate Balances of the Exchangeable Certificates and represents the maximum principal balance of such Class that could be issued in an exchange. In the event that no Exchangeable Certificates are exchanged and converted for Class EC Certificates, the Class EC Certificate Balance would be equal to zero. Any exchange of (a) a portion of the Exchangeable Certificates will result in a conversion and reduction, on a dollar-for-dollar basis, of a proportionate share of each related component Class of the Exchangeable Certificates and an increase, on a dollar-for-dollar basis, of the Certificate Balance of the Class EC Certificates, and (b) any amount of the Class EC Certificates will result in a conversion and reduction, on a dollar-for-dollar basis, of the Certificate Balance of the Class EC Certificates and an increase, on a dollar-for-dollar basis, of a proportionate share of the related Certificate Balances of each Class of Certificates that are components of the Exchangeable Certificates.

The Class EC Certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest otherwise distributable on the portion of Exchangeable Certificates that have been exchanged and converted for such Class EC Certificates.

If an exchange and conversion has occurred, the Class EC Certificates received in such exchange will be entitled to receive on each Distribution Date distributions equal to the aggregate amount of Interest Distribution Amounts, Accrued Interest From Recoveries, distributions of principal, Yield Maintenance Charges and reimbursements of Collateral Support Deficits that would be distributable to the Exchangeable Certificates that were exchanged and converted for such Class EC Certificates.

If an exchange and conversion has occurred, the Class EC Certificates received in such exchange and conversion will be allocated the aggregate amount of Collateral Support Deficits, Net Prepayment Interest Shortfalls and other interest shortfalls (including those resulting from Appraisal Reduction Events) that would be allocated to the Exchangeable Certificates that were exchanged and converted for such Class EC Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

■	Yield Maintenance / Fixed Penalty Allocation:
For  purposes  of the  distribution of Yield  Maintenance  Charges on any Distribution Date, Yield Maintenance Charges collected in respect of the mortgage loans will first be allocated pro rata between four groups (based on the amount of principal distributed to the Principal Balance Certificates in each group), consisting of (a) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A and Class A-S Certificates (calculated without giving effect to any exchange and conversion of Class A-S Certificates for Class EC Certificates), on the one hand (“YM Group A”), (b) the Class B and Class X-B Certificates (calculated without giving effect to any exchange and conversion of Class B Certificates for Class EC Certificates) (“YM Group B”), (c) the Class C and Class X-C Certificates (calculated without giving effect to any exchange and conversion of Class C Certificates for Class EC Certificates) (“YM Group C”) and (d) the Class D and Class X-D Certificates (“YM Group D”). As among the Classes of Certificates in each YM Group, each Class of Certificates entitled to distributions of principal will receive an amount calculated generally in accordance with the following formula and as more specifically described in the Free Writing Prospectus, with any remaining Yield Maintenance Charges on such Distribution Date being distributed to the class of Class X Certificates in such YM Group.

		YM Charge	X	Principal Paid to Class	x	(Pass-Through Rate on Class – Discount Rate)
				Total Principal Paid		(Mortgage Rate on Loan – Discount Rate)

No Yield Maintenance Charges will be distributed to the Class X-E, Class X-F, Class X-NR, Class E, Class F, Class NR, Class R or Class Z Certificates.  Once the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C and Class D Certificates have been reduced to zero, all Yield Maintenance Charges will be distributed to the holders of the Class X-C Certificates, regardless of whether the notional amount of such Class of Certificates has been reduced to zero.

If Exchangeable Certificates are converted in an exchange for Class EC Certificates, any Yield Maintenance Charges that otherwise would have been distributable to such Exchangeable Certificates had they not been converted will be distributed to the Class EC Certificates.

■	Realized Losses:
Realized losses on the mortgage loans (exclusive of losses on any related companion loan) will be allocated first to the Class NR, Class F, Class E, Class D, Class C, Class B and Class A-S Certificates, in that order, in each case until the Certificate Balance of each such Class has been reduced to zero, and then, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates, on a pro rata basis, based on the Certificate Balance of each such class, until the Certificate Balance of each such class has been reduced to zero. The notional amount of the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-NR Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates that are components of the notional amounts of the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-NR Certificates, respectively.

Realized losses on each whole loan will be allocated first to the related subordinate companion loan(s), if any, and then, pro rata, between the related mortgage loan and the related pari passu companion loan(s), based upon their respective Stated Principal Balances. Realized losses allocable to the Houston Galleria Mortgage Loan and Houston Galleria pari passu Companion Loan will be allocated to each tranche of debt comprising the Houston Galleria Mortgage Loan and the related Houston Galleria pari passu Companion Loan in reverse sequential order, but pro rata between the particular tranche of debt comprising the Houston Galleria Mortgage Loan and the related Houston Galleria pari passu Companion Loan.

The Class EC Certificates will be allocated the realized losses and other shortfalls otherwise allocable to the Class A-S, Class B and Class C Certificates that are converted in an exchange for such Class EC Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C28

Structural Overview

■	Interest Shortfalls:
A shortfall with respect to the amount of available funds distributable in respect of interest can result from, among other sources: (a) delinquencies and defaults by borrowers; (b) shortfalls resulting from the application of Appraisal Reductions to reduce P&I Advances; (c) shortfalls resulting from interest on Advances made by the Master Servicer or the Trustee; (d) shortfalls resulting from the payment of Special Servicing Fees and other additional compensation that the Special Servicer is entitled to receive; (e) shortfalls resulting from extraordinary expenses of the trust, including indemnification payments payable to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Senior Trust Advisor; (f) shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and (g) shortfalls resulting from other unanticipated or default-related expenses of the trust. Any such shortfalls that decrease the amount of available funds distributable in respect of interest to the Certificateholders will reduce distributions to the classes of Certificates (other than the Class R Certificates) beginning with those with the lowest payment priorities, in reverse sequential order. See “Description of the Certificates—Distributions—Priority” in the Free Writing Prospectus.

■	Appraisal Reductions:
With respect to mortgage loans serviced under the Pooling and Servicing Agreement, upon the occurrence of certain trigger events with respect to a mortgage loan, which are generally tied to certain events of default under the related mortgage loan documents, the Special Servicer will be obligated to obtain an appraisal of the related mortgaged property and the Master Servicer will calculate the Appraisal Reduction amount. The “Appraisal Reduction” amount is generally the amount by which the current principal balance of the related mortgage loan or whole loan, plus outstanding advances, real estate taxes, unpaid servicing fees and certain similar amounts exceeds 90% of the appraised value of the related mortgaged property, plus the amount of any escrows and letters of credit.

With respect to the Houston Galleria mortgage loan, the One Campus Martius mortgage loan, The Club Row Building mortgage loan and the Shaner Hotels Portfolio mortgage loan, any Appraisal Reduction will be similarly determined pursuant to the applicable pooling and servicing agreement under which it is serviced.

In general, the Appraisal Reduction amounts that are allocated to the mortgage loans (exclusive of amounts allocated to a Companion Loan (defined below)) are notionally allocated to reduce, in reverse sequential order, the Certificate Balance of each Class of Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates) beginning with the Class NR Certificates for certain purposes, including certain voting rights and the determination of the controlling class.

With respect to each whole loan, the Appraisal Reduction amount is notionally allocated first to the related subordinate companion loan(s), if any (until the principal balance of such subordinate companion loan is notionally reduced to zero by such Appraisal Reductions), and then, pro rata, between the related mortgage loan and the related pari passu companion loan(s), based upon their respective Stated Principal Balances.

■	Appraisal Reduced Interest:
Accrued and unpaid interest at the related Mortgage Rate for a mortgage loan that is not advanced by the Master Servicer or the Trustee as backup master servicer due to the application of Appraisal Reduction amounts to such mortgage loan.

■	Master Servicer Advances:
The Master Servicer will be required to advance certain delinquent scheduled mortgage loan payments of principal and interest and certain property protection advances, in each case, to the extent the Master Servicer deems such advances to be recoverable. At any time that an Appraisal Reduction amount exists, the amount that would otherwise be required to be advanced by the Master Servicer in respect of delinquent payments of interest on the mortgage loan will be reduced to equal the product of (x) the interest portion of the amount that would be advanced without regard to any Appraisal Reduction and (y) a fraction, the numerator of which is the then-outstanding principal balance of the mortgage loan minus the Appraisal Reduction amount and the denominator of which is the then-outstanding principal balance of the mortgage loan. The Master Servicer will not make any principal or interest advances with respect to any companion loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C28

Structural Overview

■	Whole Loans:
Six mortgage loans are each evidenced by one or more separate notes and are each, together with one or more companion loans (each a “Companion Loan” and collectively with the related mortgage loan, a “Whole Loan”), secured by the same mortgage(s) on the related mortgaged property or portfolio of related mortgaged properties. Each such mortgage loan and its related Companion Loan(s) are subject to an intercreditor agreement. None of these Companion Loans will be part of the trust.

In the case of two of these Whole Loans, “Houston Galleria Whole Loan” and “The Club Row Building Whole Loan”, the Companion Loans are (i) one or more related pari passu Companion Loans, and (ii) one or more related subordinate Companion Loans (each a “Subordinate Companion Loan”).

In the case of four of these Whole Loans, referred to as the “One Campus Martius Whole Loan”, the “Shaner Hotels Portfolio Whole Loan”, the “Horizon Outlet Shoppes Portfolio Whole Loan” and the “Renaissance New Orleans Portfolio Whole Loan”, a related Companion Loan is pari passu with the related mortgage loan (these Companion Loans, together with the Houston Galleria pari passu Companion Loans  and The Club Row Building pari passu Companion Loan, are also referred to as the “Pari Passu Companion Loans”). The Horizon Outlet Shoppes Portfolio Pari Passu Companion Loan and the Renaissance New Orleans Portfolio Pari Passu Companion Loan are referred to as “Serviced Companion Loans”.

The Horizon Outlet Shoppes Portfolio Whole Loan and the Renaissance New Orleans Portfolio Whole Loan (the “Serviced Whole Loans”) will be serviced under the pooling and servicing agreement for the JPMBB 2015-C28 transaction (the “Pooling and Servicing Agreement”).

Each of the Houston Galleria Whole Loan, the One Campus Martius Whole Loan, The Club Row Building Whole Loan and the Shaner Hotels Portfolio Whole Loan will be serviced pursuant to other pooling and servicing agreements as described under “Description of the Mortgage Pool—The Whole Loans—The Houston Galleria Whole Loan”, “—One Campus Martius Whole Loan”, “—The Club Row Building Whole Loan”, and “—Shaner Hotels Portfolio Whole Loan” in the Free Writing Prospectus.

■	Liquidated Loan Waterfall:
On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related Companion Loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any Appraisal Reduced Interest. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to offset certain advances and to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay Appraisal Reduced Interest. Any liquidation proceeds in respect of each such mortgage loan in excess of the related outstanding balance will first be applied to offset any interest shortfalls allocated to the Certificates (other than the Class X Certificates), in sequential order, and then to offset any realized losses allocated to the Certificates (other than the Class X Certificates), in sequential order. Any liquidation proceeds remaining after such applications will be distributed to the Class R Certificates.

■	Sale of Defaulted Mortgage Loans and REO Properties:
The Special  Servicer may  offer to sell  or may offer  to purchase  any defaulted mortgage loan or REO property, if the Special Servicer determines that no satisfactory arrangements can be made for collection of delinquent payments and the sale would be in the best economic interests of the trust (or in the case of any Whole Loan, the trust and the holder of the related Pari Passu Companion Loan, as a collective whole, taking into account the pari passu nature of any Pari Passu Companion Loan), on a net present value basis. The Special Servicer is required to accept the highest offer for any defaulted mortgage loan or REO property in an amount at least equal to par plus accrued interest plus all other outstanding amounts due under such mortgage loan and any outstanding expenses of the trust relating to such mortgage loan (the “Defaulted Loan Purchase Price”) except as described in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C28

Structural Overview

With respect to each Serviced Whole Loan, any such sale of the related defaulted mortgage loan will also include the related Pari Passu Companion Loan, and the prices will be adjusted accordingly.

In connection with such sale and fair value determination, within 30 days of a mortgage loan becoming a specially serviced mortgage loan, the Special Servicer is required to order an appraisal and, within 30 days of receipt of such appraisal, is required to determine the fair value of such defaulted mortgage loan in accordance with the applicable servicing standard. If, however, the Special Servicer is already in the process of obtaining an appraisal with respect to the related mortgaged property, the Special Servicer is required to make its fair value determination as soon as reasonably practicable (but in any event within 30 days) after its receipt of such appraisal. Additionally, with respect to the mortgage loans that have mezzanine debt (whether in existence now or permitted in the future) or with respect to The Club Row Building mortgage loan, the holder of The Club Row Building Subordinate Companion Loan may have the option to purchase the related mortgage loan after certain events of default under such mortgage loan.

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted mortgage loan.

If the Special Servicer does not receive an offer at least equal to the Defaulted Loan Purchase Price, the Special Servicer may purchase the defaulted mortgage loan or REO property at the Defaulted Loan Purchase Price. If the Special Servicer does not elect to purchase the defaulted mortgage loan or REO property at the Defaulted Loan Purchase Price, the Special Servicer is required to accept the highest offer received from any person that is determined to be a fair price (supported by an appraisal required to be obtained by the Special Servicer within 30 days of a mortgage loan becoming a specially serviced mortgage loan) for such defaulted mortgage loan or REO property, provided that the highest offer or is a person other than the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Senior Trust Advisor, any borrower, any manager of a mortgaged property, any independent contractor engaged by the Special Servicer, a holder of any related Companion Loan (but only with respect to the related Serviced Whole Loan) or mezzanine loan (but only with respect to the related mortgage loan), or any known affiliate of any such person  (each, an “Interested Person”). If the highest offer is made by an Interested Person, the Trustee must approve the purchase of the defaulted mortgage loan or REO property based upon its determination of the fair price for the defaulted mortgage loan or REO property (based upon updated appraisals received by the Trustee) and the Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert retained by the Trustee in connection with making such determination. Neither the Trustee nor any of its affiliates may make an offer for or purchase any defaulted mortgage loan or REO property.

If the Special Servicer does not receive any offers that are at least equal to the Defaulted Loan Purchase Price, the Special Servicer is not required to accept the highest offer and may accept a lower offer for a defaulted mortgage loan or REO property if the Special Servicer determines, in accordance with the servicing standard, that a rejection of such offer would be in the best interests of the Certificateholders and, with respect to a Serviced Whole Loan, the holder of any related Pari Passu Companion Loan(s), as a collective whole, so long as such lower offer was not made by the Special Servicer or any of its affiliates.

If title to any mortgaged property is acquired by the trust fund, the Special Servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the Trustee, the Certificate Administrator and the Master Servicer receive an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three-year period will not result in the imposition of a tax on any REMIC of the trust fund or cause any REMIC of the trust fund to fail to qualify as a REMIC.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C28

Structural Overview

The foregoing applies to mortgage loans serviced under the Pooling and Servicing Agreement. With respect to the Houston Galleria Whole Loan, the One Campus Martius Whole Loan, The Club Row Building Whole Loan and the Shaner Hotels Portfolio Whole Loan, if the special servicer under the applicable pooling and servicing agreement determines to sell the related Pari Passu Companion Loan(s) as described above, then the applicable special servicer will be required to sell the related Whole Loan, including the related mortgage loan included in the JPMBB 2015-C28 trust (the “JPMBB 2015-C28 Trust”) and the related Pari Passu Companion Loan(s) and, in the case of the Houston Galleria Whole Loan (but not The Club Row Building Whole Loan), the related Subordinate Companion Loans, as a single loan. In connection with any such sale, the then-applicable special servicer will be required to follow procedures substantially similar to those set forth above.

■	Control Eligible Certificates:	Classes E, F and NR.

■	Control Rights:
The Control Eligible Certificates will have certain control rights attached to them. The “Directing Certificateholder” will be the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders; provided, however, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, however, that in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the Pooling and Servicing Agreement. The Directing Certificateholder will be entitled to direct the Special Servicer to take, or refrain from taking certain actions with respect to a mortgage loan. Furthermore, the Directing Certificateholder will also have the right to receive notice and provide consent with respect to certain material actions that the Master Servicer and the Special Servicer plan on taking with respect to a mortgage loan.  With respect to any mortgage loan that has, or may in the future have, mezzanine debt, pursuant to the related intercreditor agreement, the related mezzanine lender may have certain consent rights with respect to certain modifications related to such mortgage loan.

With respect to the Houston Galleria mortgage loan, the One Campus Martius mortgage loan and the Shaner Hotels Portfolio mortgage loan, direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the directing certificateholder or controlling class representative under the applicable pooling and servicing agreement.

With respect to The Club Row Building mortgage loan, direction, consent and consultation rights with respect to the related Whole Loan are exercised by the holder of the related Subordinate Companion Loan pursuant to the related intercreditor agreement or, after a control event with respect to the related Subordinate Companion Loan as described in the Free Writing Prospectus, direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the directing certificateholder or controlling class representative under the applicable pooling and servicing agreement, subject to certain consultation rights of the Directing Certificateholder pursuant to the related intercreditor agreement. In addition, the holder of The Club Row Building Subordinate Companion Loan will have certain rights to cure defaults under the related mortgage loan, and in certain circumstances, to purchase the related defaulted mortgage loan.

With respect to each of the Horizon Outlet Shoppes Portfolio Whole Loan and the Renaissance New Orleans Portfolio Whole Loan, direction, consent and consultation rights of the Directing Certificateholder, with respect to the related Whole Loan are subject to certain consultation rights of the holder of the related Pari Passu Companion Loan pursuant to the related intercreditor agreement.

■	Directing Certificateholder:	Torchlight Investors, LLC is expected to be appointed the initial Directing Certificateholder.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

■	Controlling Class:
The “Controlling Class” will at any time of determination be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Appraisal Reduction amounts allocable to such Class, equal to no less than 25% of the initial Certificate Balance for such Class. Each holder of a certificate of the Controlling Class is referred to herein as a “Controlling Class Certificateholder”.

The Controlling Class as of the Closing Date will be the Class NR Certificates.

■	Control Event:
A “Control Event” will occur when (i) the Certificate Balance of the Class E Certificates (taking into account the application of Appraisal Reductions to notionally reduce the Certificate Balance of the Class E Certificates) has been reduced to less than 25% of the initial Certificate Balance of such Class as of the Closing Date or (ii) a holder of the Class E Certificates becomes the majority Controlling Class Certificateholder and irrevocably waives its right to exercise any rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder.

Upon the occurrence and during the continuance of a Control Event, the Controlling Class will no longer have any control rights. After the occurrence and during the continuance of a Control Event, the Directing Certificateholder will relinquish its right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain actions that the Master Servicer or the Special Servicer plan on taking with respect to a mortgage loan. Following the occurrence and during the continuance of a Control Event, the Directing Certificateholder will retain consultation rights with the Special Servicer with respect to certain material actions that the Special Servicer plans on taking with respect to a mortgage loan. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

With respect to The Club Row Building Whole Loan, pursuant to the related intercreditor agreement, the holder of the related Subordinate Companion Loan will lose its right to direct or consent to certain actions upon the occurrence of a control appraisal event with respect to such Subordinate Companion Loan, which will occur when the principal balance of such Subordinate Companion Loan (taking into account the application of realized losses, payments of principal and Appraisal Reductions to notionally reduce such balance) has been reduced to less than 25% of its initial principal balance as of the Closing Date less any payments of principal.

■	Consultation Termination Event:
A “Consultation Termination”  Event  will  occur (i) when, without regard to the application of any Appraisal Reduction amount (i.e., giving effect to principal reductions through principal payments and realized losses only), there is no Class of Control Eligible Certificates that satisfies the requirement of a Controlling Class or (ii) during such time as the Class E Certificates are the only Class of Control Eligible Certificates that have a then-outstanding Principal Balance, net of Appraisal Reductions, at least equal to 25% of the initial Certificate Balance of such Class, and the then-Controlling Class Certificateholder has irrevocably waived its right to appoint a Directing Certificateholder and to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated.

Upon the occurrence of a Consultation Termination Event, there will be no Class of Certificates that will act as the Controlling Class. After the occurrence of a Consultation Termination Event, the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement, other than those rights generally available to all Certificateholders.

■	Appraised-Out Class:	A Class of Control Eligible Certificates that has been determined, as a result of Appraisal Reduction amounts allocable to such Class, to no longer be the Controlling Class.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C28

Structural Overview

■	Remedies Available to Holders of an Appraised-Out Class:
Holders of the majority of any Class of Control Eligible Certificates that are determined at any date of determination to no longer be the Controlling Class as a result of an Appraisal Reduction allocable to such class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal report from an MAI appraiser (selected by the Special Servicer) for any mortgage loan that results in the Class becoming an Appraised-Out Class.

Upon receipt of that second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the second appraisal, any recalculation of the Appraisal Reduction amount is warranted, and if so warranted, the Special Servicer is required to recalculate the Appraisal Reduction amount based on the second appraisal and if required by such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class. The holders of an Appraised-Out Class requesting a second appraisal are not permitted to exercise any control or consent rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class.

■	Senior Trust Advisor:
The Senior Trust Advisor will initially be Pentalpha Surveillance LLC.  The Senior Trust Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of specially serviced mortgage loans.  The Senior Trust Advisor will generally be responsible for reviewing the Special Servicer’s operational practices with respect to the resolution and liquidation of specially serviced mortgage loans. In addition, after the occurrence and during the continuance of a Control Event, the Senior Trust Advisor will have certain consultation rights with respect to the specially serviced mortgage loans. The Senior Trust Advisor will generally have no obligations or consultation rights under the Pooling and Servicing Agreement with respect to the Houston Galleria Whole Loan, the One Campus Martius Whole Loan, The Club Row Building Whole Loan and the Shaner Hotels Portfolio Whole Loan. However, Pentalpha Surveillance LLC is also the senior trust advisor under the JPMBB Commercial Mortgage Securities Trust 2015-C27 pooling and servicing agreement and, in such capacity, will have certain obligations and consultation rights with respect to the One Campus Martius Whole Loan, The Club Row Building Whole Loan and the Shaner Hotels Portfolio Whole Loan that are substantially similar to those of the senior trust advisor under the Pooling and Servicing Agreement. There will be no senior trust advisor under the servicing agreement governing the Houston Galleria Whole Loan.

The Senior Trust Advisor will be responsible for:

●
after the occurrence and during the continuance of a Control Event, consulting with the Special Servicer with respect to each asset status report prepared by the Special Servicer and recommending proposed alternative courses of action.

●
after the occurrence and during the continuance of a Control Event, preparing an annual report addressing the Senior Trust Advisor’s overall findings and determinations and setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the resolution and liquidation of specially serviced mortgage loans that the Special Servicer is responsible for servicing under the Pooling and Servicing Agreement. As used above, “platform-level basis” refers to the Special Servicer’s performance of its duties as they relate to the resolution and liquidation of specially serviced mortgage loans, taking into account the Special Servicer’s specific duties under the Pooling and Servicing Agreement as well as the extent to which those duties were performed in accordance with the servicing standard, with due consideration to (and as limited by) the Senior Trust Advisor’s review of any assessment of compliance report, attestation report, asset status report and other information delivered to the Senior Trust Advisor by the Special Servicer with respect to the specially serviced mortgage loans (other than any communications between the Directing Certificateholder and the Special Servicer that would be privileged information). The annual report will be based on the Senior Trust Advisor’s knowledge of the Special Servicer’s actions taken during the applicable calendar year with respect to the resolution or liquidation of specially

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

serviced mortgage loans that the Special Servicer is responsible for servicing under the Pooling and Servicing Agreement, including knowledge obtained in connection with the Senior Trust Advisor’s review of each asset status report prepared by the Special Servicer.

●
prior to the occurrence and continuance of a Control Event, the Special Servicer will forward any Appraisal Reduction and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a specially serviced mortgage loan to the Senior Trust Advisor after such calculations have been finalized.  The Senior Trust Advisor will be required to review such calculations but will not opine on or take any affirmative action with respect to such Appraisal Reduction calculations and/or net present value calculations.

●
after the occurrence and during the continuance of a Control Event, recalculating and verifying, on a limited basis, the accuracy of mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas utilized in connection with any Appraisal Reduction or net present value calculations performed by the Special Servicer. In the event the Senior Trust Advisor does not agree with the mathematical calculations or the application of the non-discretionary portion of the applicable formulas required to be utilized for such calculation, the Senior Trust Advisor and the Special Servicer will consult with each other in order to resolve any disagreement.  Any disagreement with respect to such calculations that the Senior Trust Advisor and the Special Servicer are unable to resolve will be determined by the Certificate Administrator.

In addition, the Senior Trust Advisor is required to promptly review all information available to Privileged Persons (as defined in the Free Writing Prospectus) on the Certificate Administrator’s website related to specially serviced mortgage loans and certain information available to Privileged Persons on the Certificate Administrator’s website related to mortgage loans included on the monthly CREFC® servicer watch list report, each final asset status report delivered to the Senior Trust Advisor by the Special Servicer and each assessment of compliance report and attestation report prepared by the Special Servicer in order to maintain its familiarity with the mortgage loans and the performance of the Special Servicer under the Pooling and Servicing Agreement.

After the occurrence and during the continuance of a Control Event, the Senior Trust Advisor will also consult with the Special Servicer in connection with certain major decisions and propose possible alternative courses of action.

In addition, after the occurrence of a Consultation Termination Event, if the Senior Trust Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Senior Trust Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Senior Trust Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Certificates evidencing at least a majority of the aggregate notional balance of all Classes of Certificates entitled to principal distributions (taking into account the application of any Appraisal Reduction amounts to notionally reduce the Certificate Balances of the Classes to which such Appraisal Reduction amounts are allocable). In the event the holders of such Certificates elect to remove and replace the Special Servicer, the Certificate Administrator will be required to obtain a rating agency confirmation from each of the rating agencies at that time.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

■	Replacement of Senior Trust Advisor:	The Senior Trust Advisor may be terminated or removed under certain circumstances and a replacement Senior Trust Advisor appointed as described in the Free Writing Prospectus.

Any replacement Senior Trust Advisor (or the personnel responsible for supervising the obligations of the replacement Senior Trust Advisor) must (A) (i) be regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and have at least 5 years of experience in collateral analysis and loss projections and (ii) have at least 5 years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets or (B) be an institution that is a special servicer, senior trust advisor or operating advisor on a rated CMBS transaction, but has not been a special servicer or a senior trust advisor on a transaction that a rating agency has downgraded, qualified or withdrawn its ratings citing servicing concerns with the special servicer or a senior trust advisor as the sole or a material factor in such rating action. Any Senior Trust Advisor is prohibited from making an investment in any class of certificates in the Trust as described in the Free Writing Prospectus.

■	Appointment and Replacement of Special Servicer:
The Directing Certificateholder will appoint the initial Special Servicer as of the Closing Date. Prior to  the  occurrence  and  continuance  of  a  Control Event,  the Special Servicer may  generally be replaced at any time by the Directing Certificateholder.

Upon the occurrence and during the continuance of a Control Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of all voting eligible Classes of Certificates as described below.

After the occurrence of a Consultation Termination Event, the Senior Trust Advisor may also recommend the replacement of the Special Servicer as described above.

■	Replacement of Special Servicer by Vote of Certificateholders:
After  the  occurrence  and  during  the  continuance  of  a  Control Event  and upon (a) the written direction of holders of Certificates evidencing not less than  25%  of  the  aggregate notional balance of all Classes of Certificates entitled to principal (taking into account the application of Appraisal Reduction amounts to notionally reduce the Certificate Balances of Classes to which such Appraisal Reduction amounts are allocable) requesting a vote to replace the Special Servicer with a replacement special servicer, (b) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (c) delivery by such holders to the Certificate Administrator and the Trustee of written confirmations from each Rating Agency that the appointment of such replacement special servicer will not result in a downgrade, withdrawal or qualification of the Certificates (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to promptly post such notice on its Internet website, and by mail conduct the solicitation of votes of all Certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of at least 75% of a Certificateholder Quorum, the Trustee will immediately replace the Special Servicer with the replacement special servicer.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer described above, the holders of Certificates evidencing at least 75% of the aggregate voting rights (taking into account the application of realized losses and the application of any Appraisal Reductions to notionally reduce the Certificate Balance of the Certificates) of all Classes of Certificates entitled to principal on an aggregate basis.

With respect to each of the Horizon Outlet Shoppes Portfolio Whole Loan and the Renaissance New Orleans Portfolio Whole Loan, the holder of the related Pari Passu Companion Loan, under certain circumstances following a servicer termination event with respect to the special servicer, will be entitled to direct the Trustee (and the Trustee will be required) to terminate the special servicer solely with respect to such Whole Loan. A replacement special servicer will be selected by the Trustee or, prior to a Control Event, by

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the Special Servicer with respect to such Whole Loan can generally not be the person (or its affiliate) that was terminated at the direction of the holder of the related Pari Passu Companion Loan.

With respect to The Club Row Building Whole Loan, the One Campus Martius Whole Loan and the Shaner Hotels Portfolio Whole Loan, the JPMBB 2015-C28 Trust as holder of the related mortgage loan has similar termination rights in the event of a servicer termination event with respect to the special servicer under the applicable pooling and servicing agreement as described above, which may be exercised by the Directing Certificateholder prior to the Control Event. However, the successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control event under such pooling and servicing agreement. The Master Servicer and Special Servicer are entitled to certain fees in connection with the servicing and administration of the mortgage loans as more fully described in “Transaction Parties—Servicing and Other Compensation and Payment of Expenses” in the Free Writing Prospectus.

■	Master Servicer and Special Servicer Compensation:
The Master Servicer is entitled to a fee (the “Servicing Fee”) payable monthly from interest received in respect of each mortgage loan (including any non-serviced mortgage loan), REO loan and any related Serviced Companion Loan that will accrue at the related servicing fee rate described in the Free Writing Prospectus. The Special Servicer is also entitled to a fee (the “Special Servicing Fee”) with respect to each specially serviced mortgage loan and REO loan at the special servicing fee rate described in the Free Writing Prospectus.

In addition to the Servicing Fee, Special Servicing Fee and certain other fees described below, the Master Servicer and Special Servicer are entitled to retain and share certain additional servicing compensation, including assumption application fees, assumption fees, defeasance fees and certain Excess Modification Fees and consent fees with respect to the mortgage loans. The Special Servicer may also be entitled to either a Workout Fee or Liquidation Fee, but not both, from recoveries in respect of any particular mortgage loan.

An “Excess Modification Fee” with respect to any mortgage loan (other than the non-serviced mortgage loan) or Serviced Whole Loan is the sum of (A) the excess of (i) any and all Modification Fees with respect to a mortgage loan or Serviced Whole Loan over (ii) all unpaid or unreimbursed additional expenses described in the Free Writing Prospectus (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding with respect to the related mortgage loan or Serviced Whole Loan, as applicable, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in clause (A), which expenses have subsequently been recovered from the related borrower or otherwise.

With respect to the Master Servicer and Special Servicer, the Excess Modification Fees collected and earned by such servicer from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such servicer from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.00% of the outstanding principal balance of the related mortgage loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment. A “Modification Fee” with respect to any mortgage loan (other than the non-serviced mortgage loan) or Serviced Whole Loan is generally any fee with respect to a modification, extension, waiver or amendment of any mortgage loan or Serviced Whole Loan.

A “Workout Fee” will generally be payable with respect to each corrected mortgage loan (as more specifically described in the Free Writing Prospectus) and will be calculated at a rate of 1.00% of payments of principal and interest on the respective mortgage loan for so long as it remains a corrected mortgage loan. After receipt by the Special Servicer of Workout Fees with respect to a corrected mortgage loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided that in the event the Workout Fee, collected over the course of such workout, calculated at the Workout Fee Rate is less than $25,000, then the Special Servicer will be

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

entitled to an amount from the final payment on the related corrected mortgage loan that would result in the total Workout Fees payable to the Special Servicer in respect of that corrected mortgage loan to be $25,000.

The “Excess Modification Fee Amount” for any corrected mortgage loan is an amount equal to any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan (including any related Serviced Companion Loan) and received and retained by the Master Servicer or the Special Servicer, as applicable, as additional servicing compensation within the prior 12 months of the related modification, waiver, extension or amendment resulting in the mortgage loan or REO loan being a corrected mortgage loan, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

A “Liquidation Fee” will generally be payable with respect to each specially serviced mortgage loan or REO property as to which the Special Servicer obtains a full or partial recovery of the related asset. The Liquidation Fee for each specially serviced mortgage loan will be payable at a rate of 1.00% of the liquidation proceeds; provided, however, that no Liquidation Fee will be less than $25,000.

The Liquidation Fees will be reduced by the amount of any Excess Modification Fees received by the Special Servicer with respect to the related mortgage loan (including any Companion Loan) or REO property as additional compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Similar fees to those described above will be payable to the applicable special servicer for the Houston Galleria Whole Loan, the One Campus Martius Whole Loan, The Club Row Building Whole Loan and the Shaner Hotels Portfolio Whole Loan under the applicable pooling and servicing agreement. See “Servicing of the Mortgage Loans—Servicing of the Houston Galleria Mortgage Loan” and “—Servicing of the One Campus Martius Mortgage Loan, The Club Row Building Mortgage Loan and the Shaner Hotels Portfolio Mortgage Loan” in the Free Writing Prospectus.

Subject to certain limited exceptions, in connection with its duties under the Pooling and Servicing Agreement, the Special Servicer and its affiliates are prohibited from receiving or retaining any compensation (other than compensation specifically provided for under the Pooling and Servicing Agreement) from anyone in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement. In the event the Special Servicer does receive any such compensation, it will be required to disclose those fees to the Certificate Administrator who will include it as part of the statement to Certificateholders.

In addition, no liquidation fee will be payable to the Special Servicer if a mortgage loan becomes a specially serviced mortgage loan only because of a maturity default and the related liquidation proceeds are received within 90 days following the stated maturity date as a result of the related mortgage loan being refinanced or otherwise repaid in full.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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■	Deal Website:	The Certificate Administrator will maintain a deal website to which certain persons will have access to certain information including, but not limited to the following, which will be posted:
		▪	special notices
		▪	summaries of asset status reports
		▪	appraisals in connection with Appraisal Reductions plus any second appraisals ordered
		▪	an “Investor Q&A Forum”
		▪	a voluntary investor registry
		▪	SEC EDGAR filings

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C28

Houston Galleria

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C28

Houston Galleria

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C28

Houston Galleria

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C28

Houston Galleria

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C28

Houston Galleria

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C28

Houston Galleria

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB/Barclays	Single Asset / Portfolio:	Single Asset
Credit Assessment		Title:	Fee
(Moody’s / KBRA / Morningstar)(1):	Aa3 / A / AA	Property Type - Subtype:	Retail – Super Regional Mall
Original Principal Balance(2):	$150,000,000	Net Rentable Area (SF)(3):	1,212,006
Cut-off Date Principal Balance(2):	$150,000,000	Location:	Houston, TX
% of Pool by IPB:	13.1%	Year Built / Renovated:	1970 / 2003
Loan Purpose:	Refinance	Occupancy(4)(5):	98.3%
Borrowers:	HG Galleria, LLC and	Occupancy Date:	12/31/2014
	SA Galleria, LLC	Number of Tenants:	283
Sponsors(6):	Simon Property Group, L.P.	2012 NOI(4):	$87,767,029
	and Institutional Mall	2013 NOI(4):	$94,129,912
	Investors LLC	2014 NOI(4):	$96,564,390
Interest Rate(7):	3.30699%	UW Economic Occupancy:	86.1%
Note Date:	2/24/2015	UW Revenues(5):	$143,811,764
Maturity Date:	3/1/2025	UW Expenses:	$41,482,463
Interest-only Period:	120 months	UW NOI(5):	$102,329,302
Original Term:	120 months	UW NCF(5):	$100,072,424
Original Amortization:	None	Appraised Value / Per SF:	$2,518,000,000 / $2,078
Amortization Type:	Interest Only	Appraisal Date:	1/25/2015
Call Protection(8):	L(25),Def(70),O(25)
Lockbox:	CMA
Additional Debt(2):	Yes
Additional Debt Balance(2):	$734,000,000 / $316,000,000
Additional Debt Type(2):	Pari Passu / Subordinate Debt

Escrows and Reserves(9)				Financial Information(2)
	Initial	Monthly	Initial Cap		Pari Passu Debt	Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$729	$990
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$729	$990
Replacement Reserves:	$0	Springing	$540,698	Cut-off Date LTV:	35.1%	47.7%
TI/LC:	$0	Springing	$2,162,790	Maturity Date LTV:	35.1%	47.7%
Other:	$0	$0	N/A	UW NCF DSCR:	3.38x	2.32x
				UW NOI Debt Yield:	11.6%	8.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(2)	$1,200,000,000	100.0%	Payoff Existing Debt	$821,000,000	68.4%
			Return of Equity	370,635,791	30.9
			Accrued Interest	4,186,792	0.3
			Closing Costs	4,177,417	0.3
Total Sources	$1,200,000,000	100.0%	Total Uses	$1,200,000,000	100.0%
(1)	Moody’s, Kroll and Morningstar have confirmed that the mortgage loan has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with an investment grade obligation.
(2)
Houston Galleria is part of a loan comprised of (i) a mortgage loan (evidenced by two tranches of debt, each comprised of two pari passu notes with an aggregate original principal balance of $150.0 million), (ii) companion loans, each of which is pari passu with respect to one tranche of the Houston Galleria Mortgage Loan (each such companion loan being comprised of four pari passu notes) with an aggregate outstanding principal balance of approximately $734.0 million, and (iii) three subordinate companion loans (each companion loan being comprised of four pari passu notes) with an aggregate original principal balance of $316.0 million. The Financial Information presented in the chart above reflects the $884.0 million aggregate Cut-off Date balance of the Houston Galleria Mortgage Loan and the Houston Galleria pari passu Companion Loans and the Cut-off Date balance of the $1.2 billion Houston Galleria Whole Loan.

(3)
Includes approximately 129,019 square feet associated with the redevelopment of the property that is currently underway, which amount is subject to fluctuation based on the final redevelopment. Excludes square footage associated with Macy’s, Saks Fifth Avenue, Nordstrom and Neiman Marcus, which are either ground leased or non-owned anchors.

(4)
Includes temporary and month-to-month tenants and excludes anchor tenants and approximately 129,019 square feet associated with the redevelopment of the property that is currently underway, which amount is subject to fluctuation based on the final redevelopment.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Houston Galleria

(5)
Occupancy, UW Revenues, UW NOI and UW NCF includes several signed leases not yet commenced (approximately 68,260 square feet and $4.8 million of base rent) as well as leases out for signature or in documentation (approximately 24,723 square feet and approximately $2.1 million of base rent). Rent steps through December 31, 2015 totaling approximately $1.9 million were underwritten including lease renewals that are currently out for signature.

(6)	For a full description of the loan sponsors, please refer to “The Sponsors” below.
(7)	The Interest Rate is 3.3069865360153% when extended to full precision. The Interest Rates for Notes A-1-B & A-2-B and Notes B-1-B & B-2-B are 3.288887% and 3.388335%, respectively.
(8)
The Houston Galleria Whole Loan is locked out through the two year period following the anticipated securitization date of the last portion of the Houston Galleria Whole Loan (the “Lockout Period”). The Houston Galleria Whole Loan is subject to defeasance after the earlier of (i) April 2018 and (ii) two years following the securitization of the mortgage loan, through and including February 2023. The Houston Galleria Whole Loan is prepayable without penalty from March 2023 through the maturity date.

(9)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Houston Galleria whole loan is secured by a first mortgage lien on approximately 1.2 million square feet of a 2.1 million square foot super-regional mall located in Houston, Texas. The Houston Galleria loan is evidenced by two tranches of debt, each comprised of two non-controlling pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of approximately $150.0 million (the “Houston Galleria Mortgage Loan”), and represents a portion of a fixed rate loan in the aggregate principal balance of $1.2 billion (the “Houston Galleria Whole Loan”) which was co-originated by JPMCB, Barclays, Column Financial, Inc. and Morgan Stanley Bank, N.A. The Houston Galleria Whole Loan also includes two companion loans, each of which is pari passu with respect to one tranche of the Houston Galleria Mortgage Loan (each such companion loan being comprised of four pari passu notes) with an aggregate outstanding principal balance as of the Cut-off Date of approximately $734.0 million (the “Houston Galleria Pari Passu Companion Loans”) and three subordinate companion loans (each comprised of four pari passu notes) with an aggregate outstanding principal balance as of the Cut-off Date of approximately $316.0 million (the “Houston Galleria Subordinate Companion Loans” and, together with the Houston Galleria Pari Passu Companion Loans, the “Houston Galleria Companion Loans”). The Houston Galleria Companion Loans are not included in the JPMBB 2015-C28 Trust. Each tranche of debt comprising the Houston Galleria Mortgage Loan and the related Houston Galleria Pari Passu Companion Loan are pari passu in right of payment with each other and are generally senior in right of payment to the Houston Galleria Subordinate Companion Loans as and to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Houston Galleria Whole Loan” in the Free Writing Prospectus. The Houston Galleria Companion Loans are being contributed to a private CMBS securitization that governs the servicing and administration of the Houston Galleria Whole Loan. The holder of the Houston Galleria Companion Loans (the “Controlling Noteholder”) will be the trustee (the “Houston Galleria Trustee”) under the trust and servicing agreement (the “Houston Galleria Trust and Servicing Agreement”) entered into in connection with such private CMBS securitization. The Houston Galleria Trustee (or, prior to the occurrence and continuance of a control event under the Houston Galleria Trust and Servicing Agreement, the directing certificateholder under the Houston Galleria Trust and Servicing Agreement) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the Houston Galleria Whole Loan. The Houston Galleria Whole Loan has a 10-year term and will be interest-only for the term of the loan. The previously existing debt was securitized in 2005 and 2006 as part of the JPMCC 2005-LDP5 and JPMCC 2006-CIBC14 securitizations, respectively.

The Borrowers. The borrowing entities of the Houston Galleria Whole Loan are HG Galleria, LLC and SA Galleria, LLC, each a Delaware limited liability company and special purpose entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Houston Galleria

The Sponsors. The loan sponsors are a joint venture between Simon Property Group, L.P. (“Simon”) and Institutional Mall Investors LLC (“IMI”). Simon is a wholly-owned subsidiary of Simon Property Group Inc., a publicly traded REIT (NYSE: SPG, S&P: A, Fitch A, Moody’s: A2) that is focused on retail property ownership and management. The company is the largest publicly traded owner, operator and developer of retail assets. IMI is a co-investment venture owned by an affiliate of Miller Capital Advisory, Inc. (“MCA”) and California Public Employees’ Retirement System, the nation’s largest public pension fund. MCA serves as investment manager for IMI. Simon will serve as the nonrecourse carve-out guarantor for the Houston Galleria Whole Loan. Simon’s liability under the nonrecourse carve-out guaranty is capped at $240,000,000 (20% of the Houston Galleria Whole Loan) plus reasonable collection costs.

The Property. The Houston Galleria Mall is an approximately 2.1 million square foot, super-regional mall that was developed in 1970 and subsequently expanded and renovated in 1977, 1985 and 2003. Approximately 1.2 million square feet serve as collateral for the Houston Galleria Whole Loan. The property has comparable in-line sales of $973 per square foot for 2014 and total estimated gross sales of approximately $1.3 billion. The 2014 sales figure of approximately $1.3 billion is an estimate based on 2013 sales estimates for Macy’s, Nordstrom and Neiman Marcus and 2014 reported sales for other tenants. The property is anchored by Macy’s (225,000 square feet), Nordstrom (216,400 square feet), Saks Fifth Avenue (201,063 square feet) and Neiman Marcus (200,000 square feet) and also includes several high-end tenants including Armani, Chanel, Fendi, Ferragamo, Prada, Tiffany & Co., Versace and Louis Vuitton. Macy’s and Nordstrom are not part of the collateral and Neiman Marcus and Saks Fifth Avenue own their improvements but their related pad sites are ground leased from the borrowers. Other amenities include a children’s play area, an ice skating rink, two swimming pools, a video arcade, a post office, 12 beauty salons, seven valet parking stations and 12,468 parking spaces in seven garages resulting in a parking ratio of approximately 10.3 spaces per 1,000 square feet of net rentable area. The Houston Galleria Mall forms part of the Galleria condominium complex which includes three office towers and two hotels. Only the retail component serves as collateral for the loan.

As of December 31, 2014, the property was 98.3% leased by 283 tenants. The property’s tenant offering is broad with a range of luxury, bridge to luxury and mass market tenants represented. In addition to its anchors, the property’s in-line tenants generally consist of national tenants such as Abercrombie, Adidas, Apple, Banana Republic, Brooks Brothers, Forever 21, H&M, J. Crew, Ralph Lauren, TopShop and Victoria’s Secret. In-line sales per square foot for comparable stores less than 10,000 square feet were approximately $925, $973, $1,018 and $973 in 2011, 2012, 2013 and 2014, respectively. Occupancy costs for comparable in-line tenants occupying less than 10,000 square feet for the same time periods were approximately 12.2%, 12.0%, 12.2% and 13.6%, respectively.

According to the loan sponsors, they are in the process of investing approximately $250.0 million, which will be financed by equity contributions of the loan sponsors, to renovate and expand the property. The renovations will include Saks Fifth Avenue relocating to a new, approximately 200,000 square foot flagship store adjacent to its current location. The new Saks Fifth Avenue store is expected to open in the spring of 2016. Once the new Saks Fifth Avenue store is open, the loan sponsors will convert the existing Saks Fifth Avenue store into a new multi-level mall extension that is expected to feature approximately 110,000 square feet of new retail space with an additional 35 new retailers and restaurants. The new retail space is expected to open in the summer of 2017 and will be part of the collateral. In addition to the new 110,000 square feet of retail space, an approximately 14,000 square foot freestanding retail building will also be added along Westheimer Road. The design will feature a significant use of glass framed by a combination of wood and metal to create an appealing sense of transparency. The free standing structure will be connected to the main property via a covered walkway. The redevelopment will also include interior enhancements to certain common areas. The flooring will be upgraded using white marble with polished black granite accents. The areas will also get new elevated lighting, new soft seating with rugs and enhanced interior landscaping. The food court is planned to be transformed with upgraded tile, lighting and furniture.

The Houston Galleria Mall is the largest mall in Texas and benefits from its location at the intersection of Westheimer Road and Post Oak Boulevard off Interstate 610 in the Post Oak/Galleria area of West Houston, which is among the largest suburban business districts in the United States and is a diversified economic center developed with office, retail, hotel and residential use. According to the appraisal, the Galleria submarket is regarded as Houston’s second central business district. Although a major office center, the Galleria area of Houston is also a leading retail destination. Since 1962, the area has evolved into one of the city’s largest retail centers outside of the traditional central business district. Within a 10-mile radius of the property, the daytime population exceeds 2.0 million people and is expected to grow by 6.1% from 2014 to 2019 according to the sponsors. According to the appraisal, the primary trade area within a five-mile radius contained an estimated 471,952 people, with a median household income of $99,537 in 2014. The property’s secondary trade area spans up to a 10-mile radius and contained an estimated 1,601,461 people, with a median household income of $72,719 in 2014. The appraisal concluded that average in-place rents at the property across all categories of tenants is $61.25 per square foot, which is approximately 28.8% below market. According to the appraisal, the property’s primary and secondary competition consists of the five properties detailed in the table below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C28

Houston Galleria

Competitive Set Summary(1)

Property	Year Built / Renovated	Total GLA	Est. Occ.	Proximity (miles)	Anchor Tenants
The Woodlands Mall	1994 / 2004	1,270,380	100%	30.0	Sears, Dillard’s, JCPenney, Macy’s, Forever 21
Baybrook Mall	1978 / 1984, 1994	1,262,201	100%	25.0	Sears, Dillard’s, JCPenney, Macy’s, Forever 21
Willowbrook Mall	1981 / 1992	1,384,857	99%	15.0	Sears, Dillard’s, JCPenney, Macy’s
Memorial City Mall	1965 / 2001, 2003	1,626,395	95%	5.0	Sears, Dillard’s, JCPenney, Macy’s, Target
First Colony Mall	1996 / 2006	1,123,228	99%	14.0	Dillard’s, Dillard’s Home/Mens, JCPenney, Macy’s
(1)	Per the appraisal.

Historical and Current Occupancy(1)
2009	2010	2011	2012	2013	Current(2)(3)
94.0%	96.0%	94.0%	97.0%	99.0%	98.3%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Includes temporary tenants. Excludes anchor tenants, storage space and approximately 129,019 square feet of new GLA associated with the redevelopment of the property that is currently underway.
(3)
Current Occupancy is as of December 31, 2014 and includes 11 tenants occupying 26,436 square feet which have either executed leases and have not yet taken occupancy and/or commenced paying rent or tenants which have not yet executed a lease.

Historical In-line Sales and Occupancy Costs(1)
	2009	2010	2011	2012	2013	2014(2)
In-line Sales PSF(3)	$805	$850	$925	$973	$1,018	$973
Occupancy Costs	13.4%	12.8%	12.2%	12.0%	12.2%	13.6%
(1)	In-line Sales PSF and Occupancy Costs are for comparable tenants less than 10,000 square feet that reported full year sales.
(2)
In 2014, Apple, which had occupied a temporary space, moved to its current larger, 9,017 square feet unit. Square footage for Apple assumes the weighted average of its original square footage for 10 months and new square footage for two months.

(3)	In-line Sales PSF excluding Apple are $802, $861, $907 and $883 in 2011, 2012, 2013 and 2014, respectively.

Non-Owned Anchors
Tenant	Ratings(1) Moody’s/S&P/Fitch	Net Rentable Area (SF)	Most Recent Sales(2)	Most Recent Sales PSF(2)
Macy’s(3)	Baa2 / BBB+ / BBB	225,000	$65,700,000	$292
Nordstrom(3)	Baa1 / A- / BBB+	216,400	$134,300,000	$621
Saks Fifth Avenue(4)	NR / NR / NR	201,063	$101,473,000	$505
Neiman Marcus(4)	NR / NR / NR	200,000	$177,000,000	$885
(1)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(2)	Most Recent Sales for Macy’s, Nordstrom and Neiman Marcus are based on 2013 sales estimates. Most Recent Sales for Saks Fifth Avenue are based on 2014 sales estimates.
(3)	Macy’s and Nordstrom anchor parcels are not part of the collateral.
(4)
Saks Fifth Avenue and Neiman Marcus own their improvements but their related pad sites are ground leased from the borrowers. Saks Fifth Avenue pays an annual ground rent of $167,549 and has two 15-year renewal options remaining with the current term expiring 20 years after the opening date. Neiman Marcus does not pay base rent, but pays approximately $1.5 million in common area maintenance fees and has a 25-year renewal option remaining with the current term expiring in October 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C28

Houston Galleria

Collateral Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date	Most Recent Sales PSF
Galleria Tennis/Athletic Club	NA / NA / NA	77,599	6.4%	$4.26	3/31/2022	$16
Forever 21	NA / NA / NA	26,997	2.2%	$55.02	1/31/2023	$372
H&M(3)	NA / NA / NA	22,773	1.9%	$91.18	1/31/2025	NAV
TopShop(4)	NA / NA / NA	22,712	1.9%	$71.55	3/31/2025	NAV
Express Women(5)	NA / NA / NA	19,375	1.6%	$74.70	1/31/2026	NAV
Zara International(6)	NA / NA / NA	18,996	1.6%	$90.00	8/31/2024	NAV
A’Gaci Too	NA / NA / NA	18,493	1.5%	$21.17	1/31/2022	$353
Banana Republic	Baa3 / BBB- / BBB-	17,049	1.4%	$50.00	3/31/2018	$797
The Gap	Baa3 / BBB- / BBB-	17,000	1.4%	$48.00	1/31/2019	$577
Galleria Ice Rink	NA / NA / NA	16,924	1.4%	$46.80	9/30/2020	$147
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	H&M is a new tenant with less than 12 months of sales history.
(4)	TopShop has executed a lease but has not yet taken occupancy or commenced paying rent. The tenant is expected to take occupancy in April 2015.
(5)	Express Women executed a lease that will commence in 2015 and therefore the tenant does not have any sales history.
(6)	Zara International has recently relocated its space and does not have 12 months of sales in the new unit. Total gross sales in the previous unit were approximately $28.1 million.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant(2)	NAP	193,261	15.9%	NAP	NAP	193,261	15.9%	NAP	NAP
2015 & MTM	5	10,498	0.9	$735,916	1.0%	203,759	16.8%	$735,916	1.0%
2016	38	80,265	6.6	6,370,748	8.3	284,024	23.4%	$7,106,664	9.3%
2017	34	83,887	6.9	6,979,276	9.1	367,911	30.4%	$14,085,940	18.5%
2018	19	87,286	7.2	5,577,727	7.3	455,197	37.6%	$19,663,667	25.8%
2019	39	140,369	11.6	10,193,010	13.4	595,566	49.1%	$29,856,677	39.1%
2020	20	59,204	4.9	3,743,684	4.9	654,770	54.0%	$33,600,361	44.0%
2021	18	64,984	5.4	6,601,624	8.6	719,754	59.4%	$40,201,985	52.7%
2022	21	140,009	11.6	4,610,341	6.0	859,763	70.9%	$44,812,326	58.7%
2023	29	97,306	8.0	8,219,261	10.8	957,069	79.0%	$53,031,587	69.5%
2024	43	129,398	10.7	13,162,455	17.2	1,086,467	89.6%	$66,194,041	86.7%
2025	17	87,469	7.2	7,545,895	9.9	1,173,936	96.9%	$73,739,937	96.6%
2026 & Beyond	9	38,070	3.1	2,605,213	3.4	1,212,006	100.0%	$76,345,149	100.0%
Total	292	1,212,006	100.0%	$76,345,149	100.0%
(1)
Based on the underwritten rent roll. Includes Saks Fifth Avenue and Neiman Marcus, which own their improvements but not their related pad sites which are ground leased from the borrowers. The square footage for these two anchors is not included in the above chart; however, Saks Fifth Avenue’s Base Rent is included. Neiman Marcus does not pay Base Rent; however, the tenant pays approximately $1.5 million in common area maintenance fees, which is not included in the above chart.

(2)
Includes 116,460 square feet of gross leasable area associated with the redevelopment of the property that is currently underway, which amount is subject to fluctuation based on the final redevelopment.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C28

Houston Galleria

Operating History and Underwritten Net Cash Flow

	2011	2012	2013	2014	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$60,809,445	$65,379,243	$69,482,051	$71,218,749	$76,345,149	$62.99	46.7%
Rent Steps	0	0	0	0	1,859,783	1.53	1.1
Vacant Income(3)	0	0	0	0	14,663,938	12.10	9.0
Gross Potential Rent	$60,809,445	$65,379,243	$69,482,051	$71,218,749	$92,868,870	$76.62	56.8%
Total Reimbursements	34,134,168	37,323,585	36,827,292	43,439,460	53,739,370	44.34	32.9
Marketing Income	1,851,458	2,011,809	2,124,361	2,135,311	2,195,401	1.81	1.3
Overage Rent	5,150,425	6,116,635	7,155,916	6,089,835	5,667,729	4.68	3.5
Parking	2,672,123	2,919,749	3,186,839	3,709,016	2,492,000	2.06	1.5
Temporary Tenants and Other Rents	7,162,968	7,159,342	7,256,055	6,810,944	6,402,487	5.28	3.9
Net Rental Income	$111,780,587	$120,910,363	$126,032,514	$133,403,315	$163,365,858	$134.79	100.0%
(Vacancy/Credit Loss)	(1,604,438)	(1,120,601)	1,666,567	(557,987)	(22,649,430)	(18.69)	(13.9%)
Other Income(4)	2,957,098	2,924,744	3,288,118	3,522,892	3,095,336	2.55	1.9
Effective Gross Income	$113,133,247	$122,714,506	$130,987,199	$136,368,220	$143,811,764	$118.66	88.0%

Total Expenses	$31,951,875	$34,947,477	$36,857,287	$39,803,830	$41,482,463	$34.23	28.8%

Net Operating Income	$81,181,372	$87,767,029	$94,129,912	$96,564,390	$102,329,302	$84.43	71.2%

Total TI/LC, Capex/RR	0	0	0	0	2,256,878	1.86	1.6
Net Cash Flow	$81,181,372	$87,767,029	$94,129,912	$96,564,390	$100,072,424	$82.57	69.6%

Average Annual Rent PSF(5)	$53.38	$55.61	$57.91	$59.78

(1)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)
Underwritten Rents in Place includes several signed leases not yet commenced (approximately 68,260 of square feet and approximately $4.8 million of base rent) as well as leases out for signature or in documentation (approximately 24,723 of square feet and approximately $2.1 million of base rent). Rent steps through December 31, 2015 totaling approximately $1.9 million were underwritten including lease renewals that are currently out for signature.

(3)
Vacant Income includes $7,794,668 of base rent attributable to approximately 116,000 square feet of gross leasable area associated with the redevelopment of the property that will be included in the collateral for the loan.

(4)	Other Income primarily includes media, storage, local sponsorships, play area sponsorships and other miscellaneous income.
(5)
Average Annual Rent PSF is based on historical financial statements and leased square footage as of December 31 of each respective year. Underwritten Average Annual Rent PSF is based on Underwritten Rents in Place and Underwritten Rent Steps and current occupancy of 98.3% as of December 31, 2014.

Property Management. The property is managed by Simon Management Associates (Texas), LLC, an affiliate of the loan sponsors.

Escrows and Reserves. No upfront escrows were taken at origination.

Tax Escrows - The requirement for the borrowers to make monthly deposits into the tax escrow is waived so long as (i) there is no event of default, (ii) no DSCR Reserve Trigger Period (as defined below) exists and (iii) the borrowers do not (a) become delinquent on taxes or (b) fail to provide the lender with satisfactory evidence that taxes have not become delinquent upon request.

A “DSCR Reserve Trigger Period” means the debt service coverage ratio as calculated in the loan documents based on the trailing four calendar quarters falls below 1.75x for two consecutive calendar quarters.

Insurance Escrows - The requirement for the borrowers to make monthly deposits to the insurance escrow is waived so long as no event of default exists. In addition, the borrowers are not required to make monthly deposits for insurance premiums so long as the borrowers provide satisfactory evidence that the property is insured under an acceptable blanket policy in accordance with the loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C28

Houston Galleria

Replacement Reserves - The requirement for the borrowers to make monthly deposits to the replacement reserve is waived so long as no DSCR Reserve Trigger Period exists and there is no event of default. Following the occurrence and during the continuance of a DSCR Reserve Trigger Period or an event of default, the borrowers are required to deposit $22,529 per month (approximately $0.22 per square foot annually) for replacement reserves. The reserve is subject to a cap of $540,698 (approximately $0.45 per square foot).

TI/LC Reserves - The requirement for the borrowers to make monthly deposits to the TI/LC reserve is waived so long as no DSCR Reserve Trigger Period exists and there is no event of default. Following the occurrence and during the continuance of a DSCR Reserve Trigger Period or an event of default, the borrowers are required to deposit approximately $90,116 per month (approximately $0.89 per square foot annually) for TI/LC reserves. The reserve is subject to a cap of $2,162,790 (approximately $1.78 per square foot).

Lockbox / Cash Management. The loan is structured with a CMA lockbox. Tenant direction letters were required to be sent to all tenants upon the origination of the loan instructing them to deposit all rents and payments within 30 days of the origination date into the lockbox account controlled by the lender. The funds are then returned to an account controlled by the borrowers until the occurrence of a Cash Sweep Event (as defined below). During the continuance of a Cash Sweep Event, all rents will be swept weekly to a segregated cash management account and held in trust and for the benefit of the lender. The lender will have a first priority security interest in the cash management account. Upon the occurrence and during the continuance of a Cash Sweep Event, all excess cash after payment of debt service, required reserves and budgeted operating expenses will be held as additional security for the loan.

A “Cash Sweep Event” means: (i) the occurrence and continuance of an event of default, (ii) any bankruptcy action of any of the borrowers or any affiliated property manager or (iii) the debt service coverage ratio as calculated in the loan documents based on the trailing twelve-months falling below 1.25x.

Permitted Mezzanine Debt. The loan sponsors will be permitted to obtain a subordinate mezzanine loan subject to the terms and conditions of the loan documents which include, without limitation, the following: (i) the aggregate combined loan-to-value ratio may not be greater than 45.3%, (ii) the aggregate debt service coverage ratio (as calculated in the loan documents) may be not less than 2.46x; (iii) the aggregate debt yield may not be less than 8.4%; (iv) if the subordinate mezzanine loan bears interest at a floating rate, an interest rate cap or swap agreement must be maintained during the term of the loan at a fixed strike price such that the debt service coverage ratio will not be less than 2.46x; (v) the subordinate mezzanine loan must be co-terminus with the Houston Galleria Whole Loan; (vi) the lenders of such subordinate mezzanine loan enter into an intercreditor agreement reasonably satisfactory to the lender and the rating agencies; and (vii) the subordinate mezzanine loan is subject to rating agency confirmation.

Release of Outparcel. The borrowers are permitted to make transfers of non-income producing portions of the property to third parties and affiliates in accordance with the loan documents. In addition, the borrowers may obtain the release of a vacant parcel that was formerly improved by part of a second Macy’s store that closed, subject to satisfaction of certain conditions set forth in the loan agreement.

Condominium. The property forms part of a fractured condominium regime that also includes three office towers and two hotels. The borrowers have the right to appoint the majority of the members of the condominium board. See “Risk Factors—Condominiums and Master Developments May Limit Use and Improvements” in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42 of 134

Structural and Collateral Term Sheet	JPMBB 2015-C28

The Shops at Waldorf Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43 of 134

Structural and Collateral Term Sheet	JPMBB 2015-C28

The Shops at Waldorf Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44 of 134

Structural and Collateral Term Sheet	JPMBB 2015-C28

The Shops at Waldorf Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45 of 134

Structural and Collateral Term Sheet	JPMBB 2015-C28

The Shops at Waldorf Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$78,000,000	Title:	Fee
Cut-off Date Principal Balance:	$78,000,000	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	6.8%	Net Rentable Area (SF):	497,529
Loan Purpose:	Refinance	Location:	Waldorf, MD
Borrowers:	Madison Waldorf LLC and	Year Built / Renovated:	1987 / 2009
	WT Lot A LLC	Occupancy(1):	89.5%
Sponsor:	Madison Realty Partnership LLC	Occupancy Date:	3/15/2015
Interest Rate:	4.17436%	Number of Tenants:	44
Note Date:	3/13/2015	2012 NOI:	$4,696,947
Maturity Date:	4/1/2025	2013 NOI:	$5,136,508
Interest-only Period:	60 months	2014 NOI(2):	$5,317,937
Original Term:	120 months	UW Economic Occupancy:	87.7%
Original Amortization:	360 months	UW Revenues:	$9,146,722
Amortization Type:	IO-Balloon	UW Expenses:	$2,598,188
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW NOI(2):	$6,548,534
Lockbox:	Hard	UW NCF:	$6,152,516
Additional Debt:	Yes	Appraised Value / Per SF(3):	$113,100,000 / $227
Additional Debt Balance:	$10,000,000	Appraisal Date:	11/25/2014
Additional Debt Type:	Mezzanine Loan

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$157
Taxes:	$531,843	$66,481	N/A	Maturity Date Loan / SF:	$143
Insurance:	$0	Springing	N/A	Cut-off Date LTV(3):	69.0%
Replacement Reserves:	$6,201	$6,201	N/A	Maturity Date LTV(3):	62.8%
TI/LC:	$31,005	$31,005	$1,488,213	UW NCF DSCR:	1.35x
Other:	$6,089,677	$0	N/A	UW NOI Debt Yield:	8.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$78,000,000	88.6%	Payoff Existing Debt	$56,627,145	64.3%
Mezzanine Loan	10,000,000	11.4	Return of Equity	23,473,900	26.7
			Upfront Reserves	6,658,726	7.6
			Closing Costs	1,240,230	1.4
Total Sources	$88,000,000	100.0%	Total Uses	$88,000,000	100.0%
(1)
Occupancy includes LA Fitness (30,253 square feet) which has an executed lease but is not yet in occupancy. LA Fitness is expected to take occupancy in June 2015 and commence paying rent in November 2015.

(2)
UW NOI is higher than 2014 NOI primarily due to underwriting the recently executed leases for LA Fitness, Sport Clips, Bob’s Furniture and Ross, accounting for approximately $1.3 million in underwritten base rent. UW NOI also includes rent escalations through December 2015.

(3)
The Appraised Value, Cut-off Date LTV and Maturity Date LTV reflect the “Hypothetical” value of $110,000,000 provided by the related appraisal plus $3,100,000 for the value of certain excess land.  The “Hypothetical” appraised value assumes that LA Fitness has taken occupancy and commenced paying rent.  At origination, the borrowers were required to reserve the full outstanding amount of the remaining tenant improvements and free rent required under the tenant’s lease, as described in “Escrows and Reserves” below. The Cut-off Date LTV and Maturity Date LTV reflecting the hypothetical property value excluding the value of excess land are 70.9% and 64.5%, respectively.

(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Shops at Waldorf Center loan has an outstanding principal balance of $78.0 million and is secured by a first mortgage lien on a 497,529 square foot open-air shopping center located in Waldorf, Maryland. The loan has a 10-year term and, subsequent to a five-year interest-only period, will amortize on a 30-year schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46 of 134

Structural and Collateral Term Sheet	JPMBB 2015-C28

The Shops at Waldorf Center

The Borrowers. The borrowing entities for The Shops at Waldorf Center loan are Madison Waldorf LLC and WT Lot A LLC, each a Maryland limited liability company and special purpose entity.

The Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Madison Realty Partnership LLC, a Delaware limited liability company. Madison Realty Partnership LLC is an affiliate of Madison Marquette Property Investments (“Madison Marquette”), a leading real estate investment firm which specializes in retail and mixed use development properties across the United States. Founded in 1992, Madison Marquette currently operates a portfolio of real estate investments totaling more than 20.0 million square feet. The property was developed in 1987 by Trammell Crow and Capital Guidance. Since then, the developers have invested capital to re-tenant and upgrade the property. The current outstanding debt on the property is approximately $57.0 million. Capital Guidance has since formed Madison Marquette to handle all of the leasing for its retail shopping center portfolio.

The Property. The Shops at Waldorf Center is a 497,529 square foot open-air shopping center located in Waldorf, Maryland, approximately 30.0 miles southeast of Washington D.C. at the intersection of Highway 301 and Route 228. The property was originally developed in 1987 and renovated in 2009. The property consists of The Shops at Waldorf Center East and a directly adjacent phase II expansion parcel, known as The Shops at Waldorf Center West (the “Phase II Expansion”). The land under the Phase II Expansion was purchased by Madison Marquette in 2005. The Phase II Expansion is located on a separate tax parcel and consists of six pads, two of which have already been developed and are occupied by CVS, which leases approximately 2.6% of the net rentable area through January 2036, and Silver Diner, which leases approximately 1.6% of the net rentable area through May 2034.

As of March 15, 2015, the property was 89.5% leased by 44 tenants. The property features a predominantly national tenancy as well as 10 credit tenants. Furthermore, many of the anchor and major tenants at the center are unique-to-the-market offerings and the average distance of the next closest location for each of these tenants is over 24.3 miles. The largest tenant at the property, Christmas Tree Shops, leases approximately 7.1% of the net rentable area through January 2026. Christmas Tree Shops is a subsidiary of Bed, Bath & Beyond and operates a chain of stores that offer holiday gifts, home decoration products and patio and garden products across the United States. The second largest tenant, hhgregg, leases approximately 6.3% of the net rentable area through August 2020. Hhgregg is a specialty retailer of home appliances, televisions, computers and tablets, consumer electronics and home furniture. Hhgregg operates 229 stores across the United States and the stores are located predominantly in power centers or freestanding locations in high traffic areas. The third largest tenant, PetSmart, leases approximately 6.2% of the net rentable area through January 2020. PetSmart is a leading specialty provider of products, services and solutions for the lifetime needs of pets. The company’s pet service offerings include grooming, training, day camp for dogs and boarding. Other significant tenants at the property include Babies “R” Us, Ross, Modell’s, Staples and Michaels.

The property is located in Waldorf, Maryland, which is the north/central portion of Charles County and is considered part of the Washington, D.C. metropolitan statistical area. The property has frontage along Crain Highway, Waldorf’s major commercial and retail corridor extending south from Washington, D.C. to northwest Maryland. The property’s retail corridor includes the St. Charles Towne Center, an approximately 1.2 million square foot regional mall that is anchored by a Sears, JCPenney, Kohl’s and Macy’s, located approximately 1.4 miles from the property. According to the appraisal, area has also experienced residential growth with indications of continued development. The master-planned community of St. Charles, which is less than two miles from the property, has approximately 10,000 housing units, 2.7 million square feet of commercial development and 1.4 million square feet of industrial space that has been developed to date. According to the appraisal, the trade area within a five-mile radius contained approximately 82,985 people, with a median household income of $95,136 as of 2014. The appraisal concluded that market rents were generally in-line with the rents in-place at the property. The appraisal estimated average market rents of $29.00 per square foot for in-line space below 3,000 square feet and average rents of $24.00 per square foot for space above 3,000 square feet compared to the property’s current average contract rents of $28.04 per square foot for small in-line tenants and $24.58 per square foot for large in-line tenants. The Charles County retail market reported an overall vacancy rate of 7.2%.

Historical and Current Occupancy(1)

2012	2013	2014	Current(2)(3)
83.7%	86.4%	89.5%	89.5%
(1)	Historical Occupancies are as of December 31 of each respective year and excludes temporary tenants.
(2)	Current Occupancy is as of March 15, 2015.
(3)
Occupancy includes LA Fitness (30,253 square feet) which has an executed lease but is not yet in occupancy. LA Fitness is expected to take occupancy in June 2015 and commence paying rent in November 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47 of 134

Structural and Collateral Term Sheet	JPMBB 2015-C28

The Shops at Waldorf Center

Tenant Summary(1)

Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Christmas Tree Shops	Baa1 / A- / NA	35,232	7.1%	$8.99	NA	NA	1/31/2026
hhgregg	NA / NA / NA	31,537	6.3%	$13.00	NA	NA	8/31/2020
PetSmart	NA / BB+ / NA	30,900	6.2%	$8.74	$256	3.4%	1/31/2020
Babies “R” Us	Caa2 / B- / CC	30,719	6.2%	$12.10	NA	NA	1/31/2019
LA Fitness	NA / NA / NA	30,253	6.1%	$19.00	NA	NA	10/31/2027
Bob’s Furniture	NA / NA / NA	30,103	6.1%	$13.00	NA	NA	3/31/2020
Michaels	NA / B / NA	28,000	5.6%	$14.50	$147	9.9%	1/31/2019
Ross	A3 / A- / NA	24,846	5.0%	$10.00	$288	3.5%	1/31/2021
Modell’s	NA / NA / NA	17,825	3.6%	$13.00	$106	12.2%	1/31/2023
Staples	Baa2 / BBB- / BBB-	15,656	3.1%	$14.25	$436	3.3%	9/30/2022
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF and Occupancy Costs represent sales for the twelve-month period ended on December 31, 2014 for all tenants.

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	52,177	10.5%	NAP	NAP	52,177	10.5%	NAP	NAP
2015 & MTM	3	8,901	1.8	$128,193	1.8%	61,078	12.3%	$128,193	1.8%
2016	0	0	0.0	0	0.0	61,078	12.3%	$128,193	1.8%
2017	5	15,820	3.2	511,701	7.0	76,898	15.5%	$639,894	8.8%
2018	4	13,308	2.7	221,731	3.0	90,206	18.1%	$861,624	11.8%
2019	9	90,589	18.2	1,483,773	20.3	180,795	36.3%	$2,345,398	32.2%
2020	4	97,044	19.5	1,161,466	15.9	277,839	55.8%	$3,506,864	48.1%
2021	3	34,187	6.9	510,298	7.0	312,026	62.7%	$4,017,162	55.1%
2022	3	23,474	4.7	497,656	6.8	335,500	67.4%	$4,514,818	61.9%
2023	6	58,780	11.8	945,315	13.0	394,280	79.2%	$5,460,133	74.9%
2024	2	4,813	1.0	139,577	1.9	399,093	80.2%	$5,599,710	76.8%
2025	1	12,093	2.4	175,349	2.4	411,186	82.6%	$5,775,058	79.2%
2026 & Beyond	4	86,343	17.4	1,516,564	20.8	497,529	100.0%	$7,291,622	100.0%
Total	44	497,529	100.0%	$7,291,622	100.0%
(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48 of 134

Structural and Collateral Term Sheet	JPMBB 2015-C28

The Shops at Waldorf Center

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$5,737,084	$5,958,171	$6,269,985	$7,291,622	$14.66	69.9%
Vacant Income	0	0	0	1,026,792	2.06	9.8
Gross Potential Rent	$5,737,084	$5,958,171	$6,269,985	$8,318,414	$16.72	79.7%
Total Reimbursements	1,334,523	1,557,539	1,812,745	2,113,480	4.25	20.3
Net Rental Income	$7,071,606	$7,515,710	$8,082,730	$10,431,894	$20.97	100.0%
(Vacancy/Credit Loss)	0	0	(256,419)	(1,287,672)	(2.59)	(12.3)
Other Income	1,480	13,347	19,834	2,500	0.01	0.0
Effective Gross Income	$7,073,086	$7,529,057	$7,846,145	$9,146,722	$18.38	87.7%

Total Expenses	$2,376,139	$2,392,550	$2,528,208	$2,598,188	$5.22	28.4%

Net Operating Income	$4,696,947	$5,136,508	$5,317,937	$6,548,534	$13.16	71.6%

Total TI/LC, Capex/RR	0	0	0	396,018	0.80	4.3
Net Cash Flow	$4,696,947	$5,136,508	$5,317,937	$6,152,516	$12.37	67.3%
(1)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)
Underwritten Rents in Place include full contractual rent and reimbursements for the recently executed leases for LA Fitness, Sport Clips, Bob’s Furniture and Ross, accounting for approximately $1.3 million in underwritten base rent. LA Fitness is expected to take possession of its space in June 2015 and commence paying rent in November 2015. Underwritten Rents in Place also include rent escalations through December 2015.

Property Management. The property is managed by Madison Marquette Retail Services LLC, an affiliate of the loan sponsor.

Escrows and Reserves. At origination, the borrowers deposited into escrow approximately $3,776,372 for outstanding tenant improvements and leasing commissions, $1,213,863 for a construction reserve related to the LA Fitness lease, $1,080,769 for free rent obligations associated with the LA Fitness lease, $531,843 for real estate taxes, $18,673 for a deferred maintenance reserve, $31,005 for a tenant improvement and leasing commission reserve and $6,201 for a replacement reserve.

Tax Escrows - On a monthly basis, the borrowers are required to escrow 1/12 of the annual estimated tax payments, which currently equates to $66,481.

Insurance Escrows - The requirement for the borrowers to make monthly deposits to the insurance escrow is waived so long as no event of default or Cash Sweep Event (as defined below) exists and so long as the borrowers provide satisfactory evidence that the property is insured under an acceptable blanket policy.

Replacement Reserves - On a monthly basis, the borrowers are required to escrow $6,201 (approximately $0.15 per square foot annually) for replacement reserves.

TI/LC Reserves - On a monthly basis, the borrowers are required to escrow $31,005 (approximately $0.75 per square foot annually) for future tenant improvements and leasing commissions. The reserve is subject to a cap of $1,488,213 (approximately $2.99 per square foot).

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. Tenant direction letters were sent to all tenants upon the closing of the loan instructing them to deposit all rents and payments into the lockbox account. All funds in the lockbox account are swept daily to a segregated cash management account under the control of the lender and disbursed during each interest period in accordance with the loan documents. To the extent there is a Cash Sweep Event, all excess cash flow after payment of the debt service, required reserves and operating expenses will be held as additional collateral for the loan. The lender will have a first priority security interest in the cash management account.

A “Cash Sweep Event” means the occurrence of: (i) an event of default, (ii) any bankruptcy action of any of the borrowers or the property manager or (iii) the debt service coverage ratio as calculated in the loan documents based on the trailing three-month period being less than (a) 1.20x prior to April 1, 2016 and (b) 1.05x on or after April 1, 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49 of 134

Structural and Collateral Term Sheet	JPMBB 2015-C28

The Shops at Waldorf Center

Additional Debt. The $10.0 million mezzanine loan is secured by direct equity interests in the borrowers and is coterminous with the mortgage loan. The mezzanine loan is interest-only for the term of the loan and has a 11.00000% coupon. Including the mezzanine loan, the Cut-off Date LTV is 77.8%, the UW NCF DSCR is 1.08x and the UW NOI Debt Yield is 7.4%.

Outparcel Releases. The borrowers may release several unimproved outparcels from the lien of the loan documents without the payment of a release price, upon the following terms and conditions: (i) no event of default exists; (ii) after giving effect to the release, the loan-to-value ratio of the property (including the mezzanine loan) does not exceed 72.5%; (iii) after giving effect to the release, the debt service coverage ratio (based on net income and including the mezzanine loan) based on trailing 12 months will be equal to or greater than 1.25x; and (iv) delivery of a REMIC opinion.

Condominium Conversion. The borrowers have the right to convert either all or a specified portion of the property into a condominium upon the terms and conditions set forth in the related loan documents including, without limitation: (i) there is no event of default which has occurred and is continuing; (ii) the lender approves the condominium documents (including the number and specifications of the various units); and (iii) the lender receives updated insurance certificates showing that the condominium complies with the insurance requirements of the loan documents and evidence of payment of the premiums.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50 of 134

Structural and Collateral Term Sheet	JPMBB 2015-C28

333 North Central Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51 of 134

Structural and Collateral Term Sheet	JPMBB 2015-C28

333 North Central Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52 of 134

Structural and Collateral Term Sheet	JPMBB 2015-C28

333 North Central Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53 of 134

Structural and Collateral Term Sheet	JPMBB 2015-C28

333 North Central Avenue

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$71,500,000	Title(1):	Leasehold
Cut-off Date Principal Balance:	$71,500,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	6.3%	Net Rentable Area (SF):	249,012
Loan Purpose:	Acquisition	Location:	Phoenix, AZ
Borrower:	ARCP OFC Phoenix (Central) AZ,	Year Built / Renovated:	2010 / N/A
	LLC	Occupancy:	100.0%
Sponsor:	Cole Corporate Income Operating	Occupancy Date:	3/3/2015
	Partnership II, LP	Number of Tenants:	2
Interest Rate:	4.76600%	2012 NOI(2):	N/A
Note Date:	3/11/2015	2013 NOI(2):	N/A
Anticipated Repayment Date(3):	4/6/2020	2014 NOI(4):	$6,441,559
Interest-only Period:	60 months	UW Economic Occupancy:	96.2%
Original Term:	60 months	UW Revenues:	$9,678,573
Original Amortization:	None	UW Expenses:	$2,547,703
Amortization Type:	ARD-Interest Only	UW NOI(4):	$7,130,869
Call Protection:	L(24),Grtr1%orYM(32),O(4)	UW NCF:	$6,649,083
Lockbox:	Hard	Appraised Value / Per SF:	$110,000,000 / $442
Additional Debt:	N/A	Appraisal Date:	1/14/2015
Additional Debt Balance:	N/A
Additional Debt Type:	N/A

Escrows and Reserves(5)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$287
Taxes:	$0	$0	N/A	Maturity Date Loan / SF(6):	$287
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	65.0%
Replacement Reserves:	$0	$3,113	N/A	Maturity Date LTV(6):	65.0%
TI/LC:	$0	Springing	$4,929,800	UW NCF DSCR:	1.92x
Other:	$47,194	$1,200	N/A	UW NOI Debt Yield:	10.0%

Sources and Uses(7)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$71,500,000	64.5%	Purchase Price	$110,000,000	99.2%
Sponsor Equity	39,354,629	35.5	Closing Costs	807,435	0.7
			Reserves	47,194	0.0
Total Sources	$110,854,629	100.0%	Total Uses	$110,854,629	100.0%
(1)	The fee interest in the property is held by the City of Phoenix as part of a tax abatement program. For a full description, please refer to “GPLET Tax Abatement and Development Lease” below.
(2)	2012 NOI and 2013 NOI were not available as the property was acquired by the loan sponsor in November 2014.
(3)
The loan is structured with an anticipated repayment date of April 6, 2020 (the “ARD”). If the loan is not paid off on or before the ARD, then the interest rate (“Revised Rate”) will equal the initial interest rate of 4.76600% (the “Initial Interest Rate”) plus 3.00000% (the “Step Up Rate”), the borrower will be required to make monthly payments based on the Revised Rate, the portion of the payment based on the Step Up Rate will be applied to pay principal and the payment of interest accrued at the Step Up Rate will be deferred. In addition, from and after the ARD, all excess cash flow from the property, after payment of reserves, the interest calculated at the Initial Interest Rate, and operating expenses, will be applied to the outstanding principal balance of the loan. The final maturity date of the loan is April 6, 2025.

(4)
The increase from 2014 NOI to UW NOI is primarily due to the inclusion of $1,242,991 in average contractual rent increases for the investment grade tenant Freeport McMoRan through the final maturity date of the loan.

(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(6)	Maturity Date Loan / SF and Maturity Date LTV are as of the ARD.
(7)
The loan sponsor acquired the property in November 2014 for $110.0 million and paid for the  related costs using a revolving line of credit. The proceeds of the loan were used to repay the revolving line of credit and serve as permanent acquisition financing. The Sources and Uses displayed above are net of the November 2014 acquisition and related costs.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54 of 134

Structural and Collateral Term Sheet	JPMBB 2015-C28

333 North Central Avenue

The Loan. The 333 North Central Avenue loan has an outstanding principal balance of $71.5 million and is secured by a first mortgage lien on the borrower’s leasehold interest in the 249,012 square foot, Class A office component of a 26-story, mixed use tower located in downtown Phoenix, Arizona. The loan is structured with an ARD of April 6, 2020 and a final maturity date of April 6, 2025, and is interest-only until the ARD.

The Borrower. The borrowing entity for the 333 North Central Avenue loan is ARCP OFC Phoenix (Central) AZ, LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Cole Corporate Income Operating Partnership II, LP, an affiliate of Cole Office & Industrial REIT (CCIT II), Inc. (“CCIT II”). CCIT II is a non-listed real estate investment trust that invests primarily in single-tenant, income-producing, necessity office and industrial properties that are leased to credit tenants under long-term net leases. As of February 28, 2015, CCIT II indirectly owned 23 properties located in 15 states, consisting of approximately 7.2 million gross rentable square feet of corporate office and industrial space. Between September 11, 2014 and February 28, 2015, CCIT II acquired 11 properties for approximately $396.5 million including distribution centers for both Amazon and Proctor & Gamble and a FedEx Ground logistics hub. CCIT II is managed by an affiliate of Cole Capital Corporation, the private capital management business of American Realty Capital Properties, Inc. See “Risk Factors—Litigation or Other Legal Proceedings Could Adversely Affect the Mortgage Loans” in the Free Writing Prospectus.

The Property. 333 North Central Avenue is a 26-story hotel and office tower consisting of a 242-room, four star, full service Westin Phoenix Downtown, located on floors 11 through 18; and a 246,490 square foot, Class A office that serves as the headquarters of Freeport McMoRan, located on floors 19 through 26. The ground floor contains separate hotel and office lobbies (each with a dedicated entrance) as well as a 2,522 square foot office leased to the Arizona Commerce Authority. A nine-story parking garage containing 574 spaces occupies floors 2 through 10. The collateral for the loan is comprised of the office components on the ground floor and floors 19 through 26, totaling 249,012 square feet, and 514 spaces in the parking garage (parking ratio of approximately 2.06 spaces per 1,000 square feet of net rentable area).The 26-story building shell was originally completed in November 2009. The office space was completed and occupied in May 2010 and the hotel opened in March 2011. At the time of completion, 333 North Central Avenue was the first high-rise building built in Phoenix in approximately ten years. The building features nine-foot floor to ceiling windows, transparent dichroic glass shading elements and panoramic views of the surrounding city and mountain ranges.

As of March 3, 2015, the collateral was 100.0% leased to two tenants. The largest tenant at the property, Freeport McMoRan, leases 246,490 square feet on floors 19 to 26 through May 16, 2027 for use as the firm’s global headquarters with two five-year extension options and no termination options. Each floor has a mixture of perimeter private offices, interior bullpen stations, conference rooms and an employee lunch room. The 26th floor has a more extensive build-out with an executive full kitchen and lunch room, a high-end conference room and five executive offices. Freeport McMoRan is a Fortune 500 international natural resources company that operates large, long-lived, geographically diverse assets with significant proven and probable reserves of copper, gold, molybdenum, cobalt, oil and natural gas. According to the appraisal, Freeport McMoRan is the world’s largest publicly traded copper producer and the world’s largest producer of molybdenum. The company’s portfolio of assets includes the Grasberg mining complex in Indonesia, the world’s largest copper and gold mine in terms of recoverable reserves, significant mining operations in the Americas, including the large scale Morenci and Safford minerals districts in North America and the Cerro Verde and El Abra operations in South America. Freeport McMoRan has significant operations in Arizona, with five of its seven operating North American copper mines located within driving distance of its headquarters in the 333 North Central Avenue tower. Freeport McMoRan is rated Baa2 / BBB- / BBB by Moody’s, S&P and Fitch, respectively.

The second largest tenant at the property, Arizona Commerce Authority (“ACA”), leases a 2,522 square foot office on the ground floor through September 22, 2021. ACA is a public-private economic development organization with a mission to grow and strengthen Arizona’s economy by recruiting out-of-state companies to expand their operations in Arizona. ACA also works with existing companies to grow their business in Arizona and partners with entrepreneurs and companies to create new jobs and businesses in targeted industries. ACA is rated Aa3 / AA- by Moody’s and S&P, respectively.

The property is located at the northeast corner of Central Avenue and Van Buren Street in the heart of the downtown Phoenix central business district. According to the appraisal, the neighborhood is comprised primarily of high-rise office, commercial and retail improvements, including governmental facilities that extend from Central Avenue to the Capital building at 17th Avenue and Washington Street along the Governmental Mall. The property is located across the street from the Central Station transit hub of the new 20-mile METRO light rail transit system that connects Phoenix with Tempe and Mesa. The downtown Phoenix area has seen the development of hundreds of new urban residential units and is also emerging as the region’s new center for biosciences, university collaboration and high-wage science and technology enterprises. The Phoenix Bioscience Center at Copper Square, which serves as the headquarters of the International Genomics Consortium, the Arizona Biomedical Collaborative and the Translational Genomics Research Institute are located along Fifth Street between Van Buren and Fillmore streets, approximately five blocks east of the property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55 of 134

Structural and Collateral Term Sheet	JPMBB 2015-C28

333 North Central Avenue

Interstate 10, approximately one and a half miles north of the property, connects the area south to Tucson through Tempe and Chandler and west to California. Interstate 10 intersects with Interstate 17, three miles west of the property, which runs north to Flagstaff. The Phoenix Sky Harbor International Airport is approximately five miles east of the property.

According to the appraisal, the Phoenix office market continues to show steady signs of recovery. In the third quarter of 2014, the market posted its 14th consecutive quarter of positive absorption with vacancy declining 0.4% year-over-year. According to the appraisal, the property is located in the downtown submarket of the Phoenix central business district. As of the third quarter of 2014, the submarket consisted of approximately 6.8 million square feet of office space with an overall vacancy rate of 16.9% and average rents of $24.89 per square foot. The appraisal identified eight directly competitive single tenant properties built between 1986 and 2014 that range in size from approximately 104,914 to 492,116 square feet. Asking rents for the comparable properties range from $20.60 to $30.25 per square foot. The in-place office rental rate at the property is $30.02 per square foot, which is in line with the appraisal’s concluded market rent of $30.00 per square foot.

Historical and Current Occupancy(1)
2011	2012	2013	2014	Current(2)
100.0%	100.0%	100.0%	100.0%	100.0%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of March 3, 2015.

Tenant Summary(1)
Tenant	Ratings(2)(3) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(4)	Lease Expiration Date
Freeport McMoRan	Baa2 / BBB- / BBB	246,490	99.0%	$35.04	5/16/2027
Arizona Commerce Authority	Aa3 / AA- / NA	2,522	1.0%	$31.84	9/22/2021
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Ratings for Freeport McMoRan are for the entity on the lease at the property. The parent company’s ratings are Baa3 / BBB- / BBB by Moody’s, S&P and Fitch, respectively.
(4)	UW Base Rent PSF for Freeport McMoRan includes $5.04 per square foot in average contractual rent increases through the final maturity date of the loan.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2015 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2016	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2017	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2018	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2019	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021	1	2,522	1.0	80,291	0.9	2,522	1.0%	$80,291	0.9%
2022	0	0	0.0	0	0.0	2,522	1.0%	$80,291	0.9%
2023	0	0	0.0	0	0.0	2,522	1.0%	$80,291	0.9%
2024	0	0	0.0	0	0.0	2,522	1.0%	$80,291	0.9%
2025	0	0	0.0	0	0.0	2,522	1.0%	$80,291	0.9%
2026 & Beyond	1	246,490	99.0	8,637,691	99.1	249,012	100.0%	$8,717,982	100.0%
Total	2	249,012	100.0%	$8,717,982	100.0%
(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56 of 134

Structural and Collateral Term Sheet	JPMBB 2015-C28

333 North Central Avenue

Operating History and Underwritten Net Cash Flow(1)

	2014	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$7,473,810	$8,717,982	$35.01	91.4%
Vacant Income	0	0	0.00	0.0
Gross Potential Rent	$7,473,810	$8,717,982	$35.01	91.4%
Total Reimbursements(4)	363,554	824,007	3.31	8.6
Net Rental Income	$7,837,364	$9,541,989	$38.32	100.0%
(Vacancy/Credit Loss)	0	(362,880)	(1.46)	(3.8)
Other Income	499,464	499,464	2.01	5.2
Effective Gross Income	$8,336,828	$9,678,573	$38.87	101.4%

Total Expenses(4)	$1,895,269	$2,547,703	$10.23	26.7%

Net Operating Income	$6,441,559	$7,130,869	$28.64	74.7%

Total Capex/RR	0	481,786	1.93	5.0

Net Cash Flow	$6,441,559	$6,649,083	$26.70	69.7%
(1)	Historical operating information prior to 2014 is unavailable as the property was acquired by the loan sponsor in November 2014.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)
Underwritten Rents in Place is higher than 2014 due to the inclusion of $1,242,991 in average contractual rent increases for the investment grade tenant Freeport McMoRan through the final maturity date of the loan.

(4)
Underwritten Total Expenses is underwritten to the 2018 tax year expense of $460,453 as the property benefits from a GPLET tax abatement. This amount is reimbursed by the tenants and included in Underwritten Total Reimbursements. For a full description, please see “GPLET Tax Abatement and Development Lease” below.

Property Management. The property is managed by CREI Advisors, LLC, an Arizona limited liability company and affiliate of the loan sponsor.

GPLET Tax Abatement and Development Lease. As an incentive to construct the building within the City of Phoenix’s “Downtown Enhancement District”, a Government Property Lease Excise Tax (“GPLET”) abatement was granted to 333 North Central Avenue upon completion of certain improvements in 2010. The GPLET results in the transfer of the fee interest in the property to the city upon completion of the improvements (“Development Lease”), which fee interest will be returned to the property owner at the end of the Development Lease term in November 2060. In turn, the property taxes are abated for the term of the Development Lease and replaced by rent payments as well as GPLET payments. No real estate taxes are payable during the first eight years after completion. The lease excise taxes then commence in the ninth year and gradually reduce every 10 years as the Development Lease rent payments increase. The underwritten annual property tax expense of $460,453 reflects the 2018 tax year expense allocated to the collateral office component of the building. The allocated property tax expense decreases to $368,362 by the final maturity date of the loan. The underwritten annual Development Lease rent of $14,400 reflects the in place rent through the 2019 tax year allocated to the collateral office component of the building. The allocated Development Lease rent increases to $28,800 by the final maturity date of the loan.

Escrows and Reserves. At origination, the borrower deposited into escrow $40,000 for condominium common charges and $7,194 for Development Lease rent.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payment which currently equates to $0. For additional details, please refer to “GPLET Tax Abatement and Development Lease” above.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow will be waived so long as there is no event of default and the borrower provides the lender with evidence that the property is insured pursuant to an acceptable blanket insurance policy.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $3,113 (approximately $0.15 per square foot annually) for replacement reserves.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57 of 134

Structural and Collateral Term Sheet	JPMBB 2015-C28

333 North Central Avenue

TI/LC Reserves - If Freeport McMoRan’s senior unsecured rating is reduced to Ba1 or lower by Moody’s or BB+ or lower by S&P (a “Freeport McMoRan Credit Ratings Event”), all excess cash flow after payment of debt service, other required reserves and operating expenses will be deposited into the TI/LC reserve. The reserve is subject to a cap of $4,929,800 ($20.00 per square foot), provided that if Freeport McMoRan’s senior unsecured rating improves to Baa3 by Moody’s or BBB- by S&P, such cap will be reduced to $2,464,900 ($10.00 per square foot). Notwithstanding the foregoing, should Freeport McMoRan’s senior unsecured rating decline to Ba2 or lower by Moody’s or BB or lower by S&P, the reserve will not be subject to a cap. In addition, following a Triggering Event (as defined below) and prior to the ARD, all excess cash flow after payment of debt service, other required reserves and operating expenses will be deposited into the TI/LC reserve.

Condominium Common Charges Escrow - If the borrower fails to make any payment of condominium common changes pursuant to the condominium declaration, then the borrower is required to deposit into escrow, on a monthly basis, an amount equal to the condominium common charges payable for the month immediately following the month in which such deposit occurs.

Development Lease Rent Escrow - On a monthly basis, the borrower is required to escrow 1/12 of the allocated annual Development Lease rent, which currently equates to $1,200.

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. At origination, the borrower was required to send tenant direction letters to tenants instructing them to deposit all rents and payments directly to the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed on each monthly payment date during the term of the loan in accordance with the loan documents. To the extent that there is a Triggering Event, all excess cash flow after payment of debt service, required reserves and operating expenses will be deposited into the TI/LC reserve.

A “Triggering Event” means the period commencing upon the earlier of: (i) an event of default, (ii) Freeport McMoRan going dark or filing for bankruptcy, (iii) a Freeport McMoRan Credit Ratings Event and (iv) the anticipated repayment date.

Condominium. The property is divided into a two-unit condominium representing the respective owners of the hotel and office components in the tower. A condominium declaration outlines the rights, responsibilities and obligations of each owner, provides cross easements over building common areas (such as the parking floors) and outlines each unit’s proportional share of various expenses related to the common elements (roof, structure, etc.) and management of common areas.  The condominium association board is comprised of three directors, with each unit appointing a director, and the third jointly appointed by the first two.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58 of 134

Structural and Collateral Term Sheet	JPMBB 2015-C28

One Campus Martius

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59 of 134

Structural and Collateral Term Sheet	JPMBB 2015-C28

One Campus Martius

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60 of 134

Structural and Collateral Term Sheet	JPMBB 2015-C28

One Campus Martius

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

61 of 134

Structural and Collateral Term Sheet	JPMBB 2015-C28

One Campus Martius

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMF II	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$50,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$50,000,000	Property Type - Subtype:	Office – CBD
% of Pool by IPB:	4.4%	Net Rentable Area (SF):	965,078
Loan Purpose:	Acquisition	Location:	Detroit, MI
Borrower:	1000 Webward LLC	Year Built / Renovated:	2003 / N/A
Sponsors:	Bedrock Real Estate Services and Caidan Enterprises, Inc.	Occupancy:	99.9%
Interest Rate:	4.59000%	Occupancy Date:	1/1/2015
Note Date:	12/31/2014	Number of Tenants:	25
Maturity Date:	1/6/2020	2012 NOI(2):	N/A
Interest-only Period:	60 months	2013 NOI(2):	N/A
Original Term:	60 months	2014 NOI(2):	N/A
Original Amortization:	None	UW Economic Occupancy:	92.3%
Amortization Type:	Interest Only	UW Revenues:	$29,990,438
Call Protection:	L(27),Def(29),O(4)	UW Expenses:	$14,827,686
Lockbox:	Hard	UW NOI:	$15,162,751
Additional Debt:	Yes	UW NCF:	$14,752,878
Additional Debt Balance:	$75,000,000	Appraised Value / Per SF:	$188,000,000 / $195
Additional Debt Type:	Pari Passu	Appraisal Date:	11/11/2014

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$130
Taxes:	$197,941	$197,941	N/A	Maturity Date Loan / SF:	$130
Insurance:	$70,347	$24,075	N/A	Cut-off Date LTV:	66.5%
Replacement Reserves:	$0	$11,876	$142,512	Maturity Date LTV:	66.5%
TI/LC:	$0	$8,043	$200,000	UW NCF DSCR:	2.54x
Other:	$13,170,000	$0	N/A	UW NOI Debt Yield:	12.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$125,000,000	79.9%	Purchase Price	$142,000,000	90.8%
Sponsor Equity	31,402,066	20.1	Upfront Reserves	13,438,288	8.6
			Closing Costs	963,779	0.6
Total Sources	$156,402,066	100.0%	Total Uses	$156,402,066	100.0%
(1)
One Campus Martius is part of a loan evidenced by two pari passu notes with an aggregate original principal balance of $125.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $125.0 million One Campus Martius Whole Loan.

(2)	2012 NOI, 2013 NOI and 2014 NOI are not available as the seller of the property did not provide historical operating statements.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The One Campus Martius loan is secured by a first mortgage lien on a 16-story, 965,078 square foot, Class A high-rise office building located in downtown Detroit, Michigan. The whole loan has an outstanding principal balance of $125.0 million (the “One Campus Martius Whole Loan”), which is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-2 has an outstanding principal balance as of the Cut-off Date of $50.0 million and is being contributed to the JPMBB 2015-C28 Trust. Note A-1, which has an outstanding principal balance as of the Cut-off Date of $75.0 million, was contributed to the JPMBB 2015-C27 trust. The holder of the Note A-1 (the “Controlling Noteholder”) is the trustee of the JPMBB 2015-C27 trust. The trustee of the JPMBB 2015-C27 trust (or, prior to the occurrence and continuance of a control event under the related pooling and servicing agreement, the directing certificateholder) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the One Campus Martius Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to consult with respect to certain major decisions. The loan has a five-year term and is interest-only for the term of the loan. Additionally, the One Campus Martius Whole Loan is not assumable.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

62 of 134

Structural and Collateral Term Sheet	JPMBB 2015-C28

One Campus Martius

The Borrower. The borrowing entity for the One Campus Martius Whole Loan is 1000 Webward LLC, a Delaware limited liability company and special purpose entity.

The Sponsors. The loan sponsors are Bedrock Real Estate Services and Caidan Enterprises, Inc. 1000 Webward LLC, the borrowing entity under the One Campus Martius Whole Loan, is a 50-50 joint venture between Bedrock Real Estate Services and Caidan Enterprises, Inc. Bedrock Real Estate Services is the real estate investment company owned by Dan Gilbert. Mr. Gilbert is the Chairman and founder of Quicken Loans, Inc., a tenant at the property, and has a current estimated net worth of approximately $4 billion. Bedrock Real Estate Services’ current portfolio consists of a controlling interest in more than 60 commercial properties totaling approximately 8.6 million square feet throughout downtown Detroit. Caidan Enterprises, Inc. is the parent company of Meridian Health Plan, a tenant at the property. Meridian Health Plan is the largest of 14 Medicaid health providers in the state of Michigan. The nonrecourse carve-out guarantors are Zup Ventures LLC (an affiliate of Bedrock Real Estate Services) and Caidan Enterprises, Inc.

The Property. One Campus Martius is a 16-story high-rise office building with 965,078 square feet of Class A office and retail space located in downtown Detroit, Michigan. The property features 15 levels of office space, ground floor retail space and a penthouse level dedicated to the building’s mechanical systems. The property includes an attached 12-level parking garage with 2,662 parking stalls that connect to the property via the ground floor as well as a second story skyway. The property was constructed in 2003 and is situated on 4.97 acres. The property was originally developed by Compuware Corporation to serve as its corporate headquarters for a reported cost in excess of $350 million. Between March 2010 and November 2013, Compuware Corporation spent approximately $9.0 million on capital expenditures including electric vehicle charging stations, an urban garden and various other capital improvements. Although not required by the engineering report, according to the loan sponsors, they plan to invest over $3.2 million in capital expenditures over the next year to modernize the parking garage, add building signage for Quicken Loans, Inc. and Meridian Health Plan, improve exterior lighting, refurbish the lobby and fund commissioned art installations for the common areas.

As of January 1, 2015, the property was 99.9% occupied. The largest tenant, Quicken Loans, Inc., is the nation’s largest online home lender and the second largest overall residential mortgage lender in the U.S., with a workforce of approximately 12,000 employees, the majority of which are based out of downtown Detroit. Quicken Loans, Inc. is an affiliate of one of the loan sponsors. Quicken Loans, Inc. expanded from 275,698 square feet to 346,244 square feet at closing by absorbing a portion of the space Compuware Corporation is vacating. The tenant anticipates completing the build-out of the space by June 2015. Quicken Loan, Inc.’s new lease commenced in January 2015, however, the tenant has been in occupancy at the property since 2010 and leases 35.9% of the net rentable area through December 2024. Simultaneously with the closing of the loan, the property seller, Compuware Corporation, downsized its existing office space from 485,644 square feet to 134,564 square feet. Quicken Loans, Inc. and Meridian Health Plan each executed new ten-year leases to immediately absorb the space formerly occupied by Compuware Corporation. All costs and work related to the expansion and relocation are the sole responsibility of Quicken Loans, Inc. and Meridian Health Plan, respectively. Both Quicken Loans, Inc. and Meridian Health Plan commenced paying rent on January 1, 2015. The second largest tenant, Meridian Health Plan, is a Detroit-based privately-held managed care organization and wholly owned subsidiary of Caidan Enterprises, Inc. and is an affiliate of one of the loan sponsors. Meridian Health Plan is the largest HMO Medicaid provider in Michigan by member-count and by geographic range. Meridian Health Plan will take occupancy of its 6th, 7th, 14th and 15th floor spaces in phases throughout 2015 and 2016. Meridian Health Plan anticipates completing build-out of its 6th and 7th floor spaces by June 2015 and September 2015, respectively. If build-out of Meridian Health Plan’s 6th and 7th floor space is not completed by December 2015 and March 2016, respectively, an excess cash flow trap will be triggered. Meridian Health Plan’s lease commenced in January 2015 and it leases 29.1% of the net rentable area through December 2024. Compuware Corporation, the third largest tenant, is the seller of the property and originally constructed the building as its headquarters in 2003. Compuware Corporation agreed to a buyout by Thomas Bravo, LLC, a private equity firm, in 2014. Thomas Bravo, LLC plans to spin off Compuware Corporation’s ancillary business units, including those in occupancy at the property in order to focus on other business lines. Compuware Corporation occupies 13.9% of net rentable area on a new lease that commenced in January 2015 and runs through December 2019. Meridian Health Plan has pre-leased 117,109 square feet of the Compuware Corporation space, resulting in no rental downtime.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

63 of 134

Structural and Collateral Term Sheet	JPMBB 2015-C28

One Campus Martius

The property is located at the center of the Detroit central business district (the “CBD”), directly north of Campus Martius Park. Campus Martius Park anchors a two square block district that is the commercial center of downtown Detroit. Campus Martius Park is a 2.5 acre public square and year-round entertainment venue. The Downtown People Mover has a stop adjacent to the One Campus Martius property. The M-1 Rail Line, a planned streetcar line along Woodward Avenue that is currently being constructed in downtown Detroit is expected to have an adjacent stop to the One Campus Martius property. Completion of the M-1 Rail Line is expected in late 2016, though we cannot guarantee the completion of the project by such time. The property is located in the Detroit CBD office submarket which, according to the appraisal, has an overall vacancy rate of 13.1% as of the third quarter of 2014 for Class A office properties. The Detroit CBD submarket contains approximately 7,200,294 square feet of Class A office space as of the third quarter of 2014. The appraisal identified seven comparable recently executed leases ranging from $12.50 to $25.66 per square foot and concluded market rent in the submarket of $24.00 plus electric charges per square foot for the property’s office suites, $21.00 per square foot for the property’s exterior retail suites and $18.00 per square foot for the property’s interior retail suites. The in-place rent at the property is $23.62 per square foot. The appraisal identified 15 properties that are directly competitive with One Campus Martius. The properties range from 245,862 to 2,933,886 square feet and range from 69.0% to 100.0% occupied. The weighted average occupancy for the group is 90.0% and the average rental rate is $22.37.

Historical and Current Occupancy(1)

2012	2013	2014	Current(2)
N/A	N/A	N/A	99.9%
(1)	Historical Occupancy is not available as the seller of the property did not provide historical operating statements.
(2)	Current Occupancy is as of January 1, 2015.

Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Quicken Loans, Inc.(2)	NA / NA / NA	346,244	35.9%	$24.00	12/31/2024
Meridian Health Plan(3)	NA / NA / NA	280,534	29.1%	$24.00	12/31/2024
Compuware Corporation(4)	NA / NA / NA	134,564	13.9%	$25.00	12/31/2019
Wellness Center(5)	NA / NA / NA	50,116	5.2%	$24.00	12/31/2024
Child Development Center(5)	NA / NA / NA	43,297	4.5%	$24.00	12/31/2024
Market Place Café(5)	NA / NA / NA	28,171	2.9%	$24.00	12/31/2024
Plante Moran(6)	NA / NA / NA	16,207	1.7%	$29.75	11/30/2018
Hard Rock Café(7)	NA / NA / NA	7,988	0.8%	$24.95	11/30/2018
Texas de Brazil	NA / NA / NA	7,739	0.8%	$20.68	6/30/2026
Olga’s Kitchen	NA / NA / NA	3,815	0.4%	$24.86	4/30/2022
(1)	Based on the underwritten rent roll.
(2)
Quicken Loans, Inc. expanded from 275,698 square feet to 346,244 square feet at closing by absorbing Compuware Corporation’s 8th floor space. The tenant anticipates completing build-out of the 8th floor space by June 2015. If build-out of Quicken Loans, Inc.’s 8th floor space is not completed by December 2015, an excess cash flow trap will be triggered. Quicken Loans, Inc. is affiliated with one of the loan sponsors.

(3)
Meridian Health Plan will take occupancy of its 6th, 7th, 14th and 15th floor spaces in phases throughout 2015 and 2016. Meridian Health Plan anticipates completing build-out of its 6th and 7th floor spaces by June 2015 and September 2015, respectively. If build-out of Meridian Health Plan’s 6th and 7th floor space is not completed by December 2015 and March 2016, respectively, an excess cash flow trap will be triggered. Meridian Health Plan is affiliated with the one of the loan sponsors.

(4)
Compuware Corporation plans to vacate its space at expiration of its current lease. Meridian Health Plan has pre-leased 117,109 square feet of the Compuware Corporation space and plans to take possession of the space upon Compuware Corporation vacating in 2019.

(5)
Wellness Center, Child Development Center and Market Place Café are leased to an entity owned by Caidan Enterprises, Inc., a tenant at the property and affiliate of one of the loan sponsors, and all three leases are co-guaranteed by Quicken Loans, Inc. and Caidan Enterprises, Inc.

(6)	Plante Moran’s rent includes reserved parking fees. Net of parking fees, Plante Moran’s rent payable is $24.75 per square foot.
(7)	Excludes 1,040 square feet of storage space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

64 of 134

Structural and Collateral Term Sheet	JPMBB 2015-C28

One Campus Martius

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	1,425	0.1%	NAP	NAP	1,425	0.1%	NAP	NAP
Data Center(2)	NAP	14,096	1.5	NAP	NAP	15,521	1.6%	NAP	NAP
2015 & MTM	5	8,142	0.8	$113,130	0.5%	23,663	2.5%	$113,130	0.5%
2016	5	9,140	0.9	166,424	0.7	32,803	3.4%	$279,554	1.2%
2017	0	0	0.0	0	0.0	32,803	3.4%	$279,554	1.2%
2018	2	25,235	2.6	681,490	3.0	58,038	6.0%	$961,044	4.2%
2019	2	136,236	14.1	3,400,550	14.9	194,274	20.1%	$4,361,593	19.2%
2020	1	2,694	0.3	16,164	0.1	196,968	20.4%	$4,377,757	19.2%
2021	1	2,383	0.2	50,043	0.2	199,351	20.7%	$4,427,800	19.5%
2022	2	7,303	0.8	170,723	0.8	206,654	21.4%	$4,598,523	20.2%
2023	0	0	0.0	0	0.0	206,654	21.4%	$4,598,523	20.2%
2024	6	750,685	77.8	18,000,202	79.1	957,339	99.2%	$22,598,725	99.3%
2025	0	0	0.0	0	0.0	957,339	99.2%	$22,598,725	99.3%
2026 & Beyond	1	7,739	0.8	160,062	0.7	965,078	100.0%	$22,758,787	100.0%
Total	25	965,078	100.0%	$22,758,787	100.0%
(1)	Based on the underwritten rent roll.
(2)
Data Center is leased on a per rack basis and is currently derived from year-one rack usage by Compuware Corporation and Meridian Health Plan. Data Center Revenue is underwritten to $723,028 and included in the Data Center net income line item in the Underwritten Net Cash Flow.

Underwritten Net Cash Flow(1)

	Underwritten	Per Square Foot	%(2)
Rents in Place	$22,758,787	$23.58	70.0%
Vacant Income	29,925	0.03	0.1
Gross Potential Rent	$22,788,712	$23.61	70.1%
Total Reimbursements	2,617,445	2.71	8.1
Parking Income	6,344,572	6.57	19.5
Data Center	723,028	0.75	2.2
Other Income	15,718	0.02	0.0
Net Rental Income	$32,489,475	$33.67	100.0%
(Vacancy/Credit Loss)	(2,499,037)	(2.59)	(7.7)
Effective Gross Income	$29,990,438	$31.08	92.3%

Total Expenses	$14,827,686	$15.36	49.4%

Net Operating Income	$15,162,751	$15.71	50.6%

Total TI/LC, Capex/RR	409,873	0.42	1.4

Net Cash Flow	$14,752,878	$15.29	49.2%
(1)	Historical operating history is not available as the seller of the property did not provide historical operating statements.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Manager. The property is managed by Bedrock Management Services, LLC, an affiliate of one of the sponsors.

Escrows and Reserves. At origination, the borrower deposited approximately $10.0 million related to the build-out of Meridian Health Plan’s 14th and 15th floor spaces, approximately $3.2 million for budgeted capital expenditures, $197,941 for real estate taxes and $70,347 for insurance.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $197,941.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65 of 134

Structural and Collateral Term Sheet	JPMBB 2015-C28

One Campus Martius

Insurance Escrows - On a monthly basis, the borrower is required to escrow 1/12 of annual insurance premiums, which currently equates to $24,075.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $11,876 (approximately $0.15 per square foot annually and as recommended in the engineering report) for replacement reserves. The reserve is subject to a cap of $142,512 (approximately $0.15 per square foot, which equates to 12 months’ worth of deposits).

TI/LC Reserves - On a monthly basis, the borrower is required to escrow $8,043 (approximately $0.10 per square foot annually) for TI/LC reserves. The reserve is subject to a cap of $200,000 (approximately $0.21 per square foot annually).

Meridian Health Plan Build-out Reserve - At origination, the borrower deposited approximately $5.1 million into a reserve with the lender in association with Meridian Health Plan’s 14th floor space. Provided no default has occurred, the funds in this reserve will be released to the borrower in three equal installments, one each time (a) the tenant completes the build-out of the tenant improvements in at least one-third of the 65,521 square foot space and (b) the tenant takes occupancy and opens for business in such space, by December 31, 2016. Also at origination, the borrower deposited approximately $4.9 million into a reserve with the lender in association with Meridian Health Plan’s 15th floor space. Provided no default has occurred, the funds in this reserve will be released to the borrower in three equal installments, one each time (a) the tenant completes the build-out of the tenant improvements in at least one-third of the 63,592 square foot space and (b) the tenant takes occupancy and opens for business in such space by December 31, 2016.

Quicken/Meridian Reserve - Following the occurrence and during the continuance of a Tenant Trigger Period (as defined below), the borrower is required to deposit all excess cash flow after payment of debt service, required reserves and operating expenses into the Quicken/Meridian reserve to pay the costs of tenant improvements and leasing commission costs incurred in connection with replacement tenants taking occupancy of the related spaces at the property.

Contemplated Building Expansion Reserve - The loan documents allow for potential expansion of the property. Prior to the commencement of the property expansion, the borrower will be required to deposit with the lender an amount determined by the lender to be 120% of the total estimated cost to complete the expansion. The borrower will be required to pay for the expansion work on an all-cash basis with no financing permitted.

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. Tenant direction letters were sent to the tenants upon the closing of the loan instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during the term of the loan in accordance with the loan documents. To the extent that (i) there is an event of default under the loan documents, (ii) debt service coverage ratio as calculated in the loan documents based on a trailing twelve month period falls below 1.15x, (iii) within five business days after July 6, 2019, the borrower fails to either (a) deposit $3.0 million with the lender or (b) deliver a $3.0 million letter of credit to the lender, (iv) on or prior to December 31, 2015, the borrower has failed to provide the lender with a satisfactory estoppel from Quicken Loans, Inc. certifying that the build-out related to its space has been completed, (v) on or prior to December 31, 2015, the borrower has failed to provide the lender with a satisfactory estoppel from Meridian Health Plan certifying that the build-out related to its 6th floor space has been completed, (vi) upon the later of (x) March 31, 2016 or (y) six months after former Compuware Corporation’s affiliate Covisint vacates the 7th floor space of the property, the borrower has failed to provide the lender with a satisfactory estoppel from Meridian Health Plan certifying that the build-out related to the 7th floor space has been completed or (vii) a Tenant Trigger Period has commenced, then all excess cash flow after payment of debt service, required reserves and operating expenses will be held as additional collateral for the loan. In an excess cash flow sweep resulting from clause (iii) above, the excess cash flow sweep is capped at $3.0 million.

A “Tenant Trigger Period” means that either Quicken Loans, Inc. or Meridian Health Plan (i) is in monetary default or other material default under its lease, which default continues beyond any applicable notice and/or grace period, (ii) gives notice to vacate or sublets 40% or more of its leased space at the property, provided that any sublease to one or more affiliated tenants of up to 40% of its leased space will not trigger a Tenant Trigger Period, (iii) becomes a debtor in any bankruptcy or other insolvency proceeding or (iv) “goes dark” on at least 40% of its aggregate space, provided, however, that, with respect to either tenant’s space, if the other of the two tenants signs a lease on terms satisfactory to the lender for the space and occupies the space, then the space will cease to be considered “dark”. For purposes of this provision, space which has not yet been built out with tenant improvements by Quicken Loans, Inc. or Meridian Health Plan will not be considered “dark”.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

66 of 134

Structural and Collateral Term Sheet	JPMBB 2015-C28

Aspen Heights Starkville

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

67 of 134

Structural and Collateral Term Sheet	JPMBB 2015-C28

Aspen Heights Starkville

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

68 of 134

Structural and Collateral Term Sheet	JPMBB 2015-C28

Aspen Heights Starkville

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	KeyBank	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$46,000,000	Title:	Fee
Cut-off Date Principal Balance:	$46,000,000	Property Type - Subtype:	Multifamily - Student
% of Pool by IPB:	4.0%	Number of Beds:	958
Loan Purpose:	Refinance	Location:	Starkville, MS
Borrower:	Breckenridge Group SMS, LLC	Year Built / Renovated:	2014 / N/A
Sponsors(1):	Various	Occupancy:	95.2%
Interest Rate:	4.37000%	Occupancy Date:	1/27/2015
Note Date:	2/20/2015	Number of Tenants:	N/A
Maturity Date:	3/1/2025	2012 NOI(2):	N/A
Interest-only Period:	36 months	2013 NOI(2):	N/A
Original Term:	120 months	2014 NOI(3):	$4,309,325
Original Amortization:	360 months	UW Economic Occupancy:	94.7%
Amortization Type:	IO-Balloon	UW Revenues:	$6,280,946
Call Protection:	L(25),Def(92),O(3)	UW Expenses:	$2,523,808
Lockbox:	CMA	UW NOI:	$3,757,138
Additional Debt:	N/A	UW NCF:	$3,670,918
Additional Debt Balance:	N/A	Appraised Value / Per Bed:	$62,200,000 / $64,927
Additional Debt Type:	N/A	Appraisal Date:	1/28/2015

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Bed:	$48,017
Taxes:	$75,250	$37,625	N/A	Maturity Date Loan / Bed:	$41,909
Insurance:	$66,874	$11,146	N/A	Cut-off Date LTV:	74.0%
Replacement Reserves:	$7,185	$7,185	N/A	Maturity Date LTV:	64.5%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.33x
Other:	$0	$0	N/A	UW NOI Debt Yield:	8.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$46,000,000	100.0%	Payoff Existing Debt	$34,191,148	74.3%
			Return of Equity	11,159,037	24.3
			Prepaid Rent Deposit(5)	271,439	0.6
			Closing Costs	229,067	0.5
			Upfront Reserves	149,309	0.3
Total Sources	$46,000,000	100.0%	Total Uses	$46,000,000	100.0%
(1)	For a full description of the loan sponsors, please refer to “The Sponsors” below.
(2)	Historical NOI is not available because the property was built in 2014.
(3)	2014 NOI is based on the trailing five-month period ending on December 31, 2014 annualized and does not reflect fully assessed real estate taxes.
(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(5)	At the time of loan origination, $271,439 in prepaid rent was deposited into the lockbox account.

The Loan. The Aspen Heights Starkville loan has an outstanding principal balance of $46.0 million and is secured by a first mortgage lien on the fee interest in a newly constructed, cottage-style, student multifamily property totaling 958 beds within 275 units located in Starkville, Mississippi. The loan has a 10-year term and, subsequent to a three-year interest-only period, will amortize on a 30-year schedule.

The Borrower. The borrowing entity for the loan is Breckenridge Group SMS, LLC, a Delaware limited liability company and special purpose entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

69 of 134

Structural and Collateral Term Sheet	JPMBB 2015-C28

Aspen Heights Starkville

The Sponsors. The loan sponsors and nonrecourse carve-out guarantors of the mortgage loan are BRG Partners, LP, Breckenridge Development 2014, LLC, and Greg Henry, jointly and severally. Greg Henry is the CEO of Aspen Heights, an Austin, Texas-based real estate company that was founded in 2006. Aspen Heights focuses on the development of student housing and experience based on the needs of college students. Since 2006, Aspen Heights has built and leased 15 off-campus student housing projects representing over 10,500 beds.

The Property.  Aspen Heights Starkville is a 958-bed (275 unit), Class A cottage-style, student apartment community located on a 32.68-acre site that was developed in 2014.  The loan sponsors developed the property for a total cost of approximately $52.7 million ($55,105 per bed).  As of January 27, 2015, the property was 95.2% occupied and as of March 16, 2015, the property was 63.4% preleased for the 2015-2016 school year.  Approximately 93% of the current leases have 12-month terms and parental guarantees are generally required.

The property caters to Mississippi State University (“MSU”) students and consists of 151 separate residential buildings located approximately one mile from the MSU campus.  The 68 two-bedroom and 62 three-bedroom units are located in duplex and townhome style structures.  The 89 four-bedroom and 56 five-bedroom units are located in stand-alone cottages.  The units are in new condition with features that include living rooms, open style kitchens with granite tile countertops, in-unit washer/dryer, and one-to-one bedroom-to-bathroom ratios with a half bath in the common area. Approximately half of the students elect to rent furnishings for an additional $25 per bed per month.

Amenities include a clubhouse with a 24-hour two-level fitness center, tanning beds, conference/classroom space, student study lounges, a movie theatre, and free parking. Other property amenities include an outdoor recreation area with a large circular pool and a deck with multiple grilling stations, as well as a full volleyball court and basketball court.  In addition, Aspen Heights Starkville provides free shuttle service for tenants which makes two trips per hour between the property and MSU from 7:00 a.m. to 6:00 p.m. every day when school is in session (excluding the summer session), as well as Thursday, Friday, and Saturday nights from 10:00 p.m. to 2:00 a.m.

The property is located in Starkville, the eastern part of north-central Mississippi, 26 miles west of Columbus and 151 miles northeast of Jackson. Starkville is served by Highways 82, 12 and 25.  Highway 82 runs east-west to connect to Tuscaloosa, Alabama to the east and Interstate-55 to the west which runs north-south throughout the United States.  Aspen Heights Starkville is located on Blackjack Road, an east-west thoroughfare which provides access to the MSU campus located approximately one mile to the west.

MSU employs more than 4,300 people, is the largest public university in the state of Mississippi and provides students access to more than 175 programs leading to a baccalaureate, masters or doctoral degree.   MSU is located on approximately 4,200 acres, including farms, pastures and woodlands. Total enrollment for the fall 2014 semester at MSU was 20,138.  From 2004 to 2013, student enrollment increased at an annual rate of 2.6%, and over the next four years (2013-2018), the university is projecting an annual growth of 1.1%.  All enrolled MSU undergraduate students are eligible for on-campus housing and freshman students are required to live on campus.  On-campus housing at MSU for the 2014-2015 academic year consists of 15 residence halls containing approximately 4,535 beds, which is sufficient to house approximately 27.0% of students enrolled at the university.

Including Aspen Heights Starkville, there are six purpose-built privately-owned student housing properties containing 4,324 beds within the market.  Haven 12, located three miles north of the MSU campus, is the only off-campus student housing property under construction in the market and is expected to deliver an additional 536 beds when it opens in August 2015.  There are no on-campus housing properties under construction; however, Evan’s Hall redevelopment is in the planning stages, which would add 712 university-owned beds to MSU’s student housing inventory in August 2016.

The appraisal identified five competitive student apartment properties (excluding Haven 12 currently under construction) that were built between 1991 and 2010 and range in size from 202 to 1,296 beds. The occupancy of the rent comparables ranged from 85.0% to 98.9%. The average rent at the competitive properties ranged from $418 to $661 per bed or $1.02 to $1.42 per square foot. By comparison, the property’s average monthly rent is $541 per bed or $1.03 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

70 of 134

Structural and Collateral Term Sheet	JPMBB 2015-C28

Aspen Heights Starkville

Historical and Current Occupancy
2012(1)	2013(1)	2014	Current(2)
N/A	N/A	96.7%	95.2%
(1)	2012 and 2013 Historical Occupancy is not available because the property was built in 2014.
(2)	Current Occupancy is as of January 27, 2015.

Multifamily Unit Mix(1)
Unit Type	# of Beds	% of Total	Occupied Beds	Occupancy	Average Bed Size (Square Feet)(2)	Average Monthly Rental Rate(3)	Average Monthly Rental Rate PSF(3)	Monthly Market Rental Rate	Monthly Market Rental Rate PSF
2 Bedroom	136	14.2%	127	93.4%	700	$620	$0.89	$639	$0.91
3 Bedroom	186	19.4	180	96.8%	580	$545	$0.94	$559	$0.96
4 Bedroom	356	37.2	337	94.7%	492	$524	$1.07	$539	$1.10
5 Bedroom	280	29.2	268	95.7%	464	$521	$1.12	$539	$1.16
Total / Wtd. Avg.	958	100.0%	912	95.2%	530	$541	$1.03	$557	$1.05
(1)	Monthly Market Rental Rate and Monthly Market Rental Rate PSF are based on the appraisal; all other data is based on the underwritten rent roll.
(2)	Average based on number of beds of each unit type.
(3)	Average based on number of occupied beds of each unit type.

Operating History and Underwritten Net Cash Flow
	2014(1)	Underwritten	Per Bed	%(2)
Rents in Place(3)	$6,236,112	$6,218,379	$6,491	100.0%
Vacant Income	0	0	0	0
Gross Potential Rent	$6,236,112	$6,218,379	$6,491	100.0%
Reimbursements	0	0	0	0
Net Rental Income	$6,236,112	$6,218,379	$6,491	100.0%
(Vacancy/Credit Loss/Concessions)	(374,644)	(332,321)	(347)	(5.3)
Other Income	400,758	394,888	412	6.4
Effective Gross Income	$6,262,225	$6,280,946	$6,556	101.0%

Total Expenses	$1,952,900	$2,523,808	$2,634	40.2%

Net Operating Income	$4,309,325	$3,757,138	$3,922	59.8%

Replacement Reserves	0	86,220	90	1.4
Net Cash Flow	$4,309,325	$3,670,918	$3,832	58.4%
(1)	The 2014 column represents the trailing five-month period ending on December 31, 2014 annualized and does not reflect fully assessed real estate taxes.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place are based on the January 27, 2015 rent roll.

Property Management. The Aspen Heights Starkville property is managed by Breckenridge Property Management 2014, LLC, an affiliate of the loan sponsors.

Escrows and Reserves. At origination, the borrower deposited into escrow $75,250 for real estate taxes, $66,874 for insurance and $7,185 for replacement reserves.  At closing, $271,439 in prepaid rent was deposited into the lockbox account.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $37,625.

Insurance Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated insurance payments, which currently equates to $11,146.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $7,185 (approximately $90 per bed annually) for replacement reserves.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

71 of 134

Structural and Collateral Term Sheet	JPMBB 2015-C28

Aspen Heights Starkville

Lockbox / Cash Management. The loan is structured with a CMA lockbox.  The borrower and property manager are required to deposit all rents into the lockbox account within one business day upon receipt of such rents. On the tenth day of each month, the borrower is required to provide the lender and clearing bank a report showing prepaid rent collected from tenants.  Disbursements to the borrower is subject to the lockbox account maintaining a minimum balance equal to the aggregate amount of prepaid rent, reconciled monthly upon receipt of each prepaid rent report.  Upon the occurrence of a Cash Sweep Event (as defined below), all funds in the lockbox account are swept within one business day of receipt to a cash management account under the control of the lender and disbursed in accordance with the loan documents.  The lender will have a first priority security interest in the cash management account and such account will be under the lender’s sole control and the borrower will have no rights of withdrawal with respect to such account.

A “Cash Sweep Event” means: (i) the occurrence of an event of default, (ii) the borrower or the property manager becomes the subject of a bankruptcy, insolvency or similar action, and (iii) the debt service coverage ratio as calculated in the loan agreement based on the trailing three-month period immediately preceding the date of such determination falls below 1.10x.

Permitted Mezzanine Debt. Future mezzanine debt is permitted in connection with a bona fide sale to a third party and consequent assumption of the loan by a lender-approved borrower, provided, among other things as detailed in the loan agreement, (i) no event of default has occurred and is continuing, (ii) the combined loan-to-value ratio does not exceed 75.0%, (iii) the aggregate debt service coverage ratio including the mezzanine loan is no less than 1.30x, and (iv) an acceptable intercreditor agreement has been executed.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

72 of 134

Structural and Collateral Term Sheet	JPMBB 2015-C28

The Club Row Building

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

73 of 134

Structural and Collateral Term Sheet	JPMBB 2015-C28

The Club Row Building

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

74 of 134

Structural and Collateral Term Sheet	JPMBB 2015-C28

The Club Row Building

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

75 of 134

Structural and Collateral Term Sheet	JPMBB 2015-C28

The Club Row Building

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$45,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$45,000,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	3.9%	Net Rentable Area (SF):	365,819
Loan Purpose:	Acquisition	Location:	New York, NY
Borrower:	APF 28 W 44 Owner L.P.	Year Built / Renovated:	1920 / 2014
Sponsors:	Ken Aschendorf and Berndt Perl	Occupancy:	96.1%
Interest Rate(1):	4.38181%	Occupancy Date:	10/1/2014
Note Date:	12/12/2014	Number of Tenants:	72
Maturity Date:	1/1/2025	2012 NOI(2):	$9,704,598
Interest-only Period:	120 months	2013 NOI(2):	$10,781,841
Original Term:	120 months	2014 NOI(2)(3)(4):	$11,787,033
Original Amortization:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$20,965,896
Call Protection:	L(24),Grtr1%orYM(92),O(4)	UW Expenses:	$9,071,371
Lockbox:	Hard	UW NOI(4):	$11,894,525
Additional Debt:	Yes	UW NCF:	$10,870,232
Additional Debt Balance:	$110,000,000 / $25,000,000	Appraised Value / Per SF:	$250,000,000 / $683
Additional Debt Type:	Pari Passu / B-Note	Appraisal Date:	12/1/2014

Escrows and Reserves(5)				Financial Information
	Initial	Monthly	Initial Cap		A-Note(1)	Whole Loan
Taxes:	$351,400	$351,400	N/A	Cut-off Date Loan / SF:	$424	$492
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$424	$492
Replacement Reserves:	$6,100	$6,100	N/A	Cut-off Date LTV:	62.0%	72.0%
TI/LC:	$80,000	$80,000	$2,880,000	Maturity Date LTV:	62.0%	72.0%
Other:	$368,419	$0	N/A	UW NCF DSCR:	1.58x	1.27x
				UW NOI Debt Yield:	7.7%	6.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
A-Note(1)	$155,000,000	72.0%	JV Partner Buy-out	$107,586,224	50.0%
B-Note(1)	25,000,000	11.6	Payoff of Existing Debt	100,517,220	46.7
Sponsor Equity	35,129,285	16.3	Closing Costs	6,219,922	2.9
			Upfront Reserves	805,919	0.4
Total Sources	$215,129,285	100.0%	Total Uses	$215,129,285	100.0%
(1)
The Club Row Building is part of a loan evidenced by two pari passu senior notes (each an “A-Note”) and a subordinate B-note (“B-Note”), with an aggregate principal balance of $180.0 million. The A-Note Financial Information presented in the chart above reflects the $155.0 million senior portion of The Club Row Building Whole Loan. The interest rate above reflects the interest rate on the two A-Notes.  The interest rate on the B-Note is 6.50000%.

(2)
The increase in NOI from 2012 through 2014 can be attributed to lease-up at the property.  The loan sponsors initially purchased the property as part of a joint venture in May 2011 (please refer to “The Sponsors” below) when occupancy was 87.0%. Since acquisition, the occupancy has increased to 96.1% currently as a result of 158,311 square feet of both new and renewal leases at the property with average rent per square foot of $53.54.

(3)	2014 NOI is based on the trailing twelve-month period ending November 30, 2014.
(4)	The increase in UW NOI from 2014 NOI is primarily due to contractual rent increases of $427,233 through December 2015 which is partially offset by higher real estate taxes.
(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

76 of 134

Structural and Collateral Term Sheet	JPMBB 2015-C28

The Club Row Building

The Loan. The Club Row Building loan is secured by a first mortgage lien on a 22-story, 365,819 square foot office building located in Midtown Manhattan, New York. The whole loan has an outstanding principal balance of $180.0 million (“The Club Row Building Whole Loan”), which is comprised of two pari passu notes, Note A-1 and Note A-2, and a $25.0 million subordinate B-Note. Note A-2, with an outstanding principal balance as of the Cut-off Date of $45.0 million, is being contributed to the JPMBB 2015-C28 Trust. Note A-1 has an outstanding principal balance as of the Cut-off Date of $110.0 million and was contributed to the JPMBB 2015-C27 trust. The holder of Note A-1 (the “Controlling Noteholder”) is the trustee of the JPMBB 2015-C27 trust. The subordinate B-Note has been sold to a third party investor. Under the related intercreditor agreement, prior to a control event with respect to the subordinate B-Note, under certain circumstances, the holder of the subordinate B-Note will have the right to approve certain major decisions with respect to The Club Row Building Whole Loan and to replace the related special servicer with or without cause. After a control event with respect to the subordinate B-Note, the holder of Note A-1, which is the trustee of the JPMBB 2015-C27 trust (or, prior to the occurrence and continuance of a control event under the related pooling and servicing agreement, the directing certificateholder), will be entitled to exercise all of the rights of the Controlling Noteholder with respect to The Club Row Building Whole Loan; however, the holder of Note A-2 will be entitled under certain circumstances, to be consulted with respect to certain major decisions. The Club Row Building Whole Loan has a 10-year term and will be interest-only for the entire term of the loan.

The Borrower. The borrowing entity for The Club Row Building Whole Loan is APF 28 W 44 Owner L.P., a Delaware limited partnership and special purpose entity.

The Sponsors. The loan sponsors and nonrecourse carve-out guarantors are Ken Aschendorf and Berndt Perl, on a joint and several basis, who are the principals of APF Properties (“APF”), a fully integrated real estate investment firm with a commercial portfolio valued at approximately $800 million. Founded by Ken Aschendorf, Berndt Perl and Robert Faktor in 1995, the firm has its headquarters in New York City with offices in Philadelphia, Pennsylvania and Frankfurt, Germany. APF focuses exclusively on commercial office buildings in the Northeastern seaboard region anchored by its New York and Philadelphia offices.  APF previously owned the property through a joint venture with Prudential Real Estate Investors (20% APF / 80% Prudential Real Estate Investors).  The joint venture purchased the property in May 2011 for a total acquisition cost of $161.0 million when the property was 87.0% occupied. APF has operated the property since its acquisition and the joint venture spent approximately $6.3 million upgrading the lobby, entrances, elevators, public corridors, bathrooms, mechanical systems and windows. Since the original acquisition, the sponsorship increased occupancy to the current level of 96.1% with a retention rate of over 80.0% for existing tenants. As part of this financing, APF purchased Prudential Real Estate Investors’ equity interest in the joint venture to own all of the equity.

The Property. The Club Row Building is a Class B office building located at 28 West 44th Street between 5th and 6th Avenue in Midtown Manhattan. The property was constructed in 1920 and renovated in 2014.  The 22-story property totals 365,819 square feet and consists of primarily office space with a small retail component. The building houses two restaurants, a newsstand, a barber shop, a shoe repair shop, a tailor, and a post office. The property is on a through-block parcel, meaning it has two entrances, one on 44th Street and one on 43rd Street.

As of October 1, 2014, the property was 96.1% leased by 72 tenants. The largest tenant at the property, the City University of New York (“CUNY”), leases 16.3% of the net rentable area through March 2016 and has been a tenant at the property since September 2004. CUNY provides high-quality, accessible education for more than 269,000 degree credit students and 247,000 adults, continuing and professional education students at 24 campuses across New York City. CUNY operates adult and continuing professional education from this location. The second largest tenant, Emerge212 (“Emerge”), leases 8.4% of the net rentable area through December 2017 and has one extension option of either 5- or 10-years. Emerge has been a tenant at the property since June 2005. Emerge is a wholly owned subsidiary of SL Green Realty Corp. and offers boutique office space for small businesses in a turnkey solution. The space is fully furnished, fully wired and fully serviced. The company also offers pay-as-you-go conference rooms and a comprehensive menu of business services. The third largest tenant, American National Standards Institute (“ANSI”), leases 5.5% of the net rentable area through July 2024.  ANSI has been a tenant at the property since January 2001. ANSI has served as coordinator of the U.S. private sector, voluntary standardization system for more than 90 years. The institute is a private non-profit organization that oversees the development of voluntary consensus standards for products, services, processes, systems and personnel in the United States. The organization also coordinates U.S. standards with international standards so that American products can be used worldwide.

The property is located in the heart of Midtown Manhattan and is within walking distance of Bryant Park, the New York Public Library, Rockefeller Center and Times Square. The property also benefits from being close to public transportation hubs such as Grand Central Terminal (serviced by the 4, 5, 6, 7, and S subway lines and the Metro North commuter rail line) which is located two blocks east, Port Authority Bus Terminal which is four blocks west, and Penn Station (serviced by the A, C, E, 1, 2, 3 subway lines and the LIRR, PATH and Amtrak rail lines) which is approximately 11 blocks southwest.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77 of 134

Structural and Collateral Term Sheet	JPMBB 2015-C28

The Club Row Building

According to the appraisal, the property is located in the Grand Central submarket of Manhattan.  As of the third quarter of 2014, the submarket consists of 87 buildings totaling approximately 44.3 million square feet of office space with an overall vacancy rate of 8.5% and average rents of $64.39 per square foot. This compares to 10.8% and $60.81 per square foot respectively, when compared with the third quarter of 2013. The appraisal identified eight directly competitive properties built between 1914 and 1931 and ranging in size from approximately 72,000 to 477,207 square feet. The comparable properties reported occupancies ranging from 91.1% to 100.0% with a weighted average of 95.6%. Asking rents for the comparable properties range from $46.00 to $59.00 per square foot. The in-place office rental rate at the property is $47.42 per square foot, which is below the appraisal concluded market rent of $52.00 per square foot for floors 2-10 and $55.00 per square foot for floors 11-22.  Since the beginning of 2013, the loan sponsors have executed 28 new or renewal leases.

Historical and Current Occupancy(1)
2011	2012	2013	Current(2)(3)
90.8%	88.9%	95.2%	96.1%
(1)	Historical Occupancies are as of December 1, of each respective year.
(2)	Current Occupancy is as of October 1, 2014.
(3)	Current Occupancy includes 28 West 44th Restaurant LLC, which has signed a lease but is not yet in occupancy. The tenant is expected to take occupancy of its space in the second quarter of 2015.

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent	Base Rent PSF	Lease Expiration Date
The City University of New York	NA / NA / NA	59,530	16.3%	$2,154,737	$36.20	3/31/2016
Emerge212	Ba1 / BB+ / BBB-	30,905	8.4%	$1,411,749	$45.68	12/31/2017
American National Standards Institute	NA / NA / NA	19,986	5.5%	$1,083,149	$54.20	7/31/2024
Crew Cuts, Inc.	NA / NA / NA	18,076	4.9%	$1,128,369	$62.42	12/31/2022
Invision, Inc.	NA / NA / NA	13,114	3.6%	$549,709	$41.92	6/30/2022
New York Consumer Center, LLC	NA / NA / NA	12,220	3.3%	$559,342	$45.77	3/31/2017
SAX-BST, LLC	NA / NA / NA	9,813	2.7%	$671,281	$68.41	2/28/2018
Tom James Company	NA / NA / NA	9,770	2.7%	$491,093	$50.27	5/31/2017
The Princeton Club of New York(3)	NA / NA / NA	9,578	2.6%	$406,505	$42.44	1/31/2018
TV Guide Entertainment Group(4)	NA / NA / NA	9,541	2.6%	$515,930	$54.08	9/30/2021
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)
The Princeton Club of New York has multiple leases at the property and the expiration date listed above reflects the expiration date of the largest space (5,832 square feet) the tenant occupies. The tenant leases 3,746 additional square feet expiring in March 2016.

(4)	TV Guide Entertainment Group may terminate its lease at any time after September 2019 with at least 180 days’ notice and a termination fee of three months’ base rent.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	14,332	3.9%	NAP	NAP	14,332	3.9%	NAP	NAP
2015 & MTM	11	18,059	4.9	$912,346	5.1%	32,391	8.9%	$912,346	5.1%
2016	12	85,180	23.3	3,554,552	20.0	117,571	32.1%	$4,466,899	25.1%
2017	14	88,185	24.1	4,292,886	24.2	205,756	56.2%	$8,759,785	49.3%
2018	11	41,701	11.4	2,399,743	13.5	247,457	67.6%	$11,159,527	62.8%
2019	5	10,414	2.8	528,224	3.0	257,871	70.5%	$11,687,751	65.8%
2020	3	10,291	2.8	515,537	2.9	268,162	73.3%	$12,203,288	68.7%
2021	5	25,219	6.9	1,202,812	6.8	293,381	80.2%	$13,406,100	75.5%
2022	4	40,035	10.9	2,066,185	11.6	333,416	91.1%	$15,472,286	87.1%
2023	0	0	0.0	0	0.0	333,416	91.1%	$15,472,286	87.1%
2024	4	27,625	7.6	1,571,494	8.8	361,041	98.7%	$17,043,780	96.0%
2025	0	0	0.0	0	0.0	361,041	98.7%	$17,043,780	96.0%
2026 & Beyond	3	4,778	1.3	718,844	4.0	365,819	100.0%	$17,762,624	100.0%
Total	72	365,819	100.0%	$17,762,624	100.0%
(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

78 of 134

Structural and Collateral Term Sheet	JPMBB 2015-C28

The Club Row Building

Operating History and Underwritten Net Cash Flow
	2012	2013	2014(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)(4)	$14,648,919	$15,283,475	$16,950,697	$17,762,624	$48.56	80.5%
Vacant Income	0	0	0	697,317	1.91	3.2
Gross Potential Rent	$14,648,919	$15,283,475	$16,950,697	$18,459,941	$50.46	83.6%
Total Reimbursements	2,871,415	3,452,114	3,374,858	3,609,423	9.87	16.4
Net Rental Income	$17,520,334	$18,735,589	$20,325,555	$22,069,364	$60.33	100.0%
(Vacancy/Credit Loss)	0	0	0	(1,103,468)	(3.02)	(5.0)
Effective Gross Income	$17,520,334	$18,735,589	$20,325,555	$20,965,896	$57.31	95.0%

Total Expenses	$7,815,736	$7,953,748	$8,538,522	$9,071,371	$24.80	43.3%

Net Operating Income	$9,704,598	$10,781,841	$11,787,033	$11,894,525	$32.51	56.7%

Total TI/LC, Capex/RR	0	0	0	1,024,293	2.80	4.9

Net Cash Flow	$9,704,598	$10,781,841	$11,787,033	$10,870,232	$29.71	51.8%

(1)	2014 historical financials are based on the trailing twelve-month period ending November 30, 2014.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)
The increase in Rents in Place from 2012 through 2014 can be attributed to lease-up at the property.  The loan sponsors initially purchased the property as part of a joint venture in May 2011 (please refer to “The Sponsors”) when occupancy was 87.0%. Since acquisition, the occupancy has increased to 96.1% currently as a result of 158,311 square feet of both new and renewal leases at the property with average rent per square foot of $53.54.

(4)
The increase in Underwritten Rents in Place from 2014 Rents in Place is primarily the result of approximately 25,373 square feet of leasing activity at the property throughout 2014. The Underwritten Rents in Place also includes $427,233 in future contractual rent steps through December 1, 2015.

Property Management. The property is managed by APF Properties LLC, an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately $351,400 for real estate taxes, $295,713 for outstanding tenant improvements associated with leases in effect at closing, $72,706 for outstanding free rent, rent abatements and tenant reimbursements associated with leases in effect at closing, $80,000 for future tenant improvements and leasing commissions and $6,100 for replacement reserves.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $351,400.

Insurance Escrows - The requirement for the borrower to make monthly deposits into the insurance escrow is waived so long as (i) no event of default exists and (ii) the borrower provides satisfactory evidence that the property is insured under an approved blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $6,100 (approximately $0.20 per square foot annually) for replacement reserves.

TI/LC Reserves - On a monthly basis, the borrower is required to deposit $80,000 (approximately $2.62 per square foot annually) into the TI/LC escrow. The reserve is subject to a cap of $2,880,000 (approximately $7.87 per square foot).

Lockbox / Cash Management.  The loan is structured with a hard lockbox and in-place cash management. The borrower was required to send tenant direction letters to tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the term of the loan in accordance with the loan documents. To the extent that (i) there is an event of default under the loan documents, (ii) the debt service coverage ratio (as calculated in the loan documents) based on the immediately preceding trailing six-month period falls below 1.10x or (iii) the borrower or the property manager becomes the subject of a bankruptcy, insolvency or similar action, then all excess cash flow after payment of debt service, required reserves and operating expenses will be held as additional collateral for the loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

79 of 134

Structural and Collateral Term Sheet	JPMBB 2015-C28

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

80 of 134

Structural and Collateral Term Sheet	JPMBB 2015-C28

Shaner Hotels Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

81 of 134

Structural and Collateral Term Sheet	JPMBB 2015-C28

Shaner Hotels Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

82 of 134

Structural and Collateral Term Sheet	JPMBB 2015-C28

Shaner Hotels Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

83 of 134

Structural and Collateral Term Sheet	JPMBB 2015-C28

Shaner Hotels Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$42,090,000	Title:	Fee / Leasehold
Cut-off Date Principal Balance(1):	$42,090,000	Property Type - Subtype:	Hotel – Various
% of Pool by IPB:	3.7%	Net Rentable Area (Rooms):	605
Loan Purpose:	Refinance	Location:	Various
Borrowers(2):	Various	Year Built / Renovated:	Various / Various
Sponsor:	Lance T. Shaner	Occupancy / ADR / RevPAR:	74.4% / $148.88 / $110.80
Interest Rate:	4.52700%	Occupancy / ADR / RevPAR Date:	12/31/2014
Note Date:	10/31/2014	Number of Tenants:	N/A
Maturity Date:	11/1/2024	2012 NOI:	$6,405,743
Interest-only Period:	24 months	2013 NOI:	$7,522,769
Original Term:	120 months	2014 NOI	$9,014,805
Original Amortization:	360 months	UW Occupancy / ADR / RevPAR:	74.8% / $147.23 / $110.02
Amortization Type:	IO-Balloon	UW Revenues:	$29,219,074
Call Protection:	L(29),Def(87),O(4)	UW Expenses:	$20,636,779
Lockbox:	Hard	UW NOI:	$8,582,295
Additional Debt:	Yes	UW NCF:	$8,582,295
Additional Debt Balance:	$35,000,000 / $12,510,000	Appraised Value / Per Room:	$112,000,000 / $185,124
Additional Debt Type:	Pari Passu / Mezzanine Loan	Appraisal Date:	9/1/2014

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$127,421
Taxes:	$572,693	$108,522	N/A	Maturity Date Loan / Room:	$108,897
Insurance:	$197,014	$32,838	N/A	Cut-off Date LTV:	68.8%
FF&E Reserves:	$133,000	4% of Gross Revenues	N/A	Maturity Date LTV:	58.8%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.83x
Other:	$103,893	$248,483	N/A	UW NOI Debt Yield:	11.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$77,090,000	86.0%	Payoff Existing Debt	$41,518,490	46.3%
Mezzanine Loan	12,510,000	14.0	Return of Equity	46,029,748	51.4
			Closing Costs	1,045,162	1.2
			Upfront Reserves	1,006,600	1.1
Total Sources	$89,600,000	100.0%	Total Uses	$89,600,000	100.0%
(1)
Shaner Hotels Portfolio is part of a loan evidenced by two pari passu notes with an aggregate original principal balance of $77.09 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $77.09 million Shaner Hotels Portfolio Whole Loan.

(2)	For a full description of the borrowers, please refer to “The Borrowers” below.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Shaner Hotels Portfolio loan is secured by a first mortgage lien on the fee and leasehold interests in two full service hotels, one limited service hotel and one extended stay hotel totaling 605 rooms located in Rhode Island, Florida, North Carolina and Minnesota, respectively. The whole loan has an outstanding principal balance of $77.09 million (the “Shaner Hotels Portfolio Whole Loan”), which is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-2, with an outstanding principal balance as of the Cut-off Date of $42.09 million, is being contributed to the JPMBB 2015-C28 Trust. Note A-1 has an outstanding principal balance as of the Cut-off Date of $35.0 million and was contributed to the JPMBB 2015-C27 trust. The holder of the Note A-1 (the “Controlling Noteholder”) will be the trustee of the JPMBB 2015-C27 trust. The trustee of the JPMBB 2015-C27 trust (or, prior to the occurrence and continuance of a control event under the related pooling and servicing agreement, the directing certificateholder) will be entitled to exercise all of the rights of the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C28

Shaner Hotels Portfolio

Controlling Noteholder with respect to the Shaner Hotels Portfolio Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to consult with respect to certain major decisions. The Shaner Hotels Portfolio Whole Loan has a 10-year term, and subsequent to a two-year interest-only period, will amortize on a 30-year schedule. The previously existing debt was securitized in 2006 as part of the GSMS 2006-GG6 securitization.

The Borrowers. The borrowing entities for the loan are Shaner Newport Harbor LLC, Shaner Durham LLC, Shaner Jacksonville LLC and Shaner Edina LLC, each a Delaware limited liability company and a special purpose entity.

The Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Lance T. Shaner, chairman and CEO of Shaner Hotel Group (“Shaner”). Shaner, an owner-operator in the hospitality industry, owns or manages 40 hotel properties in 17 states and two countries with gross revenues in excess of $150.0 million. Shaner’s hotels comprise 16 different brands, and Shaner employs approximately 2,700 people.

The Portfolio. The collateral consists of two full service hotels, one limited service hotel and one extended stay hotel totaling 605 rooms located in Rhode Island, Florida, North Carolina and Minnesota, respectively. The portfolio is comprised of one unflagged Newport Harbor Hotel & Marina (133 rooms, 27.4% of UW NCF), and three properties which have Marriott flags: one Courtyard (150 rooms, 31.7% of UW NCF), one Marriott (189 rooms, 20.3% of UW NCF) and one Residence Inn (133 rooms, 20.6% of UW NCF).

Portfolio Summary
Property	Location	Rooms	Year Built / Renovated	Cut-off Date Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value	Underwritten Net Cash Flow	% of Underwritten Net Cash Flow
Newport Harbor Hotel & Marina	Newport, RI	133	1972 / NA	$13,529,514	32.1%	$36,000,000	$2,349,181	27.4%
Courtyard - Jacksonville	Jacksonville Beach, FL	150	1969 / 2013	12,393,864	29.4	33,000,000	2,724,679	31.7
Durham Marriott City Center	Durham, NC	189	1989 / 2008	8,271,676	19.7	22,000,000	1,744,104	20.3
Residence Inn - Edina	Edina, MN	133	1989 / 2012	7,894,946	18.8	21,000,000	1,764,330	20.6
Total		605		$42,090,000	100.0%	$112,000,000	$8,582,295	100.0%

Historical Occupancy, ADR and RevPAR(1)
	Occupancy				ADR				RevPAR
Property	2011	2012	2013	2014	2011	2012	2013	2014	2011	2012	2013	2014
Newport Harbor Hotel & Marina	53.5%	54.3%	60.4%	62.3%	$195.46	$203.12	$191.69	$207.62	$104.65	$110.39	$115.69	$129.41
Courtyard - Jacksonville	75.4%	76.5%	82.1%	81.0%	$139.05	$143.58	$146.62	$158.54	$104.82	$109.79	$120.34	$128.39
Durham Marriott City Center	73.2%	76.3%	77.2%	73.4%	$110.37	$119.25	$125.52	$129.43	$80.77	$91.01	$96.85	$95.04
Residence Inn - Edina	82.0%	72.3%	82.6%	80.5%	$100.12	$105.78	$109.92	$117.67	$82.13	$76.47	$90.76	$94.76
Weighted Average(2)	71.3%	70.6%	75.9%	74.4%	$129.33	$136.93	$139.02	$148.88	$92.28	$96.73	$105.48	$110.80
(1)	Based on operating statements provided by the borrowers.
(2)	Weighted by room count.

Historical Occupancy, ADR and RevPAR Penetration Rates(1)
	Occupancy					ADR					RevPAR
Property	2010	2011	2012	2013	2014	2010	2011	2012	2013	2014	2010	2011	2012	2013	2014(2)
Newport Harbor Hotel & Marina	86.8%	88.7%	89.1%	100.4%	101.7%	111.2%	110.7%	111.8%	101.6%	103.9%	96.5%	98.2%	99.7%	102.0%	105.7%
Courtyard - Jacksonville	123.0%	114.8%	113.5%	115.9%	119.1%	112.8%	116.9%	113.8%	109.9%	108.9%	138.8%	134.2%	129.1%	127.3%	129.8%
Durham Marriott City Center	106.6%	116.4%	123.0%	127.4%	114.6%	127.0%	127.5%	133.7%	132.9%	130.2%	135.4%	148.3%	164.4%	169.3%	149.2%
Residence Inn - Edina	115.4%	114.1%	102.1%	111.3%	107.4%	96.0%	97.4%	101.2%	104.0%	100.7%	110.8%	111.2%	103.4%	115.8%	108.1%
Weighted Average(3)	108.3%	109.4%	108.6%	115.1%	111.3%	113.2%	114.5%	116.8%	114.0%	112.7%	122.3%	125.6%	128.0%	132.3%	125.8%
(1)	2010, 2011, 2012, 2013 and 2014 Penetration Rates are per reports provided by a third party data provider.
(2)
2014 RevPAR Penetration Rate at Courtyard – Jacksonville was impacted by renovations of the bistro and the lobby at the hotel which resulted in rooms being offline during the first quarter of 2014. 2014 RevPAR Penetration Rate at Durham Marriott City Center was impacted by the changing composition of its competitive set when the newly opened 128-room Hilton Garden Inn Durham University Medical Center was added in November 2013, TTM RevPAR Penetration Rate at Residence Inn - Edina was impacted by the changing composition of its competitive set when the 159-room Holiday Inn Express & Suites Bloomington West replaced the 209-room Park Plaza Bloomington in the first quarter of 2014.

(3)	Weighted by room count.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C28

Shaner Hotels Portfolio

Newport Harbor Hotel & Marina (Newport, RI). The Newport Harbor Hotel & Marina is a four-story, full service hotel, situated on a 5.59 acre site located on the harbor off of state highway 138A in historic Newport, Rhode Island. The property was built in 1972 and is comprised of 133 guest rooms of various layouts. The Newport Harbor Hotel & Marina features a business center, fitness center, approximately 4,000 square feet of meeting space, two full service restaurants, an indoor pool, a spa and a 60-slip marina. Between 2008 and 2013, the loan sponsor invested approximately $883,000 (approximately $6,639 per room) in capital expenditures and has budgeted approximately $780,000 (approximately $5,894 per room) of capital expenditures for 2014 and 2015. The property is located in Newport, home of the Naval Undersea Warfare Center and a major United States Navy training center. The city of Newport attracts approximately 3.5 million tourists annually for the city’s colonial history, 1700’s and 1800’s architecture, arts, beaches, water attractions including sailing and yachting, shopping and dining. The city of Newport had an average household income of $57,690 and an estimated total population of 24,027 residents as of 2013 according to the U.S. Census Bureau. According to the appraisal, in 2013 the property generated approximately 55% of its room nights from leisure business, 40% from meeting and group business and 5% from commercial business. The primary competitive set for the property consists of six hotels, which range in size from 95 to 319 rooms. Per the appraisal, there are no new hotel projects under construction in the Newport market at this time.

Courtyard - Jacksonville (Jacksonville Beach, FL). The Courtyard - Jacksonville is a seven-story, limited service hotel situated on a 1.98 acre site on North First Street near State Route A1A, approximately 17 miles east of downtown Jacksonville in Jacksonville Beach, Florida. The property was built in 1969 and renovated in 2013 and is comprised of 150 guest rooms of various layouts. The Courtyard - Jacksonville features a lobby sundry shop, business center, outdoor swimming pool, guest self-service laundry facility, 70-seat Bistro Restaurant, onsite parking and approximately 2,500 square feet of meeting space. The property is located alongside approximately 7.33 square miles of Jacksonville Beach and approximately 16 miles east of EverBank Field, home to  the NFL’s Jacksonville Jaguars and major college football games. Jacksonville, the fourth largest city in Florida, attracts approximately 3.0 million tourists annually for the city’s beaches, golf courses, sporting venues and cultural sites. The surrounding area has over 1,220 holes of golf with more than 70 public and private courses including the PGA Tour Players Championship home, Ponte Vedra Golf Course, less than 10 miles north of the Courtyard – Jacksonville. Jacksonville Beach had a median household income of approximately $59,371 and an estimated total population of approximately 21,823 residents as of 2013 according to the U.S. Census Bureau. According to the appraisal, in 2013 the property generated approximately 50% of its room nights from commercial business, 40% from leisure business and 10% from meeting and group business. The primary competitive set for the property consists of eight hotels, which range in size from 51 to 193 rooms. Per the appraisal, there are no new hotel projects under construction in the Jacksonville Beach market at this time.

Durham Marriott City Center (Durham, NC). The Durham Marriott City Center is a 10-story, full service hotel situated on a 3.09 acre site in the heart of Durham, North Carolina. The property was built in 1989 and renovated in 2008 and is comprised of 189 guest rooms of various layouts situated next to Durham Convention Center and less than half a mile north of Highway 147. The Durham Marriott City Center features a restaurant, business center and fitness center. Between 2008 and 2013, the loan sponsor invested approximately $4.0 million (approximately $21,371 per room) in capital expenditures and has budgeted approximately $947,300 (approximately $5,012 per room) of capital expenditures for 2014 and 2015.  Durham, 30 miles northwest of Raleigh, North Carolina’s state capital, is home to Duke University, the University of North Carolina at Chapel Hill and the Research Triangle Park. The Durham Marriott City Center is located in the Durham metropolitan statistical area, which had a per capita income of $43,343 and an estimated total population of approximately 534,578 residents as of 2013 according to a report by Moody’s Analytics. According to the appraisal, in 2013 the property generated approximately 50% of its room nights from commercial business, 25% from leisure business and 25% from meeting and group business. The primary competitive set for the property consists of five hotels, which range in size from 128 to 224 rooms. Per the appraisal, there are four new hotel projects under construction in the Downtown Durham market at this time: a 54-room unflagged hotel, The Durham, which is scheduled to open in April 2015, a 125-room unflagged hotel, 21c Museum Hotel, which is scheduled to open in March 2015, a 134-room Aloft, which is scheduled to open in May 2015 and a 145-room Residence Inn expected to open in July 2015.

Residence Inn - Edina (Edina, MN). The Residence Inn - Edina is a seven-story, extended stay hotel situated on a 3.58 acre site approximately 11 miles south of Minneapolis in Edina, Minnesota. The property was built in 1989 and renovated in 2012 and is comprised of 133 guest rooms of various layouts. The Residence Inn - Edina features complimentary breakfast, guest laundry facility, a convenience shop, on-site Hertz Rental Car desk and approximately 874 square feet of meeting space. The property is located in Edina, 11 miles south of Minneapolis, the largest city in the state of Minnesota. According to the Twin Cities Business, 22 separate companies will invest a total of approximately $241.0 million and add 950 new jobs to the area.  The hotel also benefits from other demand generators in the area such as the Valley Fair Amusement Park, Como Park & Conservatory Zoo, Minnesota Zoo, Downtown St. Paul, Downtown Minneapolis, the State Capitol, shopping centers including Southdale Center, Yorktown, Centennial Lakes Plaza, the Galleria and 50th & France. The Minneapolis metropolitan statistical area had a median household income of approximately $51,233 and an estimated total population of approximately 3.4 million residents as of 2013 according to a report by Moody’s Analytics. According to the appraisal, in 2013 the property generated approximately 55% of its room nights from extended stay business, 25% from commercial business, 10% from meeting and group business and 10% from leisure business. The primary competitive set for the property consists of seven hotels, which range in size from 108 to 218 rooms. Per the appraisal, there is one new hotel project under construction in the Minneapolis market at this time: a 342-room J.W. Marriott at The Mall of America which is scheduled to open in August 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C28

Shaner Hotels Portfolio

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	Underwritten	Per Room(1)	% of Total Revenue(2)
Occupancy	70.6%	75.9%	74.4%	74.8%
ADR	$136.93	$139.02	$148.88	$147.23
RevPAR	$96.73	$105.48	$110.80	$110.02

Room Revenue	$21,418,976	$23,291,859	$24,468,162	$24,296,632	$40,160	83.2%
Food & Beverage Revenue	2,922,196	2,899,574	3,231,209	3,169,316	5,239	10.8
Telephone Revenue	11,396	13,557	9,636	10,776	18	0.0
Other Department Revenues	1,271,132	1,305,511	1,819,135	1,742,350	2,880	6.0
Total Revenue	$25,623,700	$27,510,501	$29,528,142	$29,219,074	$48,296	100.0%

Room Expense	$5,295,932	$5,705,339	$5,596,013	$5,600,181	$9,256	23.0%
Food & Beverage Expense	2,518,843	2,421,945	2,483,464	2,453,590	4,056	77.4
Telephone Expense	118,782	107,878	67,442	73,648	122	683.4
Other Departmental Expenses	334,456	355,223	385,714	399,335	660	22.9
Departmental Expenses	$8,268,013	$8,590,385	$8,532,634	$8,526,754	$14,094	29.2%

Departmental Profit	$17,355,687	$18,920,116	$20,995,509	$20,692,320	$34,202	70.8%

Operating Expenses	$7,205,230	$7,354,339	$7,736,784	$7,839,780	$12,958	26.8%
Gross Operating Profit	$10,150,457	$11,565,777	$13,258,724	$12,852,540	$21,244	44.0%

Management Fees(3)	$768,711	$824,551	$885,844	$876,572	$1,449	3.0%
Property Taxes	1,099,416	1,206,053	1,302,123	1,276,577	2,110	4.4
Property Insurance	415,462	433,922	424,289	450,942	745	1.5
Ground Lease	324,332	362,391	333,352	380,469	629	1.3
Other Expenses	41,456	41,397	42,211	41,390	68	0.1
FF&E(4)	1,095,337	1,174,694	1,256,101	1,244,295	2,057	4.3
Total Other Expenses	$3,744,714	$4,043,008	$4,243,920	$4,270,245	$7,058	14.6%

Net Operating Income	$6,405,743	$7,522,769	$9,014,805	$8,582,295	$14,186	29.4%
Net Cash Flow	$6,405,743	$7,522,769	$9,014,805	$8,582,295	$14,186	29.4%
(1)	Per Room values are based on 605 guest rooms.
(2)	% of Total Revenue column for Room Expense and Other Departmental Expenses is based on their corresponding revenue line item.
(3)	Historical Management Fees were adjusted to 3.0% of Total Revenue.
(4)	Historical FF&E was adjusted to 4.0% of Total Revenue.

Property Management. The portfolio is managed by Shaner Hotel Holdings Limited Partnership, an affiliate of the loan sponsor.

Franchise Agreements. The portfolio has franchise agreements with Marriott International, Inc. for three of the four properties in the portfolio. The Courtyard – Jacksonville, Durham Marriott City Center and Residence Inn – Edina properties each have franchise agreements in place with Marriott International, Inc. and each pay a franchise fee of 5.5%, 6.0% and 5.0% of gross room sales, respectively, and a marketing fee of 2.0%, 1.0% and 2.5% of gross room sales, respectively. The Newport Harbor Hotel & Marina property is unaffiliated with any hotel franchise.

Franchise Agreement Summary
Property	Flag	Franchise Fee (% of gross room revenue)(1)	Expiration Date
Newport Harbor Hotel & Marina	N/A	N/A	N/A
Courtyard - Jacksonville	Marriott International, Inc.	7.5%	October 2027
Durham Marriott City Center	Marriott International, Inc.	7.0%	December 2018
Residence Inn - Edina	Marriott International, Inc.	7.5%	December 2021
(1)	Includes marketing fees due under the franchise agreements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C28

Shaner Hotels Portfolio

Ground Lease. The Durham Marriott City Center property is subject to two ground leases which commenced in 1987. The hotel ground lease expires on October 9, 2062 and the parking lot ground lease expires on October 9, 2017. The ground lessor may terminate the ground lease for the parking lot if it elects to construct a parking garage, provided that the ground lessor is required to provide 80 parking spaces for the hotel in such event. While the parking lot ground lease expires during the term of the loan, there is other parking available in the vicinity of the property. The current total ground rent payment for the hotel ground lease consists of base rent of $30,000 per year, plus additional rent equal to 9% of gross room sales as long as occupancy remains above 70%. The current total ground rent payment for the parking garage ground lease is $30,000 annually and is adjusted annually to reflect increases in CPI.

Escrows and Reserves. At origination, the borrowers were required to deposit into escrow $572,693 for real estate taxes, $197,014 for insurance premiums, $133,000 for a PIP reserve, $74,910 for deferred maintenance and $28,983 for a ground rent reserve.

Tax Escrows - On a monthly basis, the borrowers are required to escrow 1/12 of the annual estimated tax payments, which currently equates to $108,522.

Insurance Escrows - On a monthly basis, the borrowers are required to escrow 1/12 of the annual estimated insurance premiums, which currently equates to $32,838.

FF&E Reserve - On a monthly basis, the borrowers are required to deposit 1/12 of an amount equal to 4.0% of gross revenues from the hotels for the calendar month two months prior to such payment date for FF&E.

PIP Reserve - On a monthly basis commencing on the payment date occurring in December 2014 and on each payment date through and including the payment date in May 2015, the borrowers are required to escrow $219,500 for certain PIP expenses.

Ground Lease Reserve - On a monthly basis, the borrowers are required to escrow $28,983 for ground rent.

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. At origination, the borrowers and manager were required to direct credit card companies to deliver all receipts directly into the lockbox account. All funds in the lockbox account are swept daily to a segregated cash management account under the control of the lender and disbursed during each interest period in accordance with the loan documents. To the extent there is a Cash Sweep Event (as defined below), all excess cash flow after payment of the debt service, required reserves and operating expenses will be held as additional collateral for the loan. The lender will have a first priority security interest in the cash management account.

A “Cash Sweep Event” means: (i) the occurrence of an event of default, (ii) any borrower or property manager becomes the subject of a bankruptcy, insolvency or similar action, (iii) the debt service coverage ratio as calculated in the loan documents based on the trailing twelve months falls below 1.15x or (iv) any franchise agreement or replacement franchise agreement (a) is not renewed or replaced on or prior to the date that is 12 months prior to the expiration date of such franchise agreement or (b) is terminated and not replaced within 30 days of such termination.

Additional Debt. The $12.51 million mezzanine loan is secured by the direct equity interests in the borrowers and is coterminous with the mortgage loan. The mezzanine loan is interest-only for the term of the loan and has a 10.00000% coupon. Including the mezzanine loan, the Cut-off Date LTV is 80.0%, the UW NCF DSCR is 1.44x and the UW NOI Debt Yield is 9.6%. The lenders have entered into an intercreditor agreement. The mezzanine loan is cross-collateralized and cross-defaulted with three other mezzanine loans related to mortgage loans, one of which, Marriott – Chattanooga, is included in the JPMBB 2015-C28 Trust, through guaranties and pledge agreements signed by the various mezzanine loan borrowers. The total amount of mezzanine debt including the cross-collateralized and cross-defaulted loans is approximately $31.6 million.

Release of Individual Properties. The borrowers may release one or more individual properties through a partial defeasance of the loan after the lockout period, provided that, among other things; (i) no event of default exists; (ii) the borrowers defease 120% of the allocated loan amount for the individual property being released; (iii) after giving effect to the release, the debt service coverage ratio (as calculated in the loan documents) is equal to or greater than the greater of (a) the lesser of (1) the debt service coverage ratio for all of the properties (including the property being released) immediately prior to the release, and (2) 1.81x, and (b) 1.41x; and (iv) the mezzanine borrower partially defeases the mezzanine loan in an amount equal to 120% of the allocated mezzanine loan amount in accordance with the mezzanine loan documents.  If, after giving effect to such release, the loan-to-value ratio as calculated under the loan documents of the remaining properties exceeds 125%, no release will be permitted unless the borrowers pay down the mortgage loan as provided by the mortgage loan documents or the lender receives an opinion of counsel that the trust will not fail to maintain its status as a REMIC trust as a result of such release.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

88 of 134

Structural and Collateral Term Sheet	JPMBB 2015-C28

Lofts & Legends Apartment Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

89 of 134

Structural and Collateral Term Sheet	JPMBB 2015-C28

Lofts & Legends Apartment Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90 of 134

Structural and Collateral Term Sheet	JPMBB 2015-C28

Lofts & Legends Apartment Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$37,975,000	Title:	Fee
Cut-off Date Principal Balance:	$37,975,000	Property Type - Subtype:	Multifamily - Student
% of Pool by IPB:	3.3%	Number of Beds:	859
Loan Purpose:	Refinance	Location:	Nacogdoches, TX
Borrower:	SFA 1411 Owner, LP	Year Built / Renovated:	2012 - 2013 / N/A
Sponsor:	Ogden K. Shannon III	Occupancy:	98.1%
Interest Rate:	4.21600%	Occupancy Date:	10/31/2014
Note Date:	12/12/2014	Number of Tenants:	N/A
Maturity Date:	1/6/2025	2012 NOI(1):	N/A
Interest-only Period:	60 months	2013 NOI(2):	$3,090,927
Original Term:	120 months	2014 NOI:	$3,040,683
Original Amortization:	360 months	UW Economic Occupancy:	95.0%
Amortization Type:	IO-Balloon	UW Revenues:	$5,624,343
Call Protection:	L(27),Def(89),O(4)	UW Expenses:	$2,583,628
Lockbox:	CMA	UW NOI:	$3,040,715
Additional Debt:	N/A	UW NCF:	$2,946,662
Additional Debt Balance:	N/A	Appraised Value / Per Bed:	$49,000,000 / $57,043
Additional Debt Type:	N/A	Appraisal Date:	11/28/2014

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Bed:	$44,208
Taxes:	$0	$49,999	N/A	Maturity Date Loan / Bed:	$40,271
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	77.5%
Replacement Reserves:	$0	$7,838	N/A	Maturity Date LTV:	70.6%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.32x
Other:	$0	$0	N/A	UW NOI Debt Yield:	8.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$37,975,000	100.0%	Payoff Existing Debt	$29,733,642	78.3%
			Return of Equity	7,102,649	18.7
			Closing Costs	1,138,709	3.0
Total Sources	$37,975,000	100.0%	Total Uses	$37,975,000	100.0%
(1)	2012 NOI figures are not available as the Lumberjack Lofts Apartments (“The Lofts”) was completed in August 2013 and The Legends Apartments (“The Legends”) was completed in August 2012.
(2)	2013 NOI includes five months annualized cash flows for The Lofts, which was completed in August 2013.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Lofts & Legends loan has an outstanding principal balance of $37.975 million and is secured by first mortgage liens on two student housing properties, collectively consisting of 859 beds located in Nacogdoches, Texas, adjacent to the Stephen F. Austin State University (“SFASU”) campus. The loan has a 10-year term and, subsequent to a five-year interest-only period, will amortize on a 30-year schedule.

The Borrower. The borrowing entity for the loan is SFA 1411 Owner, LP, a Texas limited partnership and single purpose entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C28

Lofts & Legends Apartment Portfolio

The Sponsors. The loan sponsors are Ogden K. Shannon III (“Kelly Shannon”), Capital Solutions and Joseph Neubauer. Kelly Shannon is a real estate investor with over 40 years of experience and concentrates on the acquisition of existing multifamily complexes and office buildings in downtown Fort Worth and Dallas. Capital Solutions is a Pennsylvania-based private equity firm with a real estate group that manages a portfolio of 35 office, retail, industrial and multifamily assets, nine of which are student housing properties.  In his 30-year tenure at Aramark, Joseph Neubauer grew revenues from $2.5 billion in 1979 to $13.1 billion in 2011 and is the former chairman of Aramark.  The loan’s nonrecourse carve-out guarantor is Kelly Shannon.

The Properties. Lofts & Legends consists of two student housing properties totaling 336 units (859 beds) located in Nacogdoches, Texas, approximately 135 miles north of Houston, 210 miles northeast of Austin and 143 miles south of Dallas. The Legends was completed in August 2012 and The Lofts was completed in August 2013, each in time for the start of the respective school year. The properties are located adjacent to one another and are adjacent to the SFASU campus. As of October 31, 2014, Lofts & Legends was 98.1% occupied, with The Lofts at 96.1% occupancy and The Legends at 99.3% occupancy. As of February 25, 2015, preliminary management figures report pre-leasing levels for the 2015/2016 academic year at 51.1% compared to 44.1% as of the same time last year. According to the loan sponsors, Lofts & Legends is already ahead in pre-leasing status versus the market. The properties are leased on a per bed basis and offer a one bathroom to one bed ratio. All leases at the properties benefit from parental guarantees and approximately 95.0% are 12-month leases.

Historical and Current Occupancy(1)

Property	2012(2)	2013	2014	Current(3)
The Legends	100.0%	86.0%	97.0%	99.3%
The Lofts	N/A	94.0%	95.0%	96.1%
Weighted Average		88.9%	96.3%	98.1%
(1)	Historical Occupancies are as of August 31 of each respective year.
(2)	Historical Occupancy figures for The Lofts are unavailable for 2012 as the property was completed in 2013.
(3)	Current Occupancy is as of October 31, 2014.

The Legends. The Legends is a 549-bed, 204-unit student housing property located in Nacogdoches, Texas adjacent to the SFASU campus. Common area amenities at the property include a pool, a hot tub, an outdoor lounge area with a fireplace, a barbeque grilling area, a sand volleyball court, study rooms, a fitness center, tanning booths and a clubhouse with games, kitchen, cyber lounge and media room. Each unit’s bedrooms come equipped with a walk-in closet, telephone jacks, cable TV and internet connections and ceiling fans. Each unit is equipped with full-sized appliances, washer and dryer machines, garbage disposal, granite countertops and wood-like flooring. The Legends offers a rent package which includes full cable with HBO, Ethernet and Wi-Fi access and utility allowances. The property offers a total of 571 parking spaces comprised of 470 open spaces and 101 covered spaces, which results in a parking ratio of approximately 2.8 parking spaces per unit and approximately 1.0 parking space per bed.

The Lofts. The Lofts is a 310-bed, 132-unit student housing property located in Nacogdoches, Texas adjacent to The Legends student housing property. Common area amenities at the property include a saltwater pool with cabana, a hot tub, an outdoor lounge area with a fireplace, a barbeque grilling area, a full-sized basketball court, a community garden, a fitness center, study rooms, a clubhouse with a game room and secure direct access to a nearby public park. Each unit is equipped with a walk-in closet for each bed, full-sized appliances, washer and dryer machines, garbage disposal and granite countertops. The property offers a total of 347 parking spaces comprised of 281 open spaces and 66 covered spaces, which results in a parking ratio of approximately 2.6 parking spaces per unit and approximately 1.1 parking spaces per bed.

Portfolio Summary

Property	Year Built	Units	Beds	Number of Buildings	Cut-off Date Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value	Underwritten Net Cash Flow	% of Underwritten Net Cash Flow
The Legends	2012	204	549	7	$22,862,500	60.2%	$29,500,000	$1,834,802	62.3%
The Lofts	2013	132	310	1	15,112,500	39.8	19,500,000	1,111,860	37.7
Total / Wtd. Avg.		336	859	8	$37,975,000	100.0%	$49,000,000	$2,946,662	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C28

Lofts & Legends Apartment Portfolio

The properties are located adjacent to the SFASU campus.  Though most students choose to walk to campus, there is a university-run service known as Jack Track that provides transportation to other parts of campus. The closest Jack Track stop is located approximately 500 feet from the properties on the perimeter of campus at North Street and Griffith Boulevard. Lofts & Legends located both close to campus and close to downtown Nacogdoches and various bars and restaurants. Lofts & Legends is located one mile from Main Street, approximately a two-minute drive or a 20-minute walk. Main Street offers antique shops, various boutique shops, galleries, studios, restaurants and bars. Access to major cities near Nacogdoches is provided by several arterials. US 59, which intersects Nacogdoches in half from north to south, connects to metropolitan Houston and Interstate 20, 60 miles north of the city. State Highway 7, a southwest/northeast carrier, connects Nacogdoches with Crockett to the west and Interstate 45, 90 miles east. Union Pacific rail service runs through Nacogdoches, serving several large industries within the area.

Founded in 1923, SFASU is a four-year public university, offering undergraduate, graduate and doctoral programs in more than 120 areas of study. As of fall 2014, the institution had 12,801 students enrolled in its six different colleges and three levels of degree programs. While neighboring universities Texas A&M and the University of Houston have recently instituted caps on enrollment, on-campus enrollment at SFASU is expected to grow two percent annually, with 2020 enrollment expected to be approximately 14,000 students. SFASU’s main campus is located on more than 400 acres. The university also has an additional 642-acre property featuring an agricultural research center for animal husbandry and an equine center, an 18.7-acre experimental forest and a 25.3-acre forestry field station. SFASU is one of the three accredited institutions in Texas with a forestry college and the only university in Texas operating both an early childhood laboratory and a charter school. SFASU is also home to the National Center for Pharmaceutical Crops and a potential cancer-fighting agent was discovered on-campus in 2011. SFASU has a Division I athletic program that includes football, basketball and baseball. On-campus housing accommodates approximately 5,000 students, which represents only 38.0% of the student population and is currently operating at 100% occupancy, creating significant demand for off-campus housing.

According to the appraisal, the properties’ competitive set includes five other properties within the Nacogdoches apartment market. The competitive set reported occupancy rates of 92% or better, despite the properties having been constructed in the 1970s, 1980s and early 2000s. The City of Nacogdoches’ Planning Department and the Economic Development Corporation has indicated that no student housing properties have been proposed or are under construction in the market.

Portfolio Unit Mix(1)

Unit Type	# of Units	# of Beds	% of Total(2)	Occupied Beds	Occupancy(3)	Average Unit Size (SF)(4)	Average Monthly In- Place Rent Per Bed	Average Market Unit Size (SF)(4)(5)	Average Monthly Market Rent Per Bed(4)(5)
1 BR / 1 BA	71	71	8.3%	71	100.0%	543	$754	665	$780
2 BR / 2 BA	136	272	31.7%	267	98.2%	857	$609	892	$615
4 BR / 4 BA	129	516	60.1%	505	97.9%	1,351	$486	NAV	NAV
Total / Wtd. Avg.	336	859	100.0%	843	98.1%	980	$547
(1)	Based on the underwritten rent roll.
(2)	% of Total is calculated using # of Beds.
(3)	Occupancy is based on beds.
(4)	Per the appraisal.
(5)	Per the appraisal, there are no comparables available in the area for 4 BR / 4 BA units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C28

Lofts & Legends Apartment Portfolio

Operating History and Underwritten Net Cash Flow

	2013	2014	Underwritten	Per Bed	%(1)
Rents in Place	$5,954,700	$5,776,409	$5,536,356	$6,445	98.2%
Vacant Income	0	0	102,324	119	1.8
Gross Potential Rent	$5,954,700	$5,776,409	$5,638,680	$6,564	100.0%
Reimbursements	0	0	0	0	0.0
Net Rental Income	$5,954,700	$5,776,409	$5,638,680	$6,564	100.0%
(Vacancy/Credit Loss)	(781,034)	(543,407)	(296,018)	(345)	(5.2)
Other Income(2)	223,005	275,753	281,681	328	5.0
Effective Gross Income	$5,396,671	$5,508,755	$5,624,343	$6,548	99.7%

Total Expenses	$2,305,744	$2,468,072	$2,583,628	$3,008	45.9%

Net Operating Income	$3,090,927	$3,040,683	$3,040,715	$3,540	54.1%

Replacement Reserves	0	0	94,053	109	1.7

Net Cash Flow	$3,090,927	$3,040,683	$2,946,662	$3,430	52.4%
(1)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)
Other Income includes parking revenue, vending machine revenue, utility income, cancellation fees, damage income and deposit forfeitures, late charges, month-to-month fees, relet fees and miscellaneous other income.

Property Management. The properties are managed by Asset Campus Housing, Inc., an affiliate of Asset Plus Companies, a Houston-based developer, operator and investor focusing on student housing and multifamily properties. Asset Plus Companies currently manages a portfolio of more than 120 student housing properties totaling over 70,000 beds in 31 states across 80 campuses including, Brown University, Texas A&M University, Temple University and University of Georgia.

Escrows and Reserves. No upfront escrows were taken at origination.

Tax Escrows - The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to $49,999.

Insurance Escrows - The requirement for the borrower to make monthly deposits into the insurance escrow is waived as long as no event of default exists and the borrower provides satisfactory evidence that the property is insured with a blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $7,838 (approximately $109 per bed annually) for replacement reserves.

Lockbox / Cash Management. The loan is structured with a CMA lockbox. Funds deposited into the clearing account are swept on a daily basis into the borrower’s operating account, unless a Trigger Event (as defined below) has occurred, in which event such funds will be swept on a daily basis into a cash management account under the control of the lender and disbursed in accordance with the loan documents.

A “Trigger Event” will commence upon the occurrence of (i) an event of default or (ii) the debt service coverage ratio as calculated in the loan documents being less than 1.10x.

Release of Properties. The borrower is permitted to obtain the release of an individual property from the lien of the mortgage through partial defeasance after the lockout period, subject to the satisfaction of certain conditions, including, but not limited to: (i) payment of the sum of 115% of the allocated loan amount for the applicable individual property, (ii) the debt service coverage ratio as calculated in the loan documents for the remaining property in the portfolio is no less than the greater of (a) the debt service coverage ratio as calculated in the loan documents for the twelve months immediately preceding the origination date and (b) the debt service coverage ratio as calculated in the loan documents for the remaining property in the portfolio for the twelve months immediately preceding the release of the individual property and (iii) after giving effect to such release, the loan-to-value ratio as calculated under the loan documents is not greater than the lesser of (y) the loan-to-value ratio immediately preceding the origination date and (z) the loan-to-value ratio as calculated for all of the then remaining properties (including the individual property to be released).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C28

Walgreens Net Lease Portfolio III

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C28

Walgreens Net Lease Portfolio III

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C28

Walgreens Net Lease Portfolio III

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	KeyBank	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$34,287,252	Title:	Fee
Cut-off Date Principal Balance:	$34,287,252	Property Type - Subtype:	Retail – Freestanding
% of Pool by IPB:	3.0%	Net Rentable Area (SF):	117,645
Loan Purpose:	Acquisition	Location:	Various
Borrower:	WG DST 3	Year Built / Renovated:	Various / N/A
Sponsors:	DFB Holdings, LLC and Douglas	Occupancy:	100.0%
	F. Blough	Occupancy Date:	12/19/2014
Interest Rate:	4.22000%	Number of Tenants:	8
Note Date:	12/19/2014	2012 NOI(1):	N/A
Anticipated Repayment Date(2):	1/1/2025	2013 NOI(1):	N/A
Interest-only Period:	120 months	2014 NOI(1):	N/A
Original Term:	120 months	UW Economic Occupancy:	97.0%
Original Amortization:	None	UW Revenues(3):	$3,307,131
Amortization Type:	ARD–Interest Only	UW Expenses:	$631,408
Call Protection:	L(27),Def(90),O(3)	UW NOI(3):	$2,675,723
Lockbox:	Hard	UW NCF(3):	$2,648,576
Additional Debt:	Yes	Appraised Value / Per SF:	$49,060,000 / $417
Additional Debt Balance:	$9,786,720	Appraisal Date:	November 2014
Additional Debt Type:	Mezzanine Loan

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$291
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF(5):	$291
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	69.9%
Replacement Reserves:	$0	$0	N/A	Maturity Date LTV(5):	69.9%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.81x
Other:	$0	$0	N/A	UW NOI Debt Yield:	7.8%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$34,287,252		72.2%	Purchase Price	$46,465,832	97.9%
Mezzanine Loan	9,786,720		20.6	Closing Costs	1,017,957	2.1
Sponsor Equity	3,409,817		7.2
Total Sources	$47,483,789		100.0%	Total Uses	$47,483,789	100.0%
(1)	Historical financials are not available due to the loan sponsor acquiring the properties through a sale-leaseback.
(2)
The loan is structured with an anticipated repayment date (“ARD”). If the loan is not paid in full by the ARD, the interest rate will increase to 2.00000% per annum plus the greater of (i) 4.22000% or (ii) the 10-year treasury yield as of the first business day after the ARD. The additional interest will accrue, but the payment of said interest will be deferred until the maturity date.

(3)
UW Revenues, UW NOI and UW NCF assume a straight-line average of contractual rent due under the Walgreens Co. leases. Based on the in-place rent, the UW NOI and UW NCF are $2,611,970 and $2,584,823, respectively, and result in an UW NCF DSCR and UW NOI Debt Yield of 1.76x and 7.6%, respectively. Please refer to “Underwritten Net Cash Flow” table below.

(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(5)	Maturity Date Loan / SF and Maturity Date LTV are as of the ARD.

The Loan. The Walgreens Net Lease Portfolio III loan has an outstanding principal balance of approximately $34.3 million and is secured by a first mortgage lien on a portfolio of eight properties, totaling 117,645 square feet, located throughout Kentucky, Missouri, and Wisconsin. The Walgreens Net Lease Portfolio III loan is structured with an ARD of January 1, 2025 and a final maturity date of January 1, 2030, and is interest-only through the ARD.

The Borrower. The borrowing entity for the loan is WG DST 3, a Delaware statutory trust and special purpose entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C28

Walgreens Net Lease Portfolio III

The Sponsors. The loan sponsors and nonrecourse carve-out guarantors are DFB Holdings, LLC and Douglas F. Blough. DFB Holdings, LLC is controlled by Douglas F. Blough, co-founder and CFO of Net Lease Capital Advisors, a real estate investment firm that specializes in credit tenant lease transactions. Since inception, Net Lease Capital Advisors has acquired over $1.0 billion of net lease property and has closed over $9.0 billion in transactions.  The loan sponsors, along with entities owned by Cantor Fitzgerald Securities and Mesirow Financial, which have ownership interest in the borrower, contributed approximately $3.4 million in cash equity to acquire the eight properties in a sale-leaseback transaction for approximately $46.5 million.

The Properties. The Walgreens Net Lease Portfolio III consists of eight freestanding Walgreens properties, totaling 117,645 square feet, which were purchased as part of a sale-leaseback from Walgreens. The assets are located in Missouri, Kentucky, and Wisconsin within six metropolitan statistical areas (“MSA”). The properties were built between 1997 and 2005. As of December 19, 2014, the properties were 100.0% occupied.

Portfolio Summary

Property	Location	MSA	Net Rentable Area (SF)	Year Built	Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value
Walgreens #7680	Webster Groves, MO	St. Louis, MO	16,380	2003	$5,112,870	14.9%	$7,350,000
Walgreens #6020	Milwaukee, WI	Milwaukee, WI	15,120	2000	4,569,655	13.3	6,570,000
Walgreens #4225	Blue Springs, MO	Kansas City, MO	13,905	1997	4,527,794	13.2	6,500,000
Walgreens #4163	Louisville, KY	Louisville, KY	15,120	1997	4,494,778	13.1	6,460,000
Walgreens #4216	Louisville, KY	Louisville, KY	13,905	1998	4,135,569	12.1	5,940,000
Walgreens #5172	Louisville, KY	Louisville, KY	13,905	2000	4,135,569	12.1	5,940,000
Walgreens #9363	Racine, WI	Racine, WI	14,490	2004	3,845,357	11.2	5,530,000
Walgreens #9420	Carthage, MO	Joplin, MO	14,820	2005	3,465,660	10.1	4,770,000
Total			117,645		$34,287,252	100.0%	$49,060,000

Walgreens #7680 is a 16,380 square foot single-tenant freestanding building located in Webster Groves, Missouri approximately 15 miles west of the city of St. Louis.  Primary access to the area is provided by Interstate 44, which crosses the St. Louis MSA in an east-west direction.  Traffic reports indicate approximately 22,463 vehicles pass the property each day.  The population within a three mile radius of the property is approximately 103,409 and has a median household income of $59,186 as of 2014.

Walgreens #6020 is a 15,120 square foot single-tenant freestanding building located in Milwaukee, Wisconsin approximately seven miles southwest of the City of Milwaukee. Primary access to the area is provided by Interstate 894 which crosses the Milwaukee MSA in an east-west direction and Interstate 43, which crosses the Milwaukee MSA in a north/south direction.  Traffic reports indicate approximately 16,700 vehicles pass the property each day.  The population within a three mile radius of the property is approximately 178,384 and has a median household income of $39,562 as of 2014.

Walgreens #4225 is a 13,905 square foot single-tenant freestanding building located in Blue Springs, Missouri approximately 20 miles east of Kansas City. Primary access to the area is provided by Interstate 70, which crosses the Kansas City MSA in an east-west direction.  Traffic reports indicate approximately 30,328 vehicles pass the property each day.  The population within a three mile radius of the property is approximately 48,881, with a median household income of $63,009 as of 2014.

Walgreens #4163 is a 15,120 square foot single-tenant freestanding building located in Louisville, Kentucky approximately nine miles south of the City of Louisville. Primary access to the area is provided by Interstate 264 and 265, which cross through Jefferson County in an east-west direction.  Traffic reports indicate between 40,000 and 55,000 vehicles pass the property each day.  The population within a three mile radius of the property is approximately 74,489, and has a median household income of $46,771 as of 2014.

Walgreens #4216 is a 13,905 square foot single-tenant freestanding building located in Louisville, Kentucky approximately six miles south of Louisville central business district. Primary access to the area is provided by Interstate 264, which crosses through Jefferson County in an east-west direction.  Traffic reports indicate approximately 25,000 vehicles pass the property each day.  The population within a three mile radius of the property is approximately 82,896, and has a median household income of $33,926 as of 2014.

Walgreens #5172 is a 13,905 square foot single-tenant freestanding building located in Louisville, Kentucky approximately nine miles from the Louisville central business district.  Primary access to the area is provided by Interstates 264 and 265, which cross through Jefferson County in an east-west direction.  Traffic reports indicate approximately 25,000 vehicles pass the property each day.  The population within a three mile radius of the property is approximately 69,487 and has a median household income of $38,825 as of 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Walgreens Net Lease Portfolio III

Walgreens #9363 is a 14,490 square foot single-tenant freestanding building located in Racine, Wisconsin approximately 23 miles from the Milwaukee central business district.  Primary access to the area is provided by Interstate 94, which crosses the Racine metro area in an east-west direction.  Traffic reports indicate approximately 9,700 vehicles pass the property each day.  The population within a three mile radius of the property is approximately 77,361 and has a median household income of $41,799 as of 2014.

Walgreens #9420 is a 14,820 square foot single-tenant freestanding building located in Carthage, Missouri approximately 15 miles from the Joplin central business district in the Joplin MSA.  Primary access to the area is provided by Interstate 49, which crosses the Carthage area in a north-south direction.  Traffic reports indicate approximately 6,203 vehicles pass the property each day.  Population within a three mile radius of the property is approximately 15,630 with a median household income of $38,746 as of 2014.

The Walgreens Net Lease Portfolio III properties are 100.0% leased to Walgreens Co., a subsidiary of Walgreens Boots Alliance, Inc. (NASDAQ: WBA; Moody’s: Baa2; S&P: BBB) (“Walgreens”), under eight separate 15-year pure net leases expiring on December 31, 2029, with each lease allowing for 12 five-year renewal options. Founded in 1901, Walgreens operates the largest drugstore chain in the United States with more than 8,300 locations.  For the fiscal year ended August 31, 2014, Walgreens reported $76.4 billion in net sales, $1.9 billion in net income and $37.2 billion in total assets. During the same period, Walgreens increased net sales 5.8% with same store sales increasing by 4.9%. The tenant reported average store sales for the portfolio of approximately $12.5 million for the 12 months ended May 31, 2014.

Tenant Summary(1)

Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent	Base Rent PSF	% of Total Base Rent	Lease Expiration Date(3)
Walgreens	Baa2 / BBB / NA	117,645	100.0%	$2,778,005	$23.61	100.0%	12/31/2029
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field, whether or not the parent company guarantees the lease.
(3)	The portfolio is 100.0% leased to Walgreens under eight separate 15-year pure net leases, with each allowing for 12 five-year renewal options.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2015 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2016	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2017	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2018	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2019	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026 & Beyond	8	117,645	100.0	2,778,005	100.0	117,645	100.0%	$2,778,005	100.0%
Total	8	117,645	100.0%	$2,778,005	100.0%
(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C28

Walgreens Net Lease Portfolio III

Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$2,778,005	$23.61	81.5%
Vacant Income	0	0.00	0.0
Gross Potential Rent	$2,778,005	$23.61	81.5%
Total Reimbursements	631,408	5.37	18.5
Net Rental Income	$3,409,413	$28.98	100.0%
(Vacancy/Credit Loss)	(102,282)	(0.87)	(3.0)
Other Income	0	0.00	0.0
Effective Gross Income	$3,307,131	$28.11	97.0%

Total Expenses	$631,408	$5.37	19.1%

Net Operating Income(3)	$2,675,723	$22.74	80.9%

Total TI/LC, Capex/RR	27,147	0.23	0.8
Net Cash Flow(3)	$2,648,576	$22.51	80.1%
(1)	Historical financials are not available due to the loan sponsors acquiring the properties through a sale-leaseback.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)
UW Revenues, UW NOI and UW NCF assume a straight-line average of contractual rent due under the Walgreens Co. leases. Based on the in-place rent, the UW NOI and UW NCF are $2,611,970 and $2,584,823, respectively, and result in an UW NCF DSCR and UW NOI Debt Yield of 1.76x and 7.6%, respectively.

Property Management. The properties are self-managed by the tenant.

Escrow and Reserves. At origination, the borrower was not required to deposit any funds into escrow.

Tax and Insurance Escrows - The borrower will be required to deposit 1/12 of annual taxes and insurance premiums upon (i) an event of default, (ii) the borrower or Walgreens, and any replacement tenant that is acceptable to lender (“Major Tenant”), failing to pay taxes and insurance premiums pursuant to the Major Tenant lease, (iii) any Major Tenant lease no longer being in full force and effect in respect of taxes, and the applicable individual property Major Tenant lease in respect of insurance collections, (iv) with respect to monthly insurance collections only, any property no longer being self-insured by Walgreens or the Major Tenant failing to maintain a credit rating from S&P of at least BBB-, or (v) with respect to monthly tax collection only, debt service coverage ratio falling below 1.55x based on a trailing three-month period.

Lockbox / Cash Management. The loan is structured with a hard lockbox. The borrower was required to send tenant direction letters to each Walgreens tenant instructing them to deposit all rents and payments into the lockbox account controlled by the lender. The funds are then returned to an account controlled by the borrower after the deduction of the scheduled monthly debt service. Upon the occurrence of a Cash Sweep Event (as defined below), all rents will be swept to a segregated cash management account and held for the benefit of the lender. The lender will have a first priority security interest in the cash management account and such account will be under the lender’s sole control and the borrower will have no rights of withdrawal with respect to such account.

A “Cash Sweep Event” means: (i) the occurrence and continuance of an event of default, (ii) the borrower or the tenant becomes the subject of a bankruptcy, insolvency or similar action, (iii) the debt service coverage ratio as calculated in the loan agreement falls below 1.55x based on a trailing three-month period until such time the debt service coverage ratio is at least 1.60x for two consecutive quarters, (iv)  the loan was not paid in full three months prior to the ARD, (v) the Major Tenant ceases to operate at two or more individual properties and the senior unsecured debt rating of the Major Tenant issued by Moody’s falls below Ba2 or the long term foreign issuer credit rating by S&P falls below BB, or (vi) the senior unsecured debt rating of the Major Tenant issued by Moody’s falls below B2 or the long term foreign issuer credit rating by S&P falls below B.

Release of Property. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C28

Walgreens Net Lease Portfolio III

Additional Debt. Mezzanine debt of $51.4 million (“Acquisition Mezzanine Debt”) was used to finance the sale-leaseback of 41 Walgreens properties including the eight properties that serve as collateral for the Walgreens Net Lease Portfolio III loan and the eight properties that serve as collateral for Walgreens Net Lease Portfolio IV loan, as well as 25 properties that do not serve as collateral for the aforementioned loans.  The lender allocated $9,786,720 of the Acquisition Mezzanine Debt to the Walgreens Net Lease Portfolio III properties for illustration of combined debt metrics (“Walgreens Net Lease Portfolio III Mezzanine Debt”). 50.0% of the Acquisition Mezzanine Debt is interest-only and accrues interest at a rate of 16.43000% per annum with payment obligations only from various sources of distributable amounts payable to the mezzanine borrowers pursuant to its existing joint venture agreement. The remaining 50.0% of the Acquisition Mezzanine Debt is interest-only with a 15.00000% per annum internal rate of return and a current interest rate of 5.00000% per annum. Including the Walgreens Net Lease Portfolio III Mezzanine Debt, the Cut-off Date LTV is 89.8%, the UW NCF DSCR is 1.54x and the UW NOI Debt Yield is 6.1%. The combined debt metrics were calculated using the current interest rate of 5.00000% on 50.0% of the Walgreens Net Lease Portfolio III Mezzanine Debt.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C28

Walgreens Net Lease Portfolio IV

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C28

Walgreens Net Lease Portfolio IV

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C28

Walgreens Net Lease Portfolio IV

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	KeyBank	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$33,247,566	Title:	Fee
Cut-off Date Principal Balance:	$33,247,566	Property Type - Subtype:	Retail – Freestanding
% of Pool by IPB:	2.9%	Net Rentable Area (SF):	115,123
Loan Purpose:	Acquisition	Location:	Various
Borrower:	WG DST 4	Year Built / Renovated:	Various / N/A
Sponsors:	DFB Holdings, LLC and Douglas	Occupancy:	100.0%
	F. Blough	Occupancy Date:	12/19/2014
Interest Rate:	4.22000%	Number of Tenants:	8
Note Date:	12/19/2014	2012 NOI(1):	N/A
Anticipated Repayment Date(2):	1/1/2025	2013 NOI(1):	N/A
Interest-only Period:	120 months	2014 NOI(1):	N/A
Original Term:	120 months	UW Economic Occupancy:	97.0%
Original Amortization:	None	UW Revenues(3):	$3,172,052
Amortization Type:	ARD–Interest Only	UW Expenses:	$578,578
Call Protection:	L(27),Def(90),O(3)	UW NOI(3):	$2,593,475
Lockbox:	Hard	UW NCF(3):	$2,569,960
Additional Debt:	Yes	Appraised Value / Per SF:	$47,990,000 / $417
Additional Debt Balance:	$9,489,959	Appraisal Date:	November 2014
Additional Debt Type:	Mezzanine Loan

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$289
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF(5):	$289
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	69.3%
Replacement Reserves:	$0	$0	N/A	Maturity Date LTV(5):	69.3%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.81x
Other:	$0	$0	N/A	UW NOI Debt Yield:	7.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$33,247,566	72.1%	Purchase Price	$45,012,257	97.6%
Mezzanine Loan	9,489,959	20.6	Closing Costs	1,127,161	2.4
Sponsor Equity	3,401,893	7.4
Total Sources	$46,139,418	100.0%	Total Uses	$46,139,418	100.0%
(1)	Historical financials are not available due to the loan sponsor acquiring the properties through a sale-leaseback.
(2)
The loan is structured with an anticipated repayment date (“ARD”). If the loan is not paid in full by the ARD, the interest rate will increase to 2.00000% per annum plus the greater of (i) 4.22000% or (ii) the 10-year treasury yield as of the first business day after the ARD. The additional interest will accrue, but the payment of said interest will be deferred until the maturity date.

(3)
UW Revenues, UW NOI and UW NCF assume a straight-line average of contractual rent due under the Walgreens Co. leases. Based on the in-place rent, the UW NOI and UW NCF are $2,531,700 and $2,508,185, respectively, and result in an UW NCF DSCR and UW NOI Debt Yield of 1.76x and 7.6%, respectively. Please refer to “Underwritten Net Cash Flow” table below.

(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(5)	Maturity Date Loan / SF and Maturity Date LTV are as of the ARD.

The Loan. The Walgreens Net Lease Portfolio IV loan has an outstanding principal balance of approximately $33.2 million and is secured by a first mortgage lien on a portfolio of eight properties, totaling 115,123 square feet, located throughout Alabama, Arkansas, Tennessee, and Wisconsin. The Walgreens Net Lease Portfolio IV loan is structured with an ARD of January 1, 2025 and a final maturity date of January 1, 2030, and is interest-only through the ARD.

The Borrower. The borrowing entity for the loan is WG DST 4, a Delaware statutory trust and special purpose entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C28

Walgreens Net Lease Portfolio IV

The Sponsors. The loan sponsors and nonrecourse carve-out guarantors are DFB Holdings, LLC and Douglas F. Blough. DFB Holdings, LLC is controlled by Douglas F. Blough, co-founder and CFO of Net Lease Capital Advisors, a real estate investment firm that specializes in credit tenant lease transactions. Since inception, Net Lease Capital Advisors has acquired over $1.0 billion of net lease property and has closed over $9.0 billion in transactions.  The loan sponsors, along with entities owned by Cantor Fitzgerald Securities and Mesirow Financial, which have ownership interest in the borrower, contributed approximately $3.4 million in cash equity to acquire the eight properties in a sale-leaseback transaction for approximately $45.0 million.

The Properties. The Walgreens Net Lease Portfolio IV consists of eight freestanding Walgreens properties, totaling 115,123 square feet, which were purchased as part of a sale-leaseback from Walgreens. The assets are located in Tennessee, Wisconsin, Alabama and Arkansas within six metropolitan statistical areas (“MSA”). The properties were built between 1994 and 2006. As of December 19, 2014, the properties were 100.0% occupied.

Portfolio Summary
Property	Location	MSA	Net Rentable Area (SF)	Year Built	Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value
Walgreens #5705	Collierville, TN	Memphis, TN	15,070	2000	$4,591,817	13.8%	$6,590,000
Walgreens #9951	Alabaster, AL	Birmingham, AL	14,820	2005	4,524,685	13.6	6,500,000
Walgreens #9174	Memphis, TN	Memphis, TN	14,820	2005	4,338,172	13.0	6,230,000
Walgreens #4254	Milwaukee, WI	Milwaukee, WI	13,905	1997	4,207,965	12.7	6,040,000
Walgreens #3221	Madison, TN	Nashville, TN	14,548	1994	4,186,817	12.6	6,010,000
Walgreens #10240	Bryant, AR	Little Rock, AR	14,820	2006	3,891,426	11.7	5,590,000
Walgreens #3209	Knoxville, TN	Knoxville, TN	13,235	1994	3,849,406	11.6	5,530,000
Walgreens #4095	Wauwatosa, WI	Milwaukee, WI	13,905	1997	3,657,278	11.0	5,500,000
Total			115,123		$33,247,566	100.0%	$47,990,000

Walgreens #5705 is a 15,070 square foot single-tenant freestanding building located in Collierville, Tennessee approximately 25 miles east of the city of Memphis.  Primary access to the area is provided by U.S. Highway 72, which crosses the Memphis MSA in an east-west direction.  Traffic reports indicate approximately 16,625 vehicles pass the property each day.  The population within the property’s 38017 zip code area is approximately 48,215, and has a median household income of $100,218 as of 2013.

Walgreens #9951 is a 14,820 square foot single-tenant freestanding building located in Alabaster, Alabama approximately 25 miles south of the city of Birmingham.  Primary access to the area is provided by Interstate 65, which crosses the Birmingham MSA in a north-south direction.  Traffic reports indicate approximately 23,590 vehicles pass the property each day.  The population within a three-mile radius of the property is approximately 26,969 and has a median household income of $65,374 as of 2014.

Walgreens #9174 is a 14,820 square foot single-tenant freestanding building located in Memphis, Tennessee approximately four miles south of the Memphis central business district.  Primary access to the area is provided by Interstate 65 and Interstate 264, which cross the Memphis MSA in a north-south direction and east-west direction, respectively.  Traffic reports indicate approximately 20,257 vehicles pass the property each day.  The population within the property’s 38109 zip code area is approximately 46,668 and has a median household income of $27,378 as of 2013.

Walgreens #4254 is a 13,905 square foot single-tenant freestanding building located in Milwaukee, Wisconsin approximately nine miles northwest of the Milwaukee central business district.  Primary access to the area is provided by Interstate 894 and Interstate 43, which both cross the Milwaukee MSA in a north-south direction.  Traffic reports indicate approximately 12,400 vehicles pass the property each day.  The population within a three-mile radius of the property is approximately 120,814 and has a median household income of $36,975 as of 2014.

Walgreens #3221 is a 14,548 square foot single-tenant freestanding building located in Madison, Tennessee approximately 10 miles northeast of the Nashville central business district.  Primary access to the area is provided by Interstate 65, which crosses the Nashville MSA in a north-south direction.  Traffic reports indicate approximately 31,825 vehicles pass the property each day.  The population within a three-mile radius of the property is approximately 54,105 and has a median household income of $37,181 as of 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Walgreens Net Lease Portfolio IV

Walgreens #10240 is a 14,820 square foot single-tenant freestanding building located in Bryant, Arkansas approximately 20 miles southwest of the Little Rock central business district.  Primary access to the area is provided by Interstate 30, which crosses the Little Rock MSA in a northeast-southwest direction.  Traffic reports indicate approximately 14,000 vehicles pass the property each day.  The population within a three-mile radius of the property is approximately 26,635 and has a median household income of $52,463 as of 2014.

Walgreens #3209 is a 13,235 square foot single-tenant freestanding building located in Knoxville, TN approximately 10 miles southwest of the Knoxville central business district.  Primary access to the area is provided by Interstate 40, which crosses the Little Rock MSA in an east-west direction.  Traffic reports indicate approximately 16,568 vehicles pass the property each day.  The population within a three mile radius of the property is approximately 61,832 and has a median household income of $60,344 as of 2014.

Walgreens #4095 is a 13,905 square foot single-tenant freestanding building located in Wauwatosa, Wisconsin within the Milwaukee MSA.  Primary access to the area is provided by Interstate 94, which crosses the Milwaukee area in an east/west direction.  Traffic reports indicate approximately 33,300 vehicles pass the property each day.  The population within a three mile radius of the property is approximately 100,429 and has a median household income of $46,494 as of 2014.

The Walgreens Net Lease Portfolio IV properties are 100.0% leased to Walgreens Co., a subsidiary of Walgreens Boots Alliance, Inc. (NASDAQ: WBA; Moody’s: Baa2; S&P: BBB) (“Walgreens”), under eight separate 15-year pure net leases expiring on December 31, 2029, with each lease allowing for 12 five-year renewal options. Founded in 1901, Walgreens operates the largest drugstore chain in the United States with more than 8,300 locations.  For the fiscal year ended August 31, 2014, Walgreens reported $76.4 billion in net sales, $1.9 billion in net income and $37.2 billion in total assets. During the same period, Walgreens increased net sales 5.8% with same store sales increasing by 4.9%. The tenant reported average store sales for the portfolio of approximately $10.5 million for the 12 months ended May 31, 2014.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent	Base Rent PSF	% of Total Base Rent	Lease Expiration Date(3)
Walgreens	Baa2 / BBB / NA	115,123	100.0%	$2,691,579	$23.38	100.0%	12/31/2029
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field, whether or not the parent company guarantees the lease.
(3)	The portfolio is 100.0% leased to Walgreens under eight separate 15-year pure net leases, with each allowing for 12 five-year renewal options.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2015 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2016	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2017	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2018	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2019	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026 & Beyond	8	115,123	100.0	2,691,579	100.0	115,123	100.0%	$2,691,579	100.0%
Total	8	115,123	100.0%	$2,691,579	100.0%
(1)	Based on underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C28

Walgreens Net Lease Portfolio IV

Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$2,691,579	$23.38	82.3%
Vacant Income	0	0.00	0.0
Gross Potential Rent	$2,691,579	$23.38	82.3%
Total Reimbursements	578,578	5.03	17.7
Net Rental Income	$3,270,157	$28.41	100.0%
(Vacancy/Credit Loss)	(98,105)	(0.85)	(3.0)
Other Income	0	0.00	0.0
Effective Gross Income	$3,172,052	$27.55	97.0%
Total Expenses	$578,578	$5.03	18.2%

Net Operating Income(3)	$2,593,475	$22.53	81.8%

Total TI/LC, Capex/RR	23,515	0.20	0.7
Net Cash Flow(3)	$2,569,960	$22.32	81.0%
(1)	Historical financials are not available due to the loan sponsors acquiring the properties through a sale-leaseback.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)
UW Revenues, UW NOI and UW NCF assume a straight-line average of contractual rent due under the Walgreens Co. leases. Based on the in-place rent, the UW NOI and UW NCF are $2,531,700 and $2,508,185, respectively, and result in an UW NCF DSCR and UW NOI Debt Yield of 1.76x and 7.6%, respectively.

Property Management. The properties are self-managed by the tenant.

Escrow and Reserves. At origination, the borrower was not required to deposit any funds into escrow.

Tax and Insurance Escrows - The borrower will be required to deposit 1/12 of annual taxes and insurance premiums upon (i) an event of default, (ii) the borrower or Walgreens, and any replacement tenant that is acceptable to lender (“Major Tenant”), failing to pay taxes and insurance premiums pursuant to the Major Tenant lease, (iii) any Major Tenant lease no longer being in full force and effect in respect of taxes, and the applicable individual property Major Tenant lease in respect of insurance collections, (iv) with respect to monthly insurance collections only, any property no longer being self-insured by Walgreens or the Major Tenant failing to maintain a credit rating from S&P of at least BBB-, or (v) with respect to monthly tax collection only, debt service coverage ratio falling below 1.55x based on a trailing three-month period.

Lockbox / Cash Management. The loan is structured with a hard lockbox. The borrower was required to send tenant direction letters to each Walgreens tenant instructing them to deposit all rents and payments into the lockbox account controlled by the lender. The funds are then returned to an account controlled by the borrower after the deduction of the scheduled monthly debt service. Upon the occurrence of a Cash Sweep Event (as defined below), all rents will be swept to a segregated cash management account and held for the benefit of the lender. The lender will have a first priority security interest in the cash management account and such account will be under the lender’s sole control and the borrower will have no rights of withdrawal with respect to such account.

A “Cash Sweep Event” means: (i) the occurrence and continuance of an event of default, (ii) the borrower or the tenant becomes the subject of a bankruptcy, insolvency or similar action, (iii) the debt service coverage ratio as calculated in the loan agreement falls below 1.55x based on a trailing three-month period until such time the debt service coverage ratio is at least 1.60x for two consecutive quarters, (iv)  the loan was not paid in full three months prior to the ARD, (v) the Major Tenant ceases to operate at two or more individual properties and the senior unsecured debt rating of the Major Tenant issued by Moody’s falls below Ba2 or the long term foreign issuer credit rating by S&P falls below BB, or (vi) the senior unsecured debt rating of the Major Tenant issued by Moody’s falls below B2 or the long term foreign issuer credit rating by S&P falls below B.

Release of Property. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C28

Walgreens Net Lease Portfolio IV

Additional Debt. Mezzanine debt of $51.4 million (“Acquisition Mezzanine Debt”) was used to finance the sale leaseback of 41 Walgreens properties including the eight properties that serve as collateral for the Walgreens Net Lease Portfolio IV loan and the eight properties that serve as collateral for Walgreens Net Lease Portfolio III loan, as well as 25 properties that do not serve as collateral for the aforementioned loans.  The lender allocated $9,489,959 of the Acquisition Mezzanine Debt to the Walgreens Net Lease Portfolio IV properties for illustration of combined debt metrics (“Walgreens Net Lease Portfolio IV Mezzanine Debt”). 50.0% of the Acquisition Mezzanine Debt is interest-only and accrues interest at a rate of 16.43000% per annum with payment obligations only from various sources of distributable amounts payable to the mezzanine borrowers pursuant to its existing joint venture agreement. The remaining 50.0% of the Acquisition Mezzanine Debt is interest-only with a 15.00000% per annum internal rate of return and a current interest rate of 5.00000% per annum. Including the Walgreens Net Lease Portfolio IV Mezzanine Debt, the Cut-off Date LTV is 89.1%, the UW NCF DSCR is 1.55x and the UW NOI Debt Yield is 6.1%. The combined debt metrics were calculated using the current interest rate of 5.00000% on 50.0% of the Walgreens Net Lease Portfolio IV Mezzanine Debt.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C28

Mt. Shasta Mall

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$31,850,000	Title:	Fee
Cut-off Date Principal Balance:	$31,850,000	Property Type - Subtype:	Retail - Regional Mall
% of Pool by IPB:	2.8%	Net Rentable Area (SF)(1):	318,946
Loan Purpose:	Acquisition	Location:	Redding, CA
Borrower:	RPI Shasta Mall, LP	Year Built / Renovated:	1975 / 2001
Sponsor:	Rouse Properties, LP	Occupancy:	97.8%
Interest Rate:	4.19300%	Occupancy Date:	1/16/2015
Note Date:	2/18/2015	Number of Tenants:	67
Maturity Date:	3/6/2025	2012 NOI:	$3,683,521
Interest-only Period:	36 months	2013 NOI:	$3,854,493
Original Term:	120 months	2014 NOI(2):	$3,866,473
Original Amortization:	360 months	UW Economic Occupancy:	84.2%
Amortization Type:	IO-Balloon	UW Revenues:	$6,475,037
Call Protection:	L(25),Def(91),O(4)	UW Expenses:	$2,968,303
Lockbox:	CMA	UW NOI:	$3,506,733
Additional Debt:	N/A	UW NCF:	$3,280,282
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$50,000,000 / $157
Additional Debt Type:	N/A	Appraisal Date:	1/5/2015

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$100
Taxes:	$0	$46,071	N/A	Maturity Date Loan / SF:	$87
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	63.7%
Replacement Reserves:	$0	$5,316	$63,789	Maturity Date LTV:	55.4%
TI/LC:	$0	$13,289	$159,473	UW NCF DSCR:	1.76x
Other(3):	$0	Springing	N/A	UW NOI Debt Yield:	11.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$31,850,000	64.5%	Purchase Price	$49,000,000	99.3%
Sponsor Equity	17,520,173	35.5	Closing Costs	370,173	0.7
Total Sources	$49,370,173	100.0%	Total Uses	$49,370,173	100.0%
(1)	Net Rentable Area (SF) excludes Macy’s (103,500 square feet) and Sears (99,094 square feet), which are not collateral for the Mt. Shasta Mall loan.
(2)	2014 NOI represents the trailing 12-month period ended on November 30, 2014. At the time of acquisition, year-end 2014 financials were unavailable.
(3)
The Monthly Other Escrows and Reserves includes a springing anchor lease reserve.  In the event that JCPenney (i) fails to renew or extend its lease by the earlier of its renewal notice period under its respectable lease, (ii) declares bankruptcy, (iii) goes “dark” or (iv) defaults under its lease, the lender is required to reserve 1/12 of $10.00 per square foot of space demised less the aggregate amount of any lease termination payment deposited into the TI/LC reserve.

The Loan. The Mt. Shasta Mall loan has an outstanding principal balance of $31.85 million and is secured by a first mortgage lien on the fee simple interest in 318,946 square feet of a regional mall totaling 521,540 square feet located in Redding, California. The loan has a 10-year term and, subsequent to a three-year interest-only period, will amortize on a 30-year schedule. The loan sponsor and nonrecourse carve-out guarantor is Rouse Properties, LP, an affiliate of Rouse Properties, Inc. (“RSE”). RSE is a publicly-traded real estate investment trust headquartered in New York City, with a geographically diverse portfolio that includes 36 malls in 22 states encompassing over 25 million square feet of retail space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

111 of 134

Structural and Collateral Term Sheet	JPMBB 2015-C28

Mt. Shasta Mall

The Property.  Mt. Shasta Mall is a 521,540 square foot single-story regional mall, of which 318,946 square feet serve as collateral for the loan.  The mall is located in Redding, California, approximately 160 miles north of Sacramento and 120 miles south of the Oregon border, and is the only regional mall within a 70-mile radius. As of January 16, 2015, Mt. Shasta Mall was approximately 98.6% occupied by 69 tenants. For the same period, the collateral was 97.8% occupied by 67 tenants. Since 2011, collateral occupancy at the mall has never fallen below 94.8%.

Mt. Shasta Mall was originally built in 1975 and renovated and expanded in 2001 on an approximately 40.0-acre site and is the only regional mall within a 70-mile radius. Mt. Shasta Mall is anchored by JCPenney (130,444 square feet, collateral), Macy’s (103,500 square feet, non-collateral) and Sears (99,094 square feet, non-collateral). In February 2015, JCPenney exercised an early option to extend its lease through July 2021. JCPenney has been at the property since 1976 and has three five-year extension options remaining. JCPenney recently remodeled its space adopting the “store-within-a-store” concept, incorporating retailers such as, Sephora, Joe Fresh, Mango, Izod, Disney and Home Goods into its store. The Mt. Shasta Mall property’s major and in-line tenants include national brands such as Old Navy, American Eagle, Victoria’s Secret, Pac Sun, Bath & Body Works, Hot Topic and Famous Footwear. As of the trailing 12-month period ended on November 30, 2014, total sales for the property, excluding Sears and Macy’s, were approximately $54.3 million and in-line sales per square foot and occupancy costs for comparable tenants less than 10,000 square feet were $358 and 10.1%, respectively. There are 2,478 surface parking spaces at Mt. Shasta Mall resulting in a parking ratio of 4.8 spaces per 1,000 square feet of gross leasable area.

The Market.  Mt. Shasta Mall is located at the confluence of two major highways: Interstate 5 and State Route 44. According to the appraisal, traffic counts at the intersection of Interstate 5, State Route 44 and State Route 299 average approximately 252,000 vehicles per day. As of 2014, the property had a primary trade area that consists of a 40-mile radius containing 224,304 people with an average household income of $57,230. The appraisal concluded per square foot market rents of $35.00 for in-line space less than 1,200 square feet, $32.00 for in-line space between 1,201 and 2,000 square feet, $25.00 for in-line space between 2,001 and 3,500 square feet, $20.00 for in-line space between 3,501 and 5,000 square feet, $18.00 for in-line space greater than or equal to 5,000 square feet and $65.00 for jewelry tenants. The appraisal did not identify any primary competitors, which are regional malls, to Mt. Shasta Mall, as it is the only regional mall within a 70-mile radius.  However, the appraisal listed primary and secondary competitors outside of a 70-mile radius, as detailed below.

Competitive Set Summary(1)
Property	Year Built / Renovated	Total GLA	Proximity (miles)	Anchor Tenants
Primary Competition
Shasta Crossroads	1989 / N/A	297,657	<1	Target, Sports Authority, FoodMaxx
Redding Hilltop Center	2007 / N/A	161,507	<1	Kohl’s, Trader Joe’s
Chico Mall	1990 / 1993	543,769	72	JCPenney, Sears, Forever 21
Bayshore Mall	1987 / 2013	575,000	153	Sears, Walmart, Kohl’s
Rogue Valley Mall	1986 / 2002	639,867	152	Macy’s, JCPenney, Kohl’s, Sports Authority
Secondary Competition
Yuba Sutter Mall	1981 / 2005	456,995	115	JCPenney, Sears, Forever 21, Ross
Galleria at Roseville	2000 / N/A	1,017,393	152	JCPenney, Macy’s, Nordstrom, Sears, Crate & Barrel
Arden Fair Mall	1957 / 1989	1,119,503	163	JCPenney, Macy’s, Nordstrom, Sears
Total		4,811,691
(1)	Per the appraisal.

Historical In-line Sales and Occupancy Costs(1)
	2012	2013	2014(2)
In-line Sales PSF	$357	$362	$358
Occupancy Costs	10.3%	10.0%	10.1%
(1)	In-line Sales PSF and Occupancy Costs are for comparable tenants less than 10,000 square feet located at the Mt. Shasta Mall property.
(2)	2014 In-line Sales PSF and Occupancy Costs represent the trailing 12-month period ended on November 30, 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

112 of 134

Structural and Collateral Term Sheet	JPMBB 2015-C28

Mt. Shasta Mall

Tenant Summary(1)
Tenant	Lease Type	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Non-Collateral Anchor(4)(5)
Macy’s	Non-collateral	Baa2 / BBB+ / BBB	103,500	N/A	N/A	$193	N/A	N/A
Sears	Non-collateral	Caa1 / CCC+ / CCC	99,094	N/A	N/A	$126	N/A	N/A

Top 10 Collateral Tenants
JCPenney(6)	Anchor	Caa1 / CCC+ / CCC	130,444	40.9%	$2.88	$112.63	2.6%	7/31/2021
Old Navy	Major	Baa3 / BBB- / BBB-	22,246	7.0%	$8.00	$141.00	5.7%	7/31/2016
Xtreme Fitness	Major	NA / NA / NA	10,666	3.3%	$12.00	N/A	N/A	1/31/2016
Famous Footwear	In-Line	B1 / BB- / BB+	9,071	2.8%	$16.22	$193.24	8.4%	10/31/2016
Outback Steakhouse	Outparcel	NA / BB / NA	6,163	1.9%	$15.66	N/A	N/A	9/30/2018
Chase Bank	Outparcel	A3 / A / A+	6,000	1.9%	$16.10	N/A	N/A	1/31/2016
Maurices	In-Line	NA / NA / NA	5,761	1.8%	$15.62	$163.22	9.6%	1/31/2022
American Eagle	In-Line	NA / NA / NA	5,366	1.7%	$20.00	$327.20	6.1%	1/31/2017
The Buckle	In-Line	NA / NA / NA	5,084	1.6%	$22.00	$503.47	4.4%	1/31/2022
Zumiez	In-Line	NA / NA / NA	5,000	1.6%	$30.00	$386.07	7.8%	9/30/2017
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF and Occupancy Costs represent sales for the trailing 12-month period ended on November 30, 2014.
(4)	Macy’s and Sears own their respective land and improvements and are excluded from the collateral for the Mt. Shasta Mall loan.
(5)	Per the appraisal, Macy’s and Sears’ Sales PSF are estimates for the trailing 12-month period ended on September 30, 2014.
(6)	In February 2015, JCPenney exercised an early option to extend its lease through July 2021.

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	7,090	2.2%	NAP	NAP	7,090	2.2%	NAP	NAP
2015 & MTM	22	38,988	12.2	$527,527	14.6%	46,078	14.4%	$527,527	14.6%
2016	15	64,431	20.2	927,540	25.6	110,509	34.6%	$1,455,067	40.1%
2017	10	26,476	8.3	629,877	17.4	136,985	42.9%	$2,084,944	57.5%
2018	4	12,850	4.0	191,931	5.3	149,835	47.0%	$2,276,875	62.8%
2019	3	5,343	1.7	169,564	4.7	155,178	48.7%	$2,446,439	67.5%
2020	1	3,750	1.2	63,756	1.8	158,928	49.8%	$2,510,195	69.3%
2021	5	138,271	43.4	573,025	15.8	297,199	93.2%	$3,083,220	85.1%
2022	3	13,764	4.3	271,904	7.5	310,963	97.5%	$3,355,124	92.6%
2023	3	5,483	1.7	181,558	5.0	316,446	99.2%	$3,536,682	97.6%
2024	0	0	0.0	0	0.0	316,446	99.2%	$3,536,682	97.6%
2025	0	0	0.0	0	0.0	316,446	99.2%	$3,536,682	97.6%
2026 & Beyond	1	2,500	0.8	87,996	2.4	318,946	100.0%	$3,624,678	100.0%
Total	67	318,946	100.0%	$3,624,678	100.0%
(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

113 of 134

Structural and Collateral Term Sheet	JPMBB 2015-C28

Mt. Shasta Mall

Operating History and Underwritten Net Cash Flow
	2012	2013	2014(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$3,221,255	$3,292,977	$3,309,877	$3,747,810	$11.75	56.2%
Vacant Income	0	0	$0	1,056,799	3.31	15.8
Gross Potential Rent	$3,221,255	$3,292,977	$3,309,877	$4,804,609	$15.06	72.0%
Total Reimbursements	2,450,199	2,447,243	2,490,210	1,863,924	5.84	28.0
Net Rental Income	$5,671,454	$5,740,220	$5,800,088	$6,668,532	$20.91	100.0%
(Vacancy/Credit Loss)	0	0	0	(1,056,799)	(3.31)	(15.8)
Other Income(4)	900,233	889,228	903,734	863,303	2.71	12.9
Effective Gross Income	$6,571,687	$6,629,448	$6,703,822	$6,475,037	$20.30	97.1%

Total Expenses	$2,888,166	$2,774,956	$2,837,348	$2,968,303	$9.31	45.8%

Net Operating Income	$3,683,521	$3,854,493	$3,866,473	$3,506,733	$10.99	54.2%

Total TI/LC, Capex/RR	0	0	0	226,452	0.71	3.5
Net Cash Flow	$3,683,521	$3,854,493	$3,866,473	$3,280,282	$10.28	50.7%

Occupancy(5)	94.8%	96.0%	97.8%	84.2%
(1)	2014 column represents the trailing 12-month period ended on November 30, 2014. At the time of acquisition, year-end 2014 financials were unavailable.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place are based on the January 16, 2015 rent roll, contractual rent increases through December 31, 2015 ($21,597) and the borrower’s budget for temporary tenant rents ($123,132).
(4)	Other Income is primarily attributable to overage rent, specialty leasing, gift certificate income and miscellaneous promotional income.
(5)	Historical Occupancies for 2012 and 2013 are as of December 31 of each respective year. The 2014 Occupancy is as of January 16, 2015.

Section 1031 Exchange. The Mt. Shasta Mall property is part of a reverse Section 1031 exchange to be completed by October 18, 2015. Until the exchange is completed, the property is owned by an exchange intermediary who is 100% owned by First American Exchange Company, LLC, as accommodation title holder. The exchange intermediary, in turn, leases the property to a wholly-owned subsidiary of the loan sponsor. Under the terms of the lease to the loan sponsor, the exchange intermediary merely holds title to the property and the loan sponsor receives all the benefits of ownership. The lease terminates automatically upon completion of the reverse 1031 exchange.

Affiliated Permitted Subordinate Interim Debt. If the borrower elects, the borrower may be permitted to obtain a loan in connection with the Section 1031 Exchange, of which the proceeds may be utilized, at the lender’s discretion, as the borrower’s equity in the property, provided that the loan be (i) unsecured, (ii) in all respects subordinate to the terms and lien of the loan documents, (iii) in an amount not to exceed the difference between the purchase price for the property, inclusive of closing costs and the original principal balance of the Mt. Shasta Mall loan and (iv) repaid by the borrower not later than 210 days after the origination date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

114 of 134

Structural and Collateral Term Sheet	JPMBB 2015-C28

Horizon Outlet Shoppes Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMF II	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$28,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$28,000,000	Property Type - Subtype:	Retail - Outlet Centers
% of Pool by IPB:	2.5%	Net Rentable Area (SF):	555,682
Loan Purpose:	Refinance	Location:	Various
Borrower:	BFO Factory Shoppes LLC	Year Built / Renovated:	Various / Various
Sponsor:	Horizon Group Properties, Inc.	Occupancy:	85.6%
Interest Rate:	4.50900%	Occupancy Date:	2/1/2015
Note Date:	2/17/2015	Number of Tenants:	92
Maturity Date:	3/6/2025	2012 NOI:	$5,275,426
Interest-only Period:	24 months	2013 NOI:	$5,529,549
Original Term:	120 months	2014 NOI:	$5,309,914
Original Amortization:	360 months	UW Economic Occupancy:	86.5%
Amortization Type:	IO-Balloon	UW Revenues:	$9,360,656
Call Protection(2):	L(25),Def(91),O(4)	UW Expenses:	$4,107,547
Lockbox:	Hard	UW NOI:	$5,253,108
Additional Debt:	Yes	UW NCF:	$4,711,470
Additional Debt Balance:	$26,675,000	Appraised Value / Per SF:	$87,400,000 / $157
Additional Debt Type:	Pari Passu	Appraisal Date(3):	January 2015

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$98
Taxes:	$151,880	$89,263	N/A	Maturity Date Loan / SF:	$84
Insurance:	$133,817	$18,572	N/A	Cut-off Date LTV:	62.6%
Replacement Reserves:	$0	$10,406	N/A	Maturity Date LTV:	53.4%
TI/LC:	$200,000	$34,730	$1,000,000	UW NCF DSCR:	1.42x
Other:	$0	$0	N/A	UW NOI Debt Yield:	9.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$54,675,000	100.0%	Payoff Existing Debt	$47,974,957	87.7%
			Return of Equity	4,991,532	9.1
			Closing Costs	1,222,814	2.2
			Upfront Reserves	485,697	0.9
Total Sources	$54,675,000	100.0%	Total Uses	$54,675,000	100.0%
(1)
Horizon Outlet Shoppes Portfolio is part of a loan evidenced by two pari passu notes with an aggregate original principal balance of $54.675 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $54.675 million Horizon Outlet Shoppes Portfolio Whole Loan.

(2)
The lockout period will be at least 25 payments beginning with and including the first payment date of April 6, 2015. Defeasance of the full $54.675 million Horizon Outlet Shoppes Portfolio Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the pari passu note to last be securitized and (ii) February 17, 2018.

(3)	The Appraisal Dates range from January 6, 2015 through January 13, 2015.

The Loan. The Horizon Outlet Shoppes Portfolio loan has an outstanding balance of $54.675 million and is secured by a first mortgage on a portfolio of three properties (the “Horizon Outlet Shoppes Portfolio Properties”) totaling 555,682 square feet located in Wisconsin, Washington and Indiana, respectively. The whole loan has an outstanding principal balance as of the Cut-off Date of $54.675 million (the “Horizon Outlet Shoppes Portfolio Whole Loan”), which is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-1 has an outstanding principal balance as of the Cut-off Date of $28.0 million and is being contributed to the JPMBB 2015-C28 Trust. Note A-2, which has an outstanding principal balance as of the Cut-off Date of $26.675 million, is expected to be contributed to a future securitization trust. The holder of the Note A-1 (the “Controlling Noteholder”) will be the trustee of the JPMBB 2015-C28 Trust. The trustee of the JPMBB 2015-C28 Trust (or, prior to the occurrence and continuance of a control event under the pooling and servicing agreement, the directing certificateholder) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the Horizon Outlet Shoppes

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

115 of 134

Structural and Collateral Term Sheet	JPMBB 2015-C28

Horizon Outlet Shoppes Portfolio

Portfolio Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to consult with respect to certain major decisions. The loan has a 10-year term, and subsequent to a two-year interest-only period, will amortize on a 30-year schedule. Loan proceeds were used to repay previously existing debt, return equity to the loan sponsor, pay closing costs and fund upfront reserves. The previously existing debt was securitized in WBCMT 2006-C23 transaction.

The Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Horizon Group Properties, Inc. (“Horizon”). Horizon is an owner and developer of factory outlet shopping centers. With an executive team with more than 150 combined years of shopping center experience, Horizon is a developer and operator of outlet mall properties nationwide. Horizon was founded in 1998 and is based in Norton Shores, Michigan, with executive offices in Rosemont, Illinois. In addition to the Horizon Outlet Shoppes Portfolio Properties, Horizon’s portfolio includes ownership interests in five outlet centers containing approximately 1.8 million square feet located in Atlanta, Georgia, Louisville, Kentucky, Gettysburg, Pennsylvania, Oklahoma City, Oklahoma and El Paso, Texas.

The Properties. The collateral is comprised of three properties located in Oshkosh, Wisconsin (the “Oshkosh Property”), Burlington, Washington (the “Burlington Property”) and Fremont, Indiana (the “Fremont Property”). Anchor and in-line tenants at the Horizon Outlet Shoppes Portfolio Properties consist of national tenants such as VF Outlet, Nike Factory Store, Gap Outlet, Reebok, Old Navy and lululemon, amongst others. Collectively, the Horizon Outlet Shoppes Portfolio Properties include 3,097 parking spaces, resulting in a parking ratio of approximately 5.57 spaces per 1,000 square feet of net rentable area.

As of February 1, 2015, the Horizon Outlet Shoppes Portfolio Properties were 85.6% occupied by 92 tenants and have had an average occupancy level of 89.4% over the past three years. For those tenants reporting sales, 2014 sales per square foot were $298, $287 and $278 at the Burlington, Fremont and Oshkosh properties, respectively.

Portfolio Summary
Property	Location	Net Rentable Area (SF)	Allocated Cut- off Balance	Appraised Value	Underwritten Net Cash Flow	% of Underwritten Net Cash Flow	2014 Sales	Occupancy Cost
Oshkosh	Oshkosh, WI	270,512	$16,221,308	$45,500,000	$2,749,765	58.4%	$278	7.4%
Burlington	Burlington, WA	174,660	6,708,733	23,200,000	1,132,004	24.0	$298	6.3%
Fremont	Fremont, IN	110,510	5,069,959	18,700,000	829,701	17.6	$287	5.9%
Total / Wtd. Avg.		555,682	$28,000,000	$87,400,000	$4,711,470	100.0%	$286	6.8%

The Oshkosh Property is located in Oshkosh, Wisconsin, within the Oshkosh-Neenah Metropolitan Statistical Area (the “MSA”). Primary access to the area is provided by Interstate 41. Within the 80-mile trade area of the Oshkosh Property, the 2014 estimated median household income was $52,716, with an estimated 2014 population of 2,988,998. The Oshkosh Property is located within a retail corridor that includes Best Buy, TJ Maxx, JC Penney, Wal-Mart Supercenter and other national retailers.

There are three outlet centers within 300 miles of the Oshkosh Property, with the closest outlet center, Pleasant Prairie, approximately 163 miles away. As a result, the appraisal concluded a primary trade area radius of approximately 80 miles, or areas within a drive time of approximately 90 minutes. The occupancy of the area outlet centers ranges from 94% to 98%. According to the appraisal, market rents for comparable in-line and end-cap retail space range from $18.00 to $25.00 per square foot on a triple net basis, while market rents for comparable anchor retail space range from $15.00 to $18.00 per square foot on a triple net basis. The in-place rent at the Oshkosh Property is $17.29 per square foot. According to the appraisal, there is no planned retail outlet construction in the trade area. A market research report identified six comparable anchored retail centers in the Oshkosh retail market. The comparable properties contain 773,418 square feet with occupancy ranging from 84.4% to 99.5%. The average occupancy of the comparable properties is 94.7%.

The Burlington Property is located in Burlington, Washington. Primary access to the area is provided by Interstate 5. Within the 90-mile trade area of the Burlington Property, the 2014 estimated median household income was $67,235, with an estimated 2014 population of 2,681,106. The Burlington Property is located within a retail corridor that includes Costco, K-Mart and Burlington Crossings, a 2006-built power center with tenants such as Home Depot, Kohl’s, Best Buy and other national retailers.

There are five outlet centers within 160 miles of the Burlington Property. As a result, the appraisal concluded a primary trade area radius of approximately 90 miles, or areas within a drive time of approximately 90 minutes. The occupancy of the area outlet centers ranges from 80% to 93%. According to the appraisal, market rents for comparable in-line, end-cap and anchor retail space range from $14.00 to $22.00, $18.00 to $22.00 and $15.00 to $17.00 per square foot on a triple net basis, respectively. The in-place rent at the Burlington Property is $17.86 per square foot. The Mount Vernon - Burlington area retail market contains approximately 4.2 million square feet and 268 buildings. As of the third quarter of 2014, the vacancy rate was 7.6%, down from 9.1% as of the second quarter of 2014. According to a market research report, there are four proposed retail projects in the Mount Vernon - Burlington submarket totaling 74,798 square

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C28

Horizon Outlet Shoppes Portfolio

feet. Mount Vernon Commons is a proposed 55,536 square foot neighborhood center consisting of small shop space and pad buildings. The other proposals are for small standalone buildings. According to the appraisal, there are no projects that are anticipated to compete with the Burlington Property.

The Fremont Property is located in Fremont, Indiana. The Fremont Property was developed in three phases, with Phase II and Phase III serving as collateral for the Horizon Outlet Shoppes Portfolio loan. Primary access to the area is provided by Interstate 80/90 and Interstate 69. Within the 60-mile trade area of the Fremont Property, the 2014 estimated median household income was $47,162, with an estimated 2014 population of 1,038,560.

There are five outlet centers within 160 miles of the Fremont Property. As a result, the appraisal concluded a primary trade area radius of approximately 60 miles, or areas within a drive time of approximately 60 minutes. The occupancy of the area outlet centers ranges from 92% to 98%. According to the appraisal, market rents for comparable end-cap retail space range from $14.00 to $17.00 per square foot on a triple net basis for anchor retail space, while market rents for comparable in-line retail space range from $18.00 to $26.00 per square foot on a triple net basis. The in-place rent at the Fremont Property is $15.62 per square foot. According to the appraisal, there is no planned retail outlet construction in the trade area.

Tenant Summary(1)
Tenant	Property	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
VF Outlet	Oshkosh	NA / NA / NA	27,402	4.9%	$11.25	4/30/2016
Old Navy	Oshkosh	Baa3 / BBB- / BBB-	14,400	2.6%	$13.03	1/31/2016
Gap Outlet(3)	Oshkosh	Baa3 / BBB- / BBB-	12,960	2.3%	$13.93	6/30/2016
Nike Factory Store	Burlington	A1 / AA- / NA	10,000	1.8%	$19.00	1/31/2016
Land’s End	Oshkosh	NA / NA / NA	10,000	1.8%	$16.75	7/31/2016
Brooks Brothers(3)	Oshkosh	NA / NA / NA	9,940	1.8%	$6.47	8/31/2017
Nike	Oshkosh	A1 / AA- / NA	9,642	1.7%	$19.50	1/31/2019
Gap Outlet(3)	Fremont	Baa3 / BBB- / BBB-	9,231	1.7%	$5.24	3/31/2016
Gap Outlet(3)(4)	Burlington	Baa3 / BBB- / BBB-	9,200	1.7%	$4.27	7/31/2015
Eddie Bauer	Oshkosh	NA / NA / NA	9,000	1.6%	$17.50	1/31/2018
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Tenant pays percentage of gross sales in lieu of base rent (“PIL”). PIL is based on the sales provided by the borrower.
(4)	The Gap Outlet at the Burlington Property has the right to terminate its lease at any time with 90 days’ written notice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Horizon Outlet Shoppes Portfolio

Percent-in-lieu Rent Schedule

Tenant	Property	Estimated 2014 Sales(1)	Estimated Sales PSF	PIL	Underwritten Rent
Gap Outlet	Oshkosh	$3,641,760	$281	5.00%	$180,516
Eddie Bauer(2)	Burlington	1,668,000	$278	10.00%	167,672
Dress Barn(2)	Burlington	993,300	$129	12.00%	125,762
Puma	Burlington	1,259,600	$235	8.00%	103,458
Bath & Body Works(2)	Fremont	1,778,000	$508	6.00%	97,416
Coach Factory Store	Fremont	3,098,244	$1,228	3.00%	93,865
Coach	Oshkosh	3,569,736	$708	2.50%	90,859
Factory Brand Shoes(2)	Burlington	800,100	$254	8.00%	88,703
Puma	Oshkosh	1,188,800	$238	7.00%	83,216
Tommy Hilfiger	Fremont	1,027,000	$158	7.50%	76,812
Nine West(2)	Burlington	742,500	$275	9.00%	74,219
Helly Hansen	Burlington	891,708	$160	(3)	69,045
Brooks Brothers	Oshkosh	795,200	$80	8.00%	64,315
Filson(2)	Burlington	996,300	$369	7.00%	62,509
Pendleton Woolen Mills	Burlington	663,825	$159	(4)	58,858
Jockey(2)	Oshkosh	639,900	$237	8.00%	51,661
Van Heusen	Burlington	820,000	$205	6.00%	50,117
Gap Outlet	Fremont	2,418,522	$262	2.00%	48,358
Jockey(2)	Fremont	619,200	$172	8.00%	48,244
Bass Company Store	Fremont	966,555	$141	5.00%	48,028
Gymboree	Oshkosh	425,040	$161	10.00%	42,928
Wilson’s Leather Outlet	Oshkosh	602,800	$137	7.00%	41,306
Bass Company Store	Burlington	651,000	$93	6.00%	40,916
Polo Ralph Lauren	Oshkosh	1,972,592	$248	2.00%	39,992
Gap Outlet	Burlington	1,932,000	$210	2.00%	39,264
Bass Company Store	Oshkosh	952,000	$112	4.00%	37,699
Motherhood Maternity Outlet	Oshkosh	342,000	$152	11.00%	37,690
Maurices	Fremont	756,000	$216	5.00%	37,324
Maidenform	Burlington	456,300	$169	3.50%	15,713
Total		$36,667,982			$2,016,465
(1)	Based on actual sales from January through November 2014 and sponsor’s estimates for December 2014.
(2)	Tenant pays the greater of PIL and base rent.
(3)	Helly Hansen pays 7.00% PIL rent up to $100 PSF of gross sales plus 8.00% PIL rent in excess of $100 PSF of gross sales.
(4)	Pendleton Woolen Mills pays 8.00% PIL rent up to $175 PSF of gross sales plus 10.00% PIL rent in excess of $175 PSF of gross sales.

Of the 92 tenants, 58 tenants representing 317,698 square feet have co-tenancy provisions. These provisions generally require a minimum occupancy at each property ranging from 50.0%-80.0%. Seven of these tenants representing 43,272 square feet, require that key tenants, such as Nike, Coach and lulelemon remain at the Horizon Outlet Shoppes Portfolio Properties. If these co-tenancy clauses are breached, certain tenants may begin paying abated rent, which is calculated as a percentage of gross sales generally ranging from 1.0% to 7.5% and certain other tenants may be permitted to terminate their respective leases.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Horizon Outlet Shoppes Portfolio

Lease Rollover Schedule(1)(2)

Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	79,746	14.4%	NAP	NAP	79,746	14.4%	NAP	NAP
2015 & MTM	22	90,893	16.4	$1,100,184	14.4%	170,639	30.7%	$1,100,184	14.4%
2016	30	208,207	37.5	3,160,154	41.4	378,846	68.2%	$4,260,338	55.9%
2017	15	67,574	12.2	1,268,931	16.6	446,420	80.3%	$5,529,269	72.5%
2018	6	27,994	5.0	456,318	6.0	474,414	85.4%	$5,985,587	78.5%
2019	9	40,802	7.3	731,415	9.6	515,216	92.7%	$6,717,002	88.1%
2020	2	8,222	1.5	134,752	1.8	523,438	94.2%	$6,851,754	89.9%
2021	2	7,720	1.4	191,460	2.5	531,158	95.6%	$7,043,214	92.4%
2022	3	10,525	1.9	330,059	4.3	541,683	97.5%	$7,373,273	96.7%
2023	2	9,580	1.7	176,560	2.3	551,263	99.2%	$7,549,833	99.0%
2024	1	4,419	0.8	75,123	1.0	555,682	100.0%	$7,624,956	100.0%
2025	0	0	0.0	0	0.0	555,682	100.0%	$7,624,956	100.0%
2026 & Beyond	0	0	0.0	0	0.0	555,682	100.0%	$7,624,956	100.0%
Total	92	555,682	100.0%	$7,624,956	100.0%
(1)	Based on the underwritten rent roll.
(2)	Base rent includes underwritten base rent and 2014 PIL as estimated by the borrower.

Operating History and Underwritten Net Cash Flow

	2012	2013	2014	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$7,237,468	$7,648,591	$7,583,594	$7,624,956	$13.72	71.2%
Vacant Income	0	0	0	1,405,016	2.53	13.1
Gross Potential Rent	$7,237,468	$7,648,591	$7,583,594	$9,029,972	$16.25	84.3%
Total Reimbursements	1,022,068	1,039,405	1,082,225	1,082,225	1.95	10.1
Percentage Rent(3)	318,058	408,302	550,645	601,748	1.08	5.6
Net Rental Income	$8,577,594	$9,096,299	$9,216,464	$10,713,944	$19.28	100.0%
(Vacancy/Credit Loss)	(4,075)	(2,171)	(1,428)	(1,445,701)	(2.60)	(13.5)
Other Income(4)	197,614	162,662	92,412	92,412	0.17	0.9
Effective Gross Income	$8,771,132	$9,256,790	$9,307,447	$9,360,656	$16.85	87.4%

Total Expenses	$3,495,707	$3,727,241	$3,997,533	$4,107,547	$7.39	43.9%

Net Operating Income	$5,275,426	$5,529,549	$5,309,914	$5,253,108	$9.45	56.1%

Total TI/LC, Capex/RR	0	0	0	541,638	0.97	5.8

Net Cash Flow	$5,275,426	$5,529,549	$5,309,914	$4,711,470	$8.48	50.3%

Occupancy(5)	91.7%	87.2%	89.4%	86.5%
(1)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)
Underwritten Rents in Place are based on February 1, 2015 rent roll. Twenty-nine tenants currently pay PIL (in the case of eight tenants, the greater of base rent or PIL), which comprises approximately $2.0 million of Underwritten Rents in Place.

(3)	Percentage Rent includes overage income derived from tenants that have met their sales breakpoints.
(4)	Other Income primarily consists of temporary tenant space income and miscellaneous fees.
(5)	2014 Occupancy is based on rent roll dated January 1, 2015. Underwritten Occupancy represents economic occupancy.

Release of Outparcel. At any time during the term of the loan, provided no Sweep Event Period (as defined below) has occurred or is continuing, the borrower is permitted to release an unimproved parcel at the Oshkosh Property in accordance with certain terms and conditions set forth in the loan documents.

A “Sweep Event Period” means: (i) the occurrence of an event of default under the loan documents, (ii) the debt service coverage ratio as calculated in the loan documents based on a trailing twelve month period falls below 1.10x or (iii) the sponsor fails to maintain a net worth of at least $25.0 million and liquidity of at least $2.0 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Horizon Outlet Shoppes Portfolio

Release of Individual Properties. Provided no Sweep Event Period has occurred or is continuing, the borrower may release one or more of the individual Horizon Outlet Shoppes Portfolio Properties, provided that, among other things, (i) the borrower will partially defease the loan in an amount equal to the greatest of (x) if the first release property is (A) the Burlington Property, 110% of the loan amount allocated to the Burlington Property, as determined by the lender, or (B) the Fremont Property or the Oshkosh Property, 130% of the loan amount allocated to such release property, as determined by the lender, and (y) for a subsequent release property, 120% of the loan amount allocated to such release property, as determined by the lender, (ii) the loan-to-value ratio for the Horizon Outlet Shoppes Portfolio Property(ies) immediately following such partial release is equal to or less than 75%, as determined by the lender, (iii) the debt service coverage ratio for the Horizon Outlet Shoppes Portfolio Property(ies) immediately following such partial release is equal to or greater than 1.30x, as determined by the lender and (iv) the debt yield for the Horizon Outlet Shoppes Portfolio Property(ies) immediately following such partial release is equal to or greater than 8.5%, as determined by the lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C28

Pinnacle Office & Shops and Parking

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$24,250,000	Title:	Fee/Leasehold
Cut-off Date Principal Balance:	$24,221,581	Property Type - Subtype:	Mixed Use – Office/Retail/Parking
% of Pool by IPB:	2.1%	Net Rentable Area (SF):	249,888
Loan Purpose:	Refinance	Location:	Jackson, MS
Borrower:	Hertz Jackson Three, LLC	Year Built / Renovated:	1983, 2008 / N/A
Sponsors:	William Hertz, Isaac Hertz and Sarah Hertz	Occupancy:	77.6%
		Occupancy Date:	1/1/2015
Interest Rate:	4.57500%	Number of Tenants:	20
Note Date:	2/19/2015	2012 NOI:	$2,429,810
Maturity Date:	3/1/2025	2013 NOI:	$2,225,423
Interest-only Period:	None	2014 NOI:	$2,132,817
Original Term:	120 months	UW Economic Occupancy:	79.3%
Original Amortization:	360 months	UW Revenues:	$4,902,326
Amortization Type:	Balloon	UW Expenses:	$2,619,818
Call Protection:	L(24),Grtr1%orYM(93),O(3)	UW NOI:	$2,282,508
Lockbox:	CMA	UW NCF:	$1,985,061
Additional Debt:	N/A	Appraised Value / Per SF:	$34,500,000 / $138
Additional Debt Balance:	N/A	Appraisal Date:	11/4/2014
Additional Debt Type:	N/A

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$97
Taxes:	$42,157	$28,900	N/A	Maturity Date Loan / SF:	$79
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	70.2%
Replacement Reserve:	$0	$4,165	N/A	Maturity Date LTV:	57.0%
TI/LC:	$0	$20,625	N/A	UW NCF DSCR:	1.33x
Other(1):	$279,802	Springing	N/A	UW NOI Debt Yield:	9.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$24,250,000	89.5%	Payoff Existing Debt	$26,525,654	97.9%
Sponsor Equity	2,831,446	10.5	Upfront Reserves	321,959	1.2
			Closing Costs	233,834	0.9
Total Sources	$27,081,446	100.0%	Total Uses	$27,081,446	100.0%
(1)
Initial Other Escrows and Reserves consist of a free rent reserve in the amount of $163,627, a deferred maintenance reserve in the amount of $66,175 and a ground rent reserve in the amount of $50,000.  Monthly Other Escrows and Reserves represent a springing ground rent reserve.

The Loan. The Pinnacle Office & Shops and Parking loan has an outstanding balance of approximately $24.2 million and is secured by a first mortgage lien on a nine-story, 189,101 square foot, Class A multi-tenant office building and a seven-story parking deck, which includes 60,787 square feet of retail and office space, both located in Jackson, Mississippi. The loan has a 10-year term and amortizes on a 30-year schedule. The loan sponsors and nonrecourse carve-out guarantors are William Hertz, Isaac Hertz and Sarah Hertz. William Hertz, Isaac Hertz and Sarah Hertz are affiliates of the Hertz Investment Group, a fully-integrated national real estate investment company. Hertz Investment Group was founded in 1979 and specializes in the acquisition, marketing and management of high quality assets in secondary central business district’s throughout the country. The company currently owns in excess of 12 million square feet across the country, including at least 45 geographically diverse properties in markets such New Orleans, Louisiana, Pittsburgh, Pennsylvania, Cincinnati, Ohio, St. Louis, Missouri and Jackson, Mississippi. Since their May 2012 acquisition of the property, an LEED Silver certified property considered among the premier office buildings in downtown Jackson, the loan sponsors have consistently demonstrated their commitment to strategic placement of capital in secondary central business district (“CBD”) markets.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Pinnacle Office & Shops and Parking

The Property. The Pinnacle Office & Shops and Parking property consists of a nine-story, CBD office building with 189,101 square feet of Class A office space and a seven-story parking deck, including 1,791 parking spaces and 60,787 square feet of retail and office space, both located in the Jackson, Mississippi. The parking and retail structure was constructed in 1983, while the larger office building was constructed in 2008. The property is well located in downtown Jackson at the corner of East Capitol and North Lamar Street. The property is strategically located in the heart of Jackson’s CBD and is at the center of the Capitol Street Renaissance Project. The approximately $16.0 million municipal project will revamp the surrounding streets, providing for two way traffic and a complete overhaul of pedestrian walkways. Upon completion, the project is expected to enhance storefront appeal and improve retail leasing on Capital Street, where the property is located. The project has been underway since July 2013 and has reported steady progress, though there can be no guarantee of a specific completion date. As of January 1, 2015, the property was 77.6% occupied.

The largest tenant, Jones Walker LLP, is a law firm which serves local, regional, national and international business interests in a wide range of markets with approximately 390 attorneys across locations in Alabama, Arizona, California, the District of Columbia, Florida, Georgia, Louisiana, Mississippi, New York, Ohio and Texas. Jones Walker LLP’s lease commenced in December 2008 for an initial term of 15 years and encompasses 57,697 square feet (23.1% of the net rentable area). Jones Walker LLP currently has two five-year extension options remaining, no right of early termination and a right of first offer should any adjacent spaces become available. The second largest tenant, Brunini Grantham Grower Hewes, is among Mississippi’s largest law firms. Brunini Grantham Grower Hewes’ most recent lease commenced in December 2013 for a term of approximately 10 years and encompasses 47,502 square feet (19.0% of the net rentable area). The third largest tenant, Courthouse Fitness Downtown, is a full service fitness center offering a wide range of amenities. Courthouse Fitness Downtown opened in December 2008 with an initial lease term of seven years and occupies 17,183 square feet (6.9% of the net rentable area).

The Market. The Pinnacle Office & Shops and Parking property is located in the downtown Jackson office submarket which, according to the appraisal, had an overall vacancy rate of 27.2% as of the third quarter of 2014 for Class A office properties. The downtown Jackson office submarket contained approximately 1.7 million square feet of Class A office space as of the third quarter of 2014. 2014 estimated population within a one-, three and five- mile radius of the property is 4,658, 39,971 and 118,098, respectively. 2014 median household income within a one-, three- and five- mile radius of the property is $27,322, 25,919 and $30,282, respectively. The appraisal report concluded market rent for the property of $23.00 per square foot. The in-place rent at the property is $20.30 per square foot, which is below the appraisal’s market rent conclusion.

Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Jones Walker LLP	NA / NA / NA	57,697	23.1%	$23.85	12/14/2023
Brunini Grantham Grower Hewes(2)	NA / NA / NA	47,502	19.0%	$23.00	12/7/2023
Courthouse Fitness Downtown(3)	NA / NA / NA	17,183	6.9%	$0.70	12/31/2015
BKD, LLP(4)	NA / NA / NA	17,084	6.8%	$26.00	1/4/2021
Eastgroup Properties(5)	NA / NA / NA	13,347	5.3%	$20.00	12/31/2018
Office Environments, Inc.	NA / NA / NA	6,370	2.5%	$7.03	10/31/2015
Platinum Cleaning	NA / NA / NA	5,381	2.2%	$22.50	1/1/2018
Lina Lynn (DBA Wasabi)(6)	NA / NA / NA	5,137	2.1%	$13.28	12/31/2026
Trustmark National Bank	NA / NA / NA	4,837	1.9%	$25.00	12/7/2018
Bennett Lotterhos Sulser & Wislon	NA / NA / NA	4,124	1.7%	$25.18	9/9/2021
(1)	Based on the underwritten rent roll.
(2)	Brunini Grantham Grower Hewes has an option to contract its space by up to 10% on December 8, 2018, with a payment of a termination fee.
(3)
Courthouse Fitness Downtown is leased significantly below market rent on a short term lease as a result of the construction surrounding the property (the Capital Street Renaissance Project) and the resulting reduction in foot traffic. Additionally, the Courthouse Fitness Downtown provides an added amenity to existing tenants.

(4)	BKD, LLP has the one-time right to terminate its lease on January 4, 2019, with nine months’ written notice and a payment of a termination fee of $150,000.
(5)	Eastgroup Properties has the one-time right to terminate its lease on December 31, 2016, with six months’ written notice.
(6)	Lina Lynn (DBA Wasabi) has a right to terminate her lease as of December 31, 2021, with 12 months’ written notice and payment of a termination fee.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Pinnacle Office & Shops and Parking

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	56,054	22.4%	NAP	NAP	56,054	22.4%	NAP	NAP
2015 & MTM	3	24,053	9.6	$66,816	1.7%	80,107	32.1%	$66,816	1.7%
2016	2	2,232	0.9	58,438	1.5	82,339	33.0%	$125,254	3.1%
2017	1	533	0.2	10,735	0.3	82,872	33.2%	$135,988	3.4%
2018	6	27,281	10.9	590,541	14.7	110,153	44.1%	$726,529	18.0%
2019	0	0	0.0	0	0.0	110,153	44.1%	$726,529	18.0%
2020	1	3,014	1.2	100,999	2.5	113,167	45.3%	$827,528	20.6%
2021	4	26,385	10.6	661,704	16.4	139,552	55.8%	$1,489,232	37.0%
2022	0	0	0.0	0	0.0	139,552	55.8%	$1,489,232	37.0%
2023	2	105,199	42.1	2,468,619	61.3	244,751	97.9%	$3,957,851	98.3%
2024	0	0	0.0	0	0.0	244,751	97.9%	$3,957,851	98.3%
2025	0	0	0.0	0	0.0	244,751	97.9%	$3,957,851	98.3%
2026 & Beyond	1	5,137	2.1	68,219	1.7	249,888	100.0%	$4,026,071	100.0%
Total	20	249,888	100.0%	$4,026,071	100.0%
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow

	2012	2013	2014	Underwritten	Per Square Foot	%(1)
Rents in Place	$4,071,447	$4,061,076	$3,937,945	$4,026,071	$16.11	79.0%
Vacant Income	0	0	0	1,053,629	4.22	20.7
Gross Potential Rent	$4,071,447	$4,061,076	$3,937,945	$5,079,700	$20.33	99.7%
Total Reimbursements	0	184	16,030	14,626	0.06	0.3
Net Rental Income	$4,071,447	$4,061,260	$3,953,975	$5,094,326	$20.39	100.0%
(Vacancy/Credit Loss)	(43,215)	(16,192)	(38,861)	(1,053,629)	(4.22)	(20.7)
Other Income	865,924	886,491	866,447	861,630	3.45	16.9
Effective Gross Income	$4,894,156	$4,931,559	$4,781,561	$4,902,326	$19.62	96.2%

Total Expenses	$2,464,346	$2,706,136	$2,648,744	$2,619,818	$10.48	53.4%

Net Operating Income	$2,429,810	$2,225,423	$2,132,817	$2,282,508	$9.13	46.6%

Total TI/LC, Capex/RR	29,635	26,561	0	297,448	1.19	6.1

Net Cash Flow	$2,400,175	$2,198,862	$2,132,817	$1,985,061	$7.94	40.5%
Occupancy(2)	78.8%	79.3%	77.2.%	79.3%

(1)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	Historical Occupancy as of December 31 of each respective year. Underwritten occupancy represents economic occupancy.

Ground Lease. The parking garage and related tenant spaces are subject to a ground lease which commenced on June 1, 2007 and will expire on May 31, 2067, with one 30-year extension option remaining. The current ground rent payment is $25,000 monthly. For additional details, please refer to “Risk Factors—Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss” in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C28

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C28

Marriott - Chattanooga

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$24,100,000	Title:	Leasehold
Cut-off Date Principal Balance:	$24,100,000	Property Type - Subtype:	Hotel - Full Service
% of Pool by IPB:	2.1%	Net Rentable Area (Rooms):	342
Loan Purpose:	Refinance	Location:	Chattanooga, TN
Borrower:	Shaner Trade Center Hotel	Year Built / Renovated:	1985 / 2009
	Associates Limited Partnership	Occupancy / ADR / RevPAR:	72.2% / $109.91 / $79.31
Sponsor:	Lance T. Shaner	Occupancy / ADR / RevPAR Date:	12/31/2014
Interest Rate:	4.52700%	Number of Tenants:	N/A
Note Date:	10/31/2014	2012 NOI:	$1,553,014
Maturity Date:	11/1/2024	2013 NOI:	$2,097,471
Interest-only Period:	24 months	2014 NOI:	$2,561,926
Original Term:	120 months	UW Occupancy / ADR / RevPAR:	72.5% / $111.62 / $80.96
Original Amortization:	360 months	UW Revenues:	$12,972,575
Amortization Type:	IO-Balloon	UW Expenses:	$10,327,751
Call Protection:	L(29),Def(87),O(4)	UW NOI:	$2,644,823
Lockbox:	Hard	UW NCF:	$2,644,823
Additional Debt:	Yes	Appraised Value / Per Room:	$35,000,000 / $102,339
Additional Debt Balance:	$3,900,000	Appraisal Date:	9/1/2014
Additional Debt Type:	Mezzanine Loan

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$70,468
Taxes:	$320,306	$32,031	N/A	Maturity Date Loan / Room:	$60,223
Insurance:	$65,315	$10,886	N/A	Cut-off Date LTV:	68.9%
FF&E Reserves:	$0	4% of Gross Revenues	N/A	Maturity Date LTV:	58.8%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.80x
Other(1):	$163,490	$40,388	N/A	UW NOI Debt Yield:	11.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$24,100,000	86.1%	Payoff Existing Debt	$16,255,665	58.1%
Mezzanine Loan	3,900,000	13.9	Return of Equity	10,923,762	39.0
			Upfront Reserves	549,111	2.0
			Closing Costs	271,462	1.0
Total Sources	$28,000,000	100.0%	Total Uses	$28,000,000	100.0%
(1)
The Initial Other Escrows and Reserves represent a ground rent reserve. The property is subject to a ground lease which commenced in 1982 and will expire on July 14, 2025, with two additional 15-year extensions remaining. The current annual ground rent payment is $454,434. For additional details please refer to “Risk Factors—Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss” in the Free Writing Prospectus.

The Loan. The Marriott - Chattanooga loan has an outstanding principal balance of $24.1 million and is secured by a first mortgage lien on the leasehold interest in a 342-room full service hotel located in Chattanooga, Tennessee. The loan has a 10-year term, and subsequent to a two-year interest-only period, will amortize on a 30-year schedule. The borrowing entity for the loan is Shaner Trade Center Hotel Associates Limited Partnership, a Delaware limited partnership and a special purpose entity. The loan sponsor and nonrecourse carve-out guarantor is Lance T. Shaner, chairman and CEO of Shaner Hotel Group (“Shaner”). Shaner, a leading owner-operator in the hospitality industry, owns or manages 40 hotel properties in 17 states and two countries with gross revenues in excess of $150.0 million. Shaner’s hotels comprise 16 different brands, and Shaner employs approximately 2,700 people. The property is managed by Shaner Hotel Holdings Limited Partnership, an affiliate of the loan sponsor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C28

Marriott - Chattanooga

The Property. The Marriott - Chattanooga is a 342-room, 15-story, full service hotel located in Chattanooga, Tennessee. The property was built in 1985 and renovated in 2009. It features several food and beverage options, an indoor pool, an outdoor pool and approximately 10,212 square feet of dedicated meeting space. Food and beverage options at the property consist of Terrace Grill, Kicks’ Sports Lounge and the Lookout Café. The Terrace Grill serves three meals a day and provides room services; Kicks’ Sports Lounge is a sports bar that opens nightly and serves dinner; Lookout Café is a small outlet that serves Starbucks coffee. From 2008 to 2013 there had been approximately $7.5 million (approximately $21,962 per room) spent on capital expenditures. The property is also undergoing an approximately $1.5 million elevator modernization program that is expected to be completed in May 2015. The property has a franchise agreement with Marriott International, Inc., which is set to expire on April 1, 2018 with no extension options. The loan is structured with a cash flow sweep that would begin 18 months in advance of the franchise expiration. The agreement provides for a contractual monthly program fee equal to 6.0% of gross room revenue and 3.0% of gross food and beverage sales.

The property is located in Chattanooga, within Hamilton County, Tennessee in the heart of Chattanooga’s downtown area. The property is located just off of Route 27 and within close proximity to Interstate 75, Interstate 24 and Interstate 59 and is approximately 8.8 miles west of the Chattanooga Metropolitan Airport. Interstate 75 provides access from Atlanta to the southeast and Knoxville to the northeast; Interstate 24 provides access from Nashville to the northwest and Interstate 59 provides access from Birmingham to the southwest. Adjacent to the property is the Chattanooga Convention Center, which offers 185,000 square feet of flexible exhibit and meeting space. Near the property is also the headquarters of BlueCross BlueShield of Tennessee, which employs approximately 4,200 people. Located within a mile from the property are the Tennessee Aquarium and the University of Tennessee at Chattanooga, which has a student population of approximately 12,800 students.

The appraisal identified two new hotel developments planned for the Chattanooga market. There is a 140-room full service Holiday Inn that is expected to open in June 2015 and a 90-room independent hotel that is still in the early planning stages and that will be located in the downtown Arts District.

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Marriott - Chattanooga(2)			Penetration Factor(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	72.3%	$112.40	$81.31	64.8%	$106.64	$69.12	89.6%	94.9%	85.0%
2012	70.2%	$116.10	$81.54	63.5%	$108.86	$69.12	90.5%	93.8%	84.8%
2013	67.8%	$115.04	$78.03	74.3%	$104.47	$77.64	109.6%	90.8%	99.5%
2014	71.7%	$110.29	$79.08	72.2%	$109.91	$79.31	100.7%	99.7%	100.3%
(1)
Data provided by Smith Travel Research. The competitive set contains the following properties: Doubletree Hotel Chattanooga, The Sheraton Read House Hotel, Courtyard Chattanooga Downtown, The Chattanoogan and Staybridge Suites Chattanooga Downtown Convention Center.

(2)	Based on operating statements provided by the borrower.
(3)	Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and operating statements for the property provided by the borrower.

Competitive Hotels Profile(1)
				2013 Market Mix		2013 Estimated Operating Statistics
Property	Rooms	Year Built	Meeting Space (SF)	Commercial	Meeting & Group	Leisure	Occupancy	ADR	RevPAR
Marriott - Chattanooga	342	1985	10,212	40%	40%	20%	74%	$104.47	$77.64
Staybridge Suites Chattanooga Dwtn Conv Cntr	124	2003	240	50%	15%	35%	78%	$112.00	$87.36
The Chattanoogan	199	2001	25,000	20%	40%	40%	71%	$140.00	$99.40
Doubletree Hotel Chattanooga	186	1972	11,000	55%	20%	25%	67%	$110.00	$73.70
Hampton Inn & Suites Chattanooga	134	2011	400	55%	15%	30%	75%	$125.00	$93.75
Hilton Garden Inn Chattanooga	94	2001	1,274	60%	25%	15%	72%	$120.00	$86.40
Courtyard Chattanooga Downtown	128	2001	728	60%	20%	20%	71%	$125.00	$88.75
The Sheraton Read House Hotel	241	1926	15,713	55%	25%	20%	58%	$100.00	$58.00
Total(2)	1,106
(1)	Based on the appraisal.
(2)	Excludes the subject property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C28

Marriott - Chattanooga

Operating History and Underwritten Net Cash Flow(1)
	2012	2013	2014	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	63.5%	74.3%	72.2%	72.5%
ADR	$108.86	$104.47	$109.91	$111.62
RevPAR	$69.12	$77.64	$79.31	$80.96

Room Revenue	$8,652,410	$9,691,542	$9,900,337	$10,106,389	$29,551	77.9%
Food and Beverage	1,878,537	2,023,096	2,032,737	2,032,737	5,944	15.7
Other Department Revenues	671,718	844,456	833,448	833,448	2,437	6.4
Total Revenue	$11,202,665	$12,559,094	$12,766,522	$12,972,575	$37,932	100.0%

Room Expense	$2,431,812	$2,760,084	$2,717,843	$2,774,408	$8,112	27.5%
Food and Beverage Expense	1,448,135	1,578,171	1,428,367	1,428,367	4,177	70.3
Other Departmental Expenses	374,388	377,954	376,792	376,792	1,102	45.2
Departmental Expenses	$4,254,335	$4,716,209	$4,523,002	$4,579,568	$13,391	35.3%

Departmental Profit	$6,948,330	$7,842,885	$8,243,520	$8,393,007	$24,541	64.7%

Operating Expenses	$3,596,156	$3,756,626	$3,612,378	$3,612,378	$10,563	27.8%
Gross Operating Profit	$3,352,174	$4,086,259	$4,631,142	$4,780,629	$13,978	36.9%

Management Fee	$336,080	$376,773	$382,996	$389,177	$1,138	3.0%
Fixed Expenses	902,947	984,061	1,047,894	1,098,000	3,211	8.5
FF&E	560,133	627,955	638,326	648,629	1,897	5.0
Total Other Expenses	$1,799,160	$1,988,788	$2,069,216	$2,135,806	$6,245	16.5%

Net Operating Income	$1,553,014	$2,097,471	$2,561,926	$2,644,823	$7,733	20.4%
Net Cash Flow	$1,553,014	$2,097,471	$2,561,926	$2,644,823	$7,733	20.4%
(1)	The information provided in the table reflects the cash flow from operations of the hotel.
(2)	Per Room values are based on 342 guest rooms.
(3)	% of Total Revenue column for Room Expense, Food and Beverage Expense and Other Departmental Expenses is based on their corresponding revenue line item.

Additional Debt. The $3.9 million mezzanine loan is secured by the direct equity interests in the borrower and is coterminous with the mortgage loan. The mezzanine loan is interest-only for the term of the loan and has a 10.00000% coupon. Including the mezzanine loan, the Cut-off Date LTV is 80.0%, the UW NCF DSCR is 1.42x and the UW NOI Debt Yield is 9.4%. The lenders have entered into an intercreditor agreement. The mezzanine loan is cross-defaulted with three other mezzanine loans related to mortgage loans, one of which, the Shaner Hotels Portfolio mortgage loan, is included in the pool, through guaranties signed by the various mezzanine loan borrowers. The total amount of mezzanine debt including the cross-collateralized and cross-defaulted loans is approximately $31.6 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C28

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C28

Renaissance New Orleans Portfolio
200

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	KeyBank	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$23,925,000	Title:	Leasehold
Cut-off Date Principal Balance(1):	$23,837,918	Property Type - Subtype:	Hotel – Full Service
% of Pool by IPB:	2.1%	Net Rentable Area (Rooms):	489
Loan Purpose:	Refinance	Location:	New Orleans, LA
Borrowers(2):	Various	Year Built / Renovated:	Various / Various
Sponsors(3):	Various	Occupancy / ADR / RevPAR:	78.5% / $167.16 / $131.22
Interest Rate:	4.97000%	Occupancy / ADR / RevPAR Date:	2/28/2015
Note Date:	12/16/2014	Number of Tenants:	N/A
Maturity Date:	1/1/2020	2012 NOI:	$2,747,747
Interest-only Period:	None	2013 NOI:	$3,635,620
Original Term:	60 months	2014 NOI:	$3,823,432
Original Amortization:	360 months	TTM NOI (as of 2/2015):	$4,113,204
Amortization Type:	Balloon	UW Occupancy / ADR / RevPAR:	78.5% / $164.60 / $129.20
Call Protection:	L(24),O(36)	UW Revenues:	$28,666,629
Lockbox:	CMA	UW Expenses:	$24,367,289
Additional Debt:	Yes	UW NOI:	$4,299,339
Additional Debt Balance(1):	$19,503,751	UW NCF:	$4,299,339
Additional Debt Type:	Pari Passu	Appraised Value / Per Room:	$71,400,000 / $146,012
		Appraisal Date:	11/20/2014

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$88,633
Taxes(4):	$0	Springing	N/A	Maturity Date Loan / Room:	$82,000
Insurance(4):	$0	Springing	N/A	Cut-off Date LTV:	60.7%
FF&E Reserves(5):	$0	Springing	N/A	Maturity Date LTV:	56.2%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.54x
Other(6):	$210,000	Springing	$1,130,000	UW NOI Debt Yield:	9.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$43,500,000	100.0%	Payoff Existing Debt	$36,092,898	83.0%
			Return of Equity	6,108,063	14.0
			Closing Costs	1,089,039	2.5
			Upfront Reserves	210,000	0.5
Total Sources	$43,500,000	100.0%	Total Uses	$43,500,000	100.0%
(1)
Renaissance New Orleans Portfolio is part of a loan evidenced by two pari passu notes with an aggregate original principal balance of $43.5 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the approximately $43.3 million Renaissance New Orleans Portfolio Whole Loan.

(2)	The borrowing entities for the loan are HM Hotel Lessee, LLC, PM Hotel Lessee, LLC, HM Hotel Owner, LLC and PM Hotel Owner, LLC.
(3)
The loan sponsors for the loan are WHI Real Estate Partners II, L.P., WHI Real Estate Partners II-PF, L.P., WHI Real Estate Partners II-TE, L.P., WHI Real Estate Partners I, L.P. and WHI Real Estate Partners I-F, L.P.

(4)
The borrowers will be required to deposit 1/12 of annual taxes and insurance premiums with the lender upon (i) event of default, (ii) borrowers or property manager fail to pay taxes and insurance premiums pursuant to the management agreement, (iii) the management agreement is no longer in full force and effect, (iv) the manager is in default under the management agreement, or (v) with respect to insurance collections only, property is not insured via an acceptable blanket policy.

(5)
The borrowers will be required to deposit with the lender the greater of (a) the amount required under the management agreement or franchise agreement and (b) 1/12 of 4.0% of the greater of (x) total prior year gross income from operations and (y) total upcoming year projected gross income from operations upon (i) event of default, (ii) borrowers fail to make monthly FF&E reserve payments pursuant to the management agreement, (iii) management agreement is no longer in full force and effect, and (iv) manager is in default under the management agreement. Per the management agreement, the manager is required to make monthly deposits into a manager-controlled FF&E reserve of 4.0% and 5.0% of gross revenues for the Renaissance Pere Marquette property and the Renaissance Arts property, respectively.

(6)
Initial other reserves of $210,000 is for rent concessions related to abated restaurant rent at the Renaissance Arts property. On each payment date during the months of April, May, June and November, the borrowers will be required to deposit $282,500 for seasonality reserves, capped at $1,130,000. Monthly and annual seasonality reserve amounts will be adjusted annually based on performance of the properties. The borrowers are required to deposit 125.0% of the cost of any PIP required by the management agreement or franchise agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C28

Renaissance New Orleans Portfolio

The Loan. The Renaissance New Orleans Portfolio loan is secured by a first mortgage lien on the borrowers’ leasehold interest in two full service hotels totaling 489 rooms located in New Orleans, Louisiana. The whole loan has an outstanding principal balance of approximately $43.3 million (the “Renaissance New Orleans Portfolio Whole Loan”), which is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-1 has an outstanding principal balance as of the Cut-off Date of approximately $23.8 million and is being contributed to the JPMBB 2015-C28 Trust. Note A-2, with an outstanding principal balance as of the Cut-off Date of approximately $19.5 million, is currently held by KeyBank National Association and is expected to be contributed to a future securitized trust. The holder of Note A-1 (the “Controlling Noteholder”) will be the trustee of the JPMBB 2015-C28 Trust (or, prior to the occurrence and continuance of a Control Event, the Directing Certificateholder) and will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the Renaissance New Orleans Portfolio Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to be consulted with respect to certain major decisions.  The Renaissance New Orleans Portfolio Whole Loan has a five-year term and will amortize on a 30-year schedule.

The borrowers are owned by CHC DUHE Holdings, LLC (“Clearview”) and WHI Real Estate Partners, LLC (“WHIREP”). Clearview is a privately held hotel investment and advisory company that since 2007 has acquired hotels collectively valued at over $800.0 million containing approximately 6,800 rooms. The loan sponsors and nonrecourse carve-out guarantors are owned by WHIREP, a privately held real estate investment management company that currently owns 20 properties valued at approximately $374.6 million and has approximately $550.0 million in assets under management.

The Portfolio. The collateral consists of two full service hotels totaling 489 rooms located in New Orleans, Louisiana.  The portfolio is comprised of the Renaissance Pere Marquette (272 rooms, 53.7% of UW NCF) and the Renaissance Arts (217 rooms, 46.3% of UW NCF).

Portfolio Summary
Property	Location	Rooms	Year Built / Renovated	Cut-off Date Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value	Underwritten Net Cash Flow	% of Underwritten Net Cash Flow
Renaissance Pere Marquette	New Orleans, LA	272	1915 / 2013	$12,453,257	52.2%	$37,300,000	$2,307,726	53.7%
Renaissance Arts	New Orleans, LA	217	1910 / 2015	11,384,661	47.8	34,100,000	1,991,614	46.3
Total		489		$23,837,918	100.0%	$71,400,000	$4,299,339	100.0%

The Market. New Orleans is a major United States port.  It is also the largest metropolitan statistical area (“MSA”) in Louisiana and the MSA had a population of approximately 1.2 million as of 2013. The largest industries in the city include tourism and convention business, shipping and transportation, oil and gas production, and refining. New Orleans tourism for 2014 totaled approximately 9.52 million visitors, which was the second highest number in the city’s history and up from approximately 9.28 million tourists in 2013. The 9.52 million visitors for 2014 spent an estimated $6.81 billion, a 5.3% increase from 2013 and the highest spending in the city’s history.

The New Orleans central business district (“CBD”) attracts tourists and residents due to the architecture, retail locations, world famous festivals, professional and collegiate athletics, and convention center bookings.  The French Quarter is known for historic architecture, communities and Bourbon Street, which offers 13 blocks of retail, restaurant, and entertainment establishments. The French Quarter also hosts several annual festivals including Mardi Gras, French Quarter Festival, Jazz & Heritage Festival, and the Essence Festival. Athletic events are held at the Mercedes-Benz Superdome, home to the NFL’s New Orleans Saints and the annual Sugar Bowl, as well as the Smoothie King Center, home to the NBA’s New Orleans Pelicans.  New Orleans is also home to the Ernest N. Morial Convention Center, one of the largest convention centers of its kind in the country with over 1.5 million square feet of total function space.  Per the New Orleans Convention and Visitors Bureau, as of November 2014, there were approximately 1.2 million definite room nights booked for 2015 as a result of the convention center bookings.

Per the STR report for the TTM period ended on December 31, 2014, the Renaissance Pere Marquette property and the Renaissance Arts property are considered to be in the New Orleans CBD/French Quarter lodging submarket, which consists of 120 properties representing 23,622 rooms with average occupancy of 72.8%, ADR of $173.25 and RevPAR of $126.15.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C28

Renaissance New Orleans Portfolio

Renaissance Pere Marquette – New Orleans, LA. The Renaissance Pere Marquette was originally built on a 0.81 acre site in 1915 as an office building.  In 2001, the building was fully renovated and converted into an 18-story, 272-room, full service hotel, which underwent a significant renovation in 2006-2007 following Hurricane Katrina. In addition, the loan sponsors have completed approximately $2.25 million in renovations since acquiring the property in 2013. The renovations include new carpets and wall vinyl in guestrooms, new case goods (headboards, nightstands and desks), a new soft goods package in guestrooms (lighting and soft seating), and upgrades to the fitness center. Included in the collateral and located adjacent to the hotel is a valet-only parking garage that includes approximately 170 parking spaces. The property features a restaurant, a cocktail bar located in the main lobby, a Starbucks kiosk, approximately 6,700 square feet of meeting space, a business center, a fitness center, an outdoor pool, a whirlpool and a gift shop. The MiLa Restaurant located at the property is open daily offering breakfast, lunch, dinner, and hotel room service. Guestrooms feature flat-panel televisions, large work spaces, marble bathrooms, a refrigerator, an iPod dock, a telephone with voicemail, complimentary coffee and tea and newspaper delivery service. Additionally, guestrooms located on the club level enjoy complimentary breakfast, non-alcoholic beverages and wireless internet.

The Renaissance Pere Marquette property is located at the northeast intersection of Baronne and Common Street, along the northern boundary of the New Orleans CBD, approximately one block south of the French Quarter.  For the TTM period ended on December 31, 2014, the property’s competitive set of six hotels represented 1,630 rooms and achieved average occupancy of 67.1%, ADR of $170.71 and RevPAR of $114.60. Demand at the Renaissance Pere Marquette is segmented by leisure (57.0%), corporate and government (23.0%), and group (20.0%) as of year-end 2014. New supply for the competitive market includes a single hotel to the immediate south of the Renaissance Pere Marquette known as the AC Hotel (220-room Marriott flag), which opened in November 2014, otherwise no further supply is anticipated.

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Renaissance Pere Marquette(2)			Penetration Factor(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	76.3%	$145.21	$110.76	72.9%	$138.69	$101.10	95.5%	95.5%	91.3%
2012	76.9%	$160.10	$123.08	77.7%	$148.80	$115.62	101.0%	92.9%	93.9%
2013	68.9%	$169.56	$116.75	75.1%	$159.19	$119.61	109.0%	93.9%	102.5%
2014	67.1%	$170.71	$114.60	79.5%	$162.03	$128.85	118.5%	94.9%	112.4%
(1)
Data provided by a third party data provider. Competitive set contains the following properties: Le Meridien New Orleans (formerly W Hotel New Orleans), InterContinental New Orleans, JW Marriott New Orleans, Hyatt French Quarter (formerly Wyndham Chateau Bourbon Hotel), Hilton New Orleans St. Charles Avenue, Omni Royal Crescent Hotel, and International House.

(2)	Based on operating statements provided by the borrower.
(3)	Penetration Factor is calculated based on data provided by a third party data provider for the competitive set and based on operating statements provided by the borrower for the property.

Renaissance Arts – New Orleans, LA. The Renaissance Arts was originally built on a 1.04 acre site in 1910 as a warehouse building. In 2003, the building was fully renovated and converted into a four-story, 217-room, full service hotel.  In addition, the loan sponsors have completed over $1.4 million in renovations since acquiring the property in 2013.  The renovations include new carpets and wall vinyl in guestrooms, new lighting and soft seating, new lighting in the guest bathrooms, new carpet in the guestroom corridors, new accent wall vinyl in the elevator lobbies and the conversion of a former art gallery on the ground floor into additional meeting space.  Also, the pool deck was resurfaced in 2014. The property features approximately 5,700 square feet of event and meeting space, a rooftop outdoor pool and whirlpool with large patio for events, a modern fitness center, a full-service business center with complimentary wireless internet, a gift shop and newsstand, and valet parking. The existing restaurant and bar area underwent approximately $445,000 in renovations which allowed a third-party restaurateur, the Legacy Kitchen and Bar, to open in March 2015.  Also, the hotel added a coffee shop known as The New Orleans Coffee & Beignet as an additional food and beverage outlet. The guestrooms feature flat-panel televisions, large work spaces, marble bathrooms, a refrigerator, an iPod dock, a telephone with voicemail, complimentary coffee and tea, and newspaper delivery service.

The Renaissance Arts property is located on Tchoupitoulas Street, between Notre Dame Street and Girod Street, in the Arts District less than one half mile from the Ernest N. Morial Convention Center, one mile southeast of the Mercedes-Benz Superdome and less than one mile east of the French Quarter. For the TTM period ended on December 31, 2014, the property’s competitive set of four hotels represented 1,240 rooms and achieved average occupancy of 67.2%, ADR of $160.46 and RevPAR of $107.75. Demand at the Renaissance Arts is segmented by leisure (60.0%), group (29.0%), and corporate and government (11.0%) as of year-end 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C28

Renaissance New Orleans Portfolio

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Renaissance Arts(2)			Penetration Factor(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	69.1%	$146.59	$101.23	72.0%	$143.46	$103.29	104.2%	97.9%	102.0%
2012	71.3%	$156.52	$111.59	76.9%	$155.15	$119.31	107.9%	99.1%	106.9%
2013	66.0%	$165.18	$108.97	72.1%	$168.43	$121.49	109.2%	102.0%	111.5%
2014	67.2%	$160.46	$107.75	77.2%	$167.91	$129.65	114.9%	104.6%	120.3%
(1)
Data provided by a third party data provider. Competitive set contains the following properties: Le Meridien New Orleans (formerly W Hotel New Orleans), Doubletree New Orleans, Embassy Suites New Orleans Convention Center, and The Whitney Hotel.

(2)	Based on operating statements provided by the borrower.
(3)	Penetration Factor is calculated based on data provided by a third party data provider for the competitive set and based on operating statements provided by the borrower for the property.

	Operating History and Underwritten Net Cash Flow
	2012	2013	2014	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	77.3%	73.8%	78.5%	78.5%	78.5%
ADR	$151.60	$163.29	$164.60	$167.16	$164.60
RevPAR	$117.26	$120.44	$129.20	$131.22	$129.20

Room Revenue	$20,985,713	$21,497,478	$23,060,419	$23,421,045	$23,060,419	$47,158	80.4%
Food & Beverage Revenue	4,670,677	4,669,699	3,968,649	3,803,989	3,617,478	7,398	12.6
Other Department Revenues	2,025,862	1,865,830	1,988,732	1,990,103	1,988,732	4,067	6.9
Total Revenue	$27,682,253	$28,033,008	$29,017,800	$29,215,137	$28,666,629	$58,623	100.0%

Room Expense	$5,485,786	$5,658,155	$5,947,891	$5,922,962	$5,947,891	$12,163	25.8%
Food & Beverage Expense	5,043,559	4,629,470	4,034,309	3,939,347	3,221,571	6,588	89.1
Other Departmental Expenses	1,533,020	1,147,382	1,158,884	1,213,565	1,158,884	2,370	58.3
Departmental Expenses	$12,062,366	$11,435,007	$11,141,084	$11,075,874	$10,328,346	$21,121	36.0%

Departmental Profit	$15,619,887	$16,598,001	$17,876,716	$18,139,262	$18,338,282	$37,502	64.0%

Operating Expenses	$8,219,914	$8,121,529	$8,671,978	$8,647,356	$8,647,356	$17,684	30.2%
Gross Operating Profit	$7,399,972	$8,476,472	$9,204,738	$9,491,907	$9,690,926	$19,818	33.8%

Management Fees	$824,484	$835,677	$863,843	$841,586	$871,466	$1,782	3.0%
Property Taxes(4)	486,569	493,986	874,080	878,614	878,614	1,797	3.1
Property Insurance	597,009	712,820	736,087	733,441	733,441	1,500	2.6
Ground Lease(5)	1,600,000	1,600,000	1,600,000	1,600,000	1,600,000	3,272	5.6
Other Expenses	44,852	49,778	28,112	37,518	37,518	77	0.1
FF&E	1,099,311	1,148,592	1,279,184	1,287,543	1,270,548	2,598	4.4
Total Other Expenses	$4,652,225	$4,840,853	$5,381,306	$5,378,703	$5,391,587	$11,026	18.8%

Net Operating Income	$2,747,747	$3,635,620	$3,823,432	$4,113,204	$4,299,339	$8,792	15.0%
Net Cash Flow	$2,747,747	$3,635,620	$3,823,432	$4,113,204	$4,299,339	$8,792	15.0%
(1)	The TTM column represents the trailing twelve-month period ending on February 28, 2015.
(2)	Per Room values are based on 489 guest rooms.
(3)	% of Total Revenue column for Room Expense, Food & Beverage Expense and Other Departmental Expenses is based on their corresponding revenue line item.
(4)
2012 and 2013 Property Taxes benefited from a tax abatement at the Renaissance Arts property, which expired in December 2013. 2014 Property Taxes reflect a full tax assessment for both the Renaissance Pere Marquette and Renaissance Arts properties.

(5)	Historical Ground Lease was adjusted to include the $1,600,000 expense in years 2012, 2013, 2014 and TTM due to each ground lease commencing on December 16, 2014.

Management Agreement. The portfolio is managed by Renaissance Hotel Management Company, L.L.C., an affiliate of Marriott International, Inc., pursuant to two separate management agreements, each of which provides for the payment of a management fee equal to 3.0% of gross room revenues. If certain property performance hurdles are met, the manager will also be paid an incentive management fee. The management agreements for the Renaissance Pere Marquette property and the Renaissance Arts property expire December 2042 and December 2033, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C28

Renaissance New Orleans Portfolio

Ground Lease. The Renaissance New Orleans Portfolio properties are each subject to long term ground leases. The ground lessor on each ground lease is ABEJ, L.L.C. Both ground leases commenced on December 16, 2014 and expire on December 14, 2113, with no renewal options. The annual rent under the ground leases for the Renaissance Pere Marquette property and the Renaissance Arts property is $1,000,000 and $600,000, respectively, through December 14, 2019.  Per each lease, the borrowers have the option to repurchase the ground upon payment of the original purchase price plus an unlevered internal rate of return equal to 6%.  The option is exercisable at any time commencing on the expiration of the 24th month of the lease through the expiration of the sixth year of the lease.

Release of Individual Property. Any time after the expiration of the lockout period the borrowers may obtain the release of an individual property provided, among other things, (i) no event of default has occurred and is continuing, (ii) the loan to value ratio for the remaining property is not greater than 65.0%, (iii) the debt service coverage ratio for the remaining property is not less than the greater of 1.40x and the debt service coverage ratio immediately prior to release, (iv) the debt yield for the remaining property is not less than the greater of 9.5% and the debt yield immediately prior to release, and (v) prepayment in an amount equal to the greater of 120.0% of the allocated loan amount and 85.0% of the net sales proceeds.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C28

Contacts

J.P. Morgan CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Kunal Singh Executive Director	kunal.k.singh@jpmorgan.com	(212) 834-5467

Brad Horn Vice President	bradley.j.horn@jpmorgan.com	(212) 834-9708

Dwayne McNicholas Vice President	dwayne.p.mcnicholas@jpmorgan.com	(212) 834-9328

J.P. Morgan CMBS Trading
Contact	E-mail	Phone Number
Andy Taylor Managing Director	andrew.b.taylor@jpmorgan.com	(212) 834-3813

Avinash Sharma Vice President	avinash.sharma@jpmorgan.com	(212) 272-6108

J.P. Morgan Securitized Products Syndicate
Contact	E-mail	Phone Number
Andy Cherna Managing Director	andy.cherna@jpmorgan.com	(212) 834-4154

Mick Wiedrick Executive Director	mick.k.wiedrick@jpmorgan.com	(212) 834-4154

Barclays CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Daniel Vinson Managing Director	daniel.vinson@barclays.com	(212) 528-8224

Luke Adovasio Director	luke.adovasio@barclays.com	(212) 526-5248

Barclays CMBS Trading
Contact	E-mail	Phone Number
Max Baker Director	max.baker@barclays.com	(212) 412-2084

David Kung Director	david.kung@barclays.com	(212) 528-7970

Barclays Securitized Products Syndicate
Contact	E-mail	Phone Number
Brian Wiele Managing Director	brian.wiele@barclays.com	(212) 412-5780

Kenneth Rosenberg Director	kenneth.rosenberg@barclays.com	(212) 412-5780

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